*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.

Exhibit 10.23

STANDARD INDUSTRIAL LEASE

(NET)

LANDLORD:	OMP PAGE LLC,
a Delaware limited liability company

TENANT:	SOLYNDRA FAB 2 LLC,
a Delaware limited liability company

CITY, STATE:	Fremont, California

DATE:	October , 2009

(i)

26.	WAIVER	29

27.	LIMITATION OF LIABILITY	29

28.	FORCE MAJEURE	29

29.	PROFESSIONAL FEES	30

30.	EXAMINATION OF LEASE	30

31.	ESTOPPEL CERTIFICATE	30

32.	RULES AND REGULATIONS	31

33.	LIENS	31

34.	MISCELLANEOUS PROVISIONS	31

35.	LEASE EXECUTION	33

EXHIBITS

EXHIBIT A:	DEPICTION OF PREMISES
EXHIBIT B:	DESCRIPTION OF PREMISES LAND
EXHIBIT C:	WORK LETTER AGREEMENT
EXHIBIT D:	NOTICE OF LEASE TERM DATES
EXHIBIT E:	TENANT ESTOPPEL CERTIFICATE
EXHIBIT F:	RULES AND REGULATIONS
EXHIBIT G:	LEASE GUARANTY
EXHIBIT H:	HAZARDOUS MATERIALS ADDENDUM
EXHIBIT I:	HAZARDOUS MATERIALS QUESTIONNAIRE
EXHIBIT J:	REFERENCE PROVISION
EXHIBIT K:	FORM OF LETTER OF CREDIT
EXHIBIT L	DESCRIPTION OF LANDLORD’S WORK

RIDERS

RIDER 1:	OPTIONS
RIDER 2:	BUILT-UP ROOFING REPLACEMENT

(ii)

STANDARD INDUSTRIAL LEASE

(NET)

1.	BASIC LEASE TERMS.

(a) DATE OF LEASE EXECUTION: October 26, 2009

(b) TENANT: SOLYNDRA FAB 2 LLC, a Delaware limited liability company

Address (Premises):	901 Page Avenue, Fremont, California 94538

Address for Notices:	47700 Kato Road
Fremont, California 94538
Attn: W.G. Stover, Jr., Vice President & Chief Financial Officer

with a copy to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attn: Marc Gottschalk, Esq.

(c) LANDLORD: OMP PAGE LLC, a Delaware limited liability corporation

Address for Rent:	c/o Overton Moore Properties
19300 S. Hamilton Avenue, Suite 200
Gardena, CA 90248
Attn: 901 Page Avenue Fremont, CA Property Manager

Address for Notices:	c/o Overton Moore Properties
19300 S. Hamilton Avenue, Suite 200
Gardena, CA 90248
Attn: 901 Page Avenue, Fremont, CA Property Manager

with a copy to:

c/o JP Morgan Asset Management
1999 Avenue of the Stars, Floor 26
Los Angeles, CA 90067
Attn: Mr. Steven M. Zaun

and

Allen Matkins Leck Gamble Mallory & Natsis LLP
515 South Figueroa Street, 7th Floor
Los Angeles, CA 90071
Attn: Thomas J. Masenga, Esq.

(d) TENANT’S PERMITTED USE OF THE PREMISES: General office and research and development, manufacturing, assembly, warehouse and distribution of technology products and equipment (such technology products and equipment may include, without limitation, photovoltaics, solar cells and, solar panels and solar energy related products and tools necessary to assemble solar energy related products), and other legal related uses (subject to obtaining Landlord’s written approval, which shall not be unreasonably withheld).

(e) PREMISES; BUILDING: Approximately 506,490 square feet of space (the “Premises”) comprising the entire building commonly known as 901 Page Avenue, Fremont, California 94538, as shown on Exhibit A attached hereto (the “Building”).

TENANT’S SHARE OF THE BUILDING: 100%, which is the ratio that the square footage of the Premises bears to the square footage of the Building.

(f) PREMISES LAND: Approximately 29.89 acres of land on which the Building is located and more particularly described on Exhibit B attached hereto.

(g) TERM; COMMENCEMENT DATE; RENT COMMENCEMENT DATE; EXPIRATION DATE:

Term: One Hundred Fifty (150) months, subject to extension as set forth in Rider 1 attached hereto.

Commencement Date: January 1, 2010.

Rent Commencement Date: July 1, 2010.

Expiration Date: June 30, 2022.

(h) BASIC RENT:

Months During Term	Basic Rent Per Month
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.

[***]	[***]
[***]	[***]

(i) PREPAID RENT (Basic Rent and estimated additional rent for seventh (7th) month of Term): [***].

(j) LETTER OF CREDIT AMOUNT:[***], subject to adjustment in accordance with the terms of Paragraph 7 below.

(k) BROKER(S): CB Richard Ellis and Colliers International, representing Landlord; GVA Kidder Mathews, representing Tenant.

(l) ALLOWANCE: [***] based upon the Premises containing 506,490 square feet of space.

(m) RIDERS: Rider 1 and Rider 2 are attached hereto and made a part hereof.

(n) EXHIBITS: Exhibits lettered A through L, inclusive, are attached hereto and made a part hereof.

(o) GUARANTOR(S): SOLYNDRA, INC., a Delaware corporation.

This Paragraph 1 represents a summary of the basic terms of this Lease. In the event of any inconsistency between the terms contained in this Paragraph 1 and any specific provision of this Lease, the terms of the more specific provision shall prevail.

2.	PREMISES.

(a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises referenced in Paragraph 1 and outlined on the Depiction of Premises attached hereto as Exhibit A and incorporated herein by this reference. The Premises consists of that certain Building located at the address designated in Subparagraph 1(b) and the parcel or parcels of real property described on the Description of Premises Land attached hereto as Exhibit B and incorporated herein by this reference.

(b) The parties agree that the letting and hiring of the Premises is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

3.	LEASE TERM.

The Term of this Lease shall be for the period designated in Subparagraph 1(g) commencing on the Commencement Date, and ending on the Expiration Date, unless the term hereby demised shall be sooner terminated as herein provided (the “Term”). Notwithstanding the foregoing, if the Commencement Date falls on any day other than the first day of a calendar month then the Term of this Lease shall be measured from the first day of the month following the month in which the Commencement Date occurs. Landlord and Tenant shall execute Exhibit D to confirm the Commencement Date and the Expiration Date and other matters.

*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.

4.	POSSESSION; CONDITION OF PREMISES; EARLY ENTRY.

(a) Delivery of Possession. Except as otherwise expressly provided in clauses (c) and (d) below, Landlord agrees to deliver possession of the Premises to Tenant on the Commencement Date in its “AS-IS,” “WHERE-IS,” with all faults condition. Notwithstanding the foregoing, Landlord shall not be obligated to deliver possession of any portion of the Premises to Tenant until Landlord has received from Tenant all of the following: (i) the Letter of Credit (defined herein below) and Prepaid Rent; (ii) executed copies of policies of insurance or certificates thereof as required under Paragraph 16 of this Lease; (iii) copies of all governmental permits and authorizations required in connection with Tenant’s operation of its business upon the Premises; and (iv) an executed original of the Hazardous Materials Questionnaire in the form attached hereto as Exhibit I.

(b) Condition of Premises. Except as otherwise expressly provided in clauses (c) and (d) below, (i) by taking possession of any portion of the Premises, Tenant will be deemed to have accepted the entire Premises in its “AS-IS,” “WHERE-IS,” with all faults condition on the date of delivery of possession and to have acknowledged that there are no items needing work or repair, and (ii) Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or any portions thereof or with respect to the suitability of same for the conduct of Tenant’s business or any other business.

(c) Landlord’s Representation and Warranty; Landlord’s Work.

i) Landlord hereby represents and warrants to Tenant that, as of the date of this Lease, (A) Chiller #6 (defined below) serving the Building, is in good working order, (B) no “actionable mold” (defined below) exists within the interior of the Building (specifically excluding any portion of the roof of the Building, as to which Landlord makes no representation or warranty and as to which Tenant agrees Landlord shall have no responsibility), and, (C) to Landlord’s actual knowledge, the electrical and plumbing systems serving the Premises are in good working order and conditions. For purposes of the immediately preceding sentence, the term “actionable mold” shall be deemed to mean the presence of mold within the Building or indoor air in such concentration or condition as (aa) exceeds any permissible exposure limit established by applicable law or regulation now or hereafter adopted for the protection of health and safety; (bb) requires remediation under any applicable law or regulation now or hereafter adopted; or (cc) in the absence of any such law or regulation, in the written opinion of any public health officer, medical expert, certified industrial hygienist or certified mold abatement expert, requires removal or other abatement work based on the results of sampling and monitoring data in order to avoid potential risk to the health of persons within the Building. Tenant acknowledges and agrees that in the event it is determined that Landlord breached any of the foregoing representations and/or warranties, Tenant’s sole and exclusive remedy shall be to cause Landlord to remedy such breach; provided, however, the representation and warranty of Landlord set forth in clause (B) above shall only survive until December 31, 2009 and shall thereafter be deemed extinguished except to the extent a Mold Notice (defined below) is delivered to Landlord prior to such date. For purposes of this subsection i), the term “Chiller #6” shall be deemed to mean that certain 300 ton chiller referenced in the Marx/Okubo Associates Report dated 11/20/08.

In accordance with the foregoing, if Tenant reasonably believes that Landlord has breached its representation and warranty in clause (B) above (which reasonable belief shall be based solely upon the results of sampling and monitoring results obtained from a mold survey or assessment performed in the Building by a certified mold hazard assessor on Tenant’s behalf (“Tenant’s Consultant”)), and Tenant timely delivers a written notice to Landlord advising Landlord of such alleged breach (a “Mold Notice”) in accordance with the terms of the immediately preceding paragraph, then Landlord agrees to be responsible to cause such actionable mold condition to be abated and mold-impacted media removed from the interior of the Building in accordance with Tenant’s Consultant’s recommendations; provided, however, if Landlord disputes Tenant’s Consultant’s findings or recommendations, Landlord shall have the right in its sole discretion and at its sole cost, to hire its own certified mold hazard assessor (“Landlord’s Consultant”) to perform a mold survey or assessment within the Building on its behalf. If Landlord’s Consultant agrees with the findings or recommendations of Tenant’s Consultant, then Landlord shall perform the work recommended by Tenant’s Consultant as part of Landlord’s Work (defined below) at Landlord’s sole cost and expense; provided, however, notwithstanding anything herein to the contrary, under no circumstances shall Landlord be required to expend more than One Million and No/100 Dollars ($1,000,000.00) in connection with the performance of such work (the “Mold Cost Cap”). If Landlord’s Consultant disagrees with the findings or recommendations of Tenant’s Consultant, then Landlord’s Consultant and Tenant’s Consultant shall agree upon and appoint one independent, unaffiliated certified mold hazard assessor (the “Independent Consultant”) to review both. Tenant’s Consultant’s and Landlord’s Consultant’s mold survey and/or assessment, and perform a new mold survey and/or assessment, if such Independent Consultant elects to do so. The decision of the Independent Consultant shall be binding upon Landlord and Tenant and neither party will have the right to reject the determination (provided Landlord’s obligation to pay for any work recommended by the Independent Consultant shall under all circumstances be subject to the Mold Cost Cap). The cost of each party’s consultant shall be the responsibility of the party selecting such consultant, and the cost of the Independent Consultant shall be shared equally by Landlord and Tenant. If Landlord’s Consultant and Tenant’s Consultant fail to agree upon and appoint the Independent Consultant, both consultants shall be dismissed and the matter to be decided shall be forthwith submitted to binding arbitration under the provisions of the American Arbitration Association.

ii) Following the date of this Lease, Landlord agrees to perform, at its sole cost and expense, that certain testing, repair and replacement work more particularly described on Exhibit L attached hereto (collectively, “Landlord’s Work”). Tenant acknowledges that Landlord’s Work will be performed in the Premises while Tenant is in occupancy thereof and possibly while Tenant is paying Basic Rent pursuant to the terms of this Lease; provided, however, Landlord agrees to substantially complete Landlord’s Work on or before the Commencement Date (with the exception of Item No. 4 on Exhibit L, which work Landlord agrees to complete following the date the Roof Replacement Work is completed by Tenant), extended to the extent of any force majeure delays or delays caused by the Tenant and except for any portion of Landlord’s Work, the completion of which will not materially interfere with Tenant’s use, occupancy or operation from the Premises. Tenant also acknowledges that the performance of Landlord’s Work may interrupt Tenant’s business, or be inconvenient to Tenant, and Tenant agrees that Landlord shall have no responsibility or liability to Tenant therefor so long as Landlord uses its commercially reasonable efforts to minimize any such interruptions and inconveniences. Tenant agrees to make the Premises reasonably available to Landlord and its contractors for the performance of Landlord’s Work. Tenant agrees that the performance of Landlord’s Work shall not constitute an eviction of Tenant from the Premises, whether constructive or otherwise, and Tenant shall in all events be required to pay Basic Rent pursuant to the terms of this Lease and possibly during the performance of Landlord’s Work. In connection with the performance of the Work, it shall be the responsibility of Tenant at its cost to (A) remove, replace and secure all loose personal property, and (B) disconnect and reconnect, as required, all electrical equipment, trade fixtures, machinery and the like.

(d) Allowance; Tenant’s Work. So long as Tenant is not in Default (as defined in Paragraph 20 below) hereunder, Landlord agrees to provide to Tenant a tenant improvement allowance of [***] based upon the Premises containing approximately 506,490 square feet of space (the “Allowance”). Tenant agrees to use at least [***] of the Allowance to completely replace the existing roof membrane of the Building (the “Roof Replacement Work”), at least [***] of the Allowance to complete the HVAC Chiller Replacement Work and the Transformer Work (both such terms defined herein below), [***] on repairing the irrigation system and replacing certain dead landscaping/trees located upon the Premises Land (the “Irrigation/Landscaping Work”) and the remaining portion of the Allowance to perform other refurbishments and/or tenant improvements within the Building (including, without limitation, the Immediate Occupancy/Seismic Work described in Exhibit C attached hereto [the “Immediate Occupancy/Seismic Work”]), all pursuant to the terms of Exhibit C attached hereto (collectively, “Tenant’s Work”). Tenant further agrees that the exact scope and construction of Tenant’s Work and Landlord’s payment of the Allowance to Tenant shall be governed by the terms of the Work Letter Agreement attached hereto as Exhibit C. The Roof Replacement Work is more particularly described on Rider 2 attached hereto. In accordance with the foregoing, as part of Tenant’s Work, Tenant shall perform the following improvements, which shall be paid for by Landlord out of the Allowance pursuant to the terms of Exhibit C and the terms of this Subparagraph 4(d) below:

*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.

i) Tenant shall remove and replace (aa) the five (5) air cooled and water cooled HVAC chiller systems and the two (2) cooling towers (collectively, the “Chillers”) currently serving the Building (collectively, the “HVAC Chiller Replacement Work”), and (bb) the existing transformer serving the Building with a new 5,000/6,250 transformer (the “Transformer Work”). Tenant further acknowledges and agrees that it may only charge the Allowance for the cost to replace the exact Chillers serving the Building with HVAC chiller systems/cooling towers of a similar type and capacity, and that if Tenant desires the HVAC Chiller Replacement Work to include the replacement of the Chillers with upgraded HVAC chiller systems/cooling towers of a different type and/or capacity or additional HVAC chiller systems/cooling towers, then Tenant shall be solely responsible for all costs and expenses attributable to such election.

ii) Although the Transformer Work is being paid for by Landlord as part of the Allowance, Tenant shall be responsible to reimburse Landlord as part of Maintenance Expenses for the portion of the Allowance applicable to the performance of the Transformer Work (i.e., currently estimated to be approximately One Hundred Eleven Thousand One Hundred Four and No/100 Dollars ($111,104.00)), but only to the extent such costs are amortized (including a reasonable interest factor determined by Landlord) over the useful life (as determined in accordance with GAAP [defined below]) of such Transformer Work. In the event that Tenant requests a different transformer than that identified in subsection i) above, Tenant shall pay the additional cost for such Transformer Work over and above the cost to replace the transformer identified in subsection i) above and such costs shall not be amortized hereunder.

iii) In accordance with the foregoing, Landlord and Tenant agree that the existing Chillers are described as follows: (1) 1 - 500 ton Trane water cooled chiller; (2) 1 - 200 ton Trane water cooled chiller; (3) 1 - 125 ton Carrier air cooled chiller; (4) 1 - 200 ton York & Carrier air cooled chiller; (5) 1 - 200 ton York & Carrier air cooled chiller; (6) 1 - 500 ton Marley cooling tower; and (7) 1 - 200 ton Marley/BAC cooling tower.

iv) Tenant shall complete infrared testing of the Building’s electrical distribution switchgear at each of the four (4) substations and make the repairs required or recommended as a result of such testing.

(e) Early Entry. Notwithstanding the fact that the Term of this Lease has not commenced, Landlord agrees to permit Tenant to enter the Premises upon mutual execution of this Lease. Such entry shall be subject to all of the conditions set forth in this paragraph below. Such early entry is conditioned upon Tenant and its contractors, employees, agents and invitees working in harmony and not interfering with Landlord and its contractors and Landlord may immediately terminate such early entry in the event of any such interference. Tenant agrees that any such early entry is subject to all of the terms and conditions of this Lease, except for those relating to the payment of rent and other recurring monetary obligations which have a specific commencement time, which provisions will become applicable in accordance with the terms of this Lease. Without limiting the generality of the foregoing, such early occupancy shall be conditioned upon Tenant first delivering to Landlord the items described in Subparagraph 4(a) of this Lease above and Tenant shall be specifically bound by the terms of Paragraphs 8 (Use of Premises and Facilities), 12 (Utilities), 15 (Release and Indemnity) and 16 (Insurance) of this Lease during such early entry period.

5.	RENT.

(a) Basic Rent. From and after the Rent Commencement Date, Tenant agrees to pay Landlord Basic Rent for the Premises at the Basic Rent rate designated in Subparagraph 1(h) in twelve (12) equal monthly installments, each in advance of the first day of each and every calendar month during the Term, except that the Prepaid Rent set forth in Subparagraph 1(i) shall be paid upon the execution of this Lease and applied to the seventh (7th) full calendar month occurring during the Term. If the Term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the rent (as defined below) for such periods shall be prorated in the proportion that the number of days this Lease is in effect during such periods bears to the total number of days in the applicable calendar month, and such rent shall be paid at the commencement of such period. In addition to the Basic Rent, from and after the Rent Commencement Date, Tenant agrees to pay Landlord as additional rent as provided in Paragraph 11 (Taxes), Paragraph 13 (Maintenance), Paragraph 16 (Insurance), the amount of all rental adjustments as and when hereinafter provided in this Lease, and a management fee of [***] of the Basic Rent payable by Tenant pursuant to the terms of this Lease to cover Landlord’s management, overhead and administrative expenses related to the operation of the Building, whether performed by Landlord’s personnel or delegated by Landlord to a professional property manager. The Basic Rent, any additional rent payable pursuant to the provisions of this Lease, and any rental adjustments shall be paid to Landlord, without any prior demand therefor, and without any deduction or offset whatsoever (except as otherwise specifically provided for in this Lease) in lawful money of the United States of America, which shall be legal tender at the time of payment, at the address of Landlord designated in Subparagraph 1(c) or to such other person or at such other place as Landlord may from time to time designate in writing. Further, all charges to be paid by Tenant hereunder, including, without limitation, payments for real property taxes, insurance, repairs, and parking, if any, shall be considered “additional rent” for the purposes of this Lease, and the word “rent” in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Basic Rent is referenced, Basic Rent shall be adjusted as provided in Subparagraph 1(h).

(b) Late Payment. Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any rent or other sum due from Tenant is not received within five (5) calendar days when due, Tenant shall pay to Landlord an additional sum equal to 5% of such overdue payment; provided, however, Landlord agrees to give Tenant a written notice and five (5) days to cure before such late fee is assessed the first time in any calendar year that Tenant fails to timely pay rent or any other sum. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment. Additionally, all such delinquent rents or other sums, shall bear interest at the lesser of (i) twelve percent (12%) per annum or (ii) the maximum legal interest rate (as applicable, the “Interest Rate”). Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00.

(c) Audit Right. In the event of any dispute as to the amount of Tenant’s Share of Maintenance Expenses, Real Property Taxes and/or the cost of any insurance maintained by Landlord hereunder (collectively, “Expenses”), Tenant or an accounting firm selected by Tenant and reasonably satisfactory to Landlord (billing hourly and not on a contingency fee basis) will have the right, by prior written notice (“Audit Notice”) given within one (1) year (“Audit Period”) following receipt of the final statement of such Expenses incurred by Landlord during the immediately previous calendar year (an “Actual Statement”) and at reasonable times during normal business hours, to audit Landlord’s accounting records with respect to the Expenses relative to the year to which such Actual Statement relates at the offices of Landlord’s property manager. In no event will Landlord or its property manager be required to (i) photocopy any accounting records or other items or contracts, (ii) create any ledgers or schedules not already in existence, (iii) incur any costs or expenses relative to such inspection, or (iv) perform any other tasks other than making available such accounting records as aforesaid. Neither Tenant nor its auditor may leave the offices of Landlord’s property manager with copies of any materials supplied by Landlord. Tenant must pay Tenant’s Share of Expenses when due pursuant to the terms of this Lease and may not withhold payment of such Expenses or any other rent pending results of the audit or during a dispute regarding Expenses. The audit must be completed within six (6) months of the date of Tenant’s Audit Notice subject to extension for delays caused by Landlord. If Tenant does not comply with any of the aforementioned time frames, then such Actual Statement will be conclusively binding on Tenant. If such audit or review correctly reveals that Landlord has overcharged Tenant and Landlord agrees with the results of such audit, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord agrees to reimburse Tenant the amount of such overcharge. If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant, Tenant agrees to reimburse Landlord the amount of such undercharge. Tenant agrees to pay the cost of such audit, provided that if the audit reveals that Landlord’s determination of the Building’s total Expenses as set forth in the relevant Actual Statement was in error in Landlord’s favor by more than seven percent (7%) of the total amount of such Expenses pursuant to such Actual Statement, then Landlord agrees to pay the reasonable, third-party cost of such audit

*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.

incurred by Tenant. To the extent Landlord must pay the cost of such audit, such cost shall not exceed a reasonable hourly charge for a reasonable amount of hours spent by such third-party in connection with the audit, and in no event will exceed the lesser of the amount of the error or $1,500.00. Tenant agrees to keep the results of the audit confidential and will cause its agents, employees and contractors to keep such results confidential. To that end, Landlord may require Tenant and its auditor to execute a confidentiality agreement provided by Landlord.

6.	PREPAID RENT.

Upon execution of this Lease, Tenant shall pay to Landlord the Prepaid Rent set forth in Subparagraph 1(i), and if Tenant is not in Default of any provision of this Lease, such Prepaid Rent shall be applied during the seventh (7th) full calendar month of the Term with respect to Tenant’s leasing of the Premises. Landlord’s obligations with respect to the Prepaid Rent are those of a debtor and not of a trustee, and Landlord can commingle the Prepaid Rent with Landlord’s general funds. Landlord shall not be required to pay Tenant interest on the Prepaid Rent. Landlord shall be entitled to immediately endorse and cash Tenant’s Prepaid Rent; however, such endorsement and cashing shall not constitute Landlord’s acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said Prepaid Rent. If Landlord sells the Premises and deposits with the purchaser the Prepaid Rent, Landlord shall be discharged from any further liability with respect to the Prepaid Rent.

7.	LETTER OF CREDIT.

(a) General Provisions. Concurrently with Tenant’s execution of this Lease, Tenant shall deliver to Landlord, as additional collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any Default by Tenant under this Lease, including, but not limited to, any post lease termination damages under Section 1951.2 of the California Civil Code, a standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) in the form of Exhibit K attached hereto and containing the terms required herein, in the face amount of [***] (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued by a financial institution acceptable to Landlord in Landlord’s sole discretion (provided Landlord hereby approves the following issuers in advance: Wells Fargo, US Bank, Citibank, JP Morgan Chase and Bank of America), permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount (as the same may be reduced or increased as described in Subparagraph 7(f) below) through the date (the “Final LC Expiration Date”) that is 60 days after the scheduled expiration date of the Term or any renewal Term of this Lease. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Paragraph 7, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.

(b) Drawings under Letter of Credit. Landlord shall have the immediate right to draw upon the Letter of Credit, in whole or in part, at any time and from time to time: (i) If a Default occurs and/or to compensate Landlord for any and all damages it suffers upon termination of this Lease (as determined in accordance with Paragraph 21 below); (ii) If the Letter of Credit held by Landlord expires (or is set to expire) earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), and Tenant fails to deliver to Landlord, at least thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with the provisions of this Paragraph 7; or (iii) Tenant either files a voluntary petition, or an involuntary petition is filed against Tenant by an entity

*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.

other than Landlord or an affiliate thereof, under any chapter of the Federal Bankruptcy Code, Tenant executes an assignment for the benefit of creditors or Tenant is placed in receivership or otherwise becomes insolvent. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any event of Default by Tenant under this Lease or upon the occurrence of any of the other events described above in this Subparagraph 7(b).

(c) Use of Proceeds by Landlord. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (i) against any rent payable by Tenant under this Lease that is not paid when due; (ii) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of any Default by Tenant under this Lease, including any damages arising under Section 1951.2 of the California Civil Code following termination of this Lease (as determined in accordance with Paragraph 21 below); (iii) against any costs incurred by Landlord in connection with this Lease (including attorneys’ fees); and (iv) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s Default (subject to the terms of Paragraph 21 below). Provided Tenant has performed all of its surrender obligations and is otherwise not in Default under this Lease, Landlord agrees to pay to Tenant within thirty (30) days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided that if Tenant fails to perform all of its surrender obligations or is otherwise in Default under this Lease on the Final LC Expiration Date as described above, Landlord shall not be required to pay to Tenant such unapplied proceeds until that date which is thirty (30) days after the date Tenant performs such surrender obligations and/or cures such applicable Default; provided further, that if prior to the date such unapplied proceeds are paid to Tenant a voluntary petition is filed by Tenant or any Guarantor (defined below), or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

(d) Additional Covenants of Tenant. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the required Letter of Credit Amount, Tenant shall, within five (5) business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Paragraph 7, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall, at Landlord’s election, constitute an uncurable event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(e) Transfer of Letter of Credit. Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to Landlord’s mortgagee or a successor to Landlord’s leasehold interest in the Premises and/or to have the Letter of Credit reissued in the name of Landlord’s mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee (provided such transferee assumes in writing (with a copy to Tenant) all of Landlord’s obligations under this Lease first accruing after the effective date of the transfer), Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer’s transfer and processing fees (collectively, the “Issuer’s Fees”) in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within ten (10)) days after Landlord’s written request therefor. Notwithstanding the foregoing, Landlord agrees to be responsible for the Issuer’s Fees, but only, to the extent the same do not exceed an amount equal to one-quarter of one percent of the then applicable Letter of Credit Amount.

(f) Modification to Letter of Credit Amount.

(i) Reductions. Subject to the provisions of this Subparagraph 7(f)(i) and provided that Tenant has not been in Default under any provision of this Lease at any time prior to an applicable Reduction Date (defined below), then Tenant shall be entitled to reduce the Letter of Credit Amount effective as of the last day of the twenty-fourth (24th) and thirty-sixth (36th) months of the initial Term (individually, a “Reduction Date” and collectively, the “Reduction Dates”) as follows (with the intent being that the first Reduction Date can only occur at the earliest of such last day of the twenty fourth (24th) month and anytime thereafter and the second Reduction Date can only occur at the earliest of such last day of the thirty sixth (36th) month and anytime thereafter): (A) On the first Reduction Date, Tenant shall be entitled to reduce the Letter of Credit Amount by an amount equal to [***] so long as Tenant’s EBITDA (defined below) equals or exceeds [***]; and (B) On the second and final Reduction Date, Tenant shall be entitled to reduce the Letter of Credit Amount by an amount equal to [***] so long as Tenant’s EBITDA (defined below) equals or exceeds [***]. For purposes of this clause (i) above, the defined term “Tenant’s EBITDA” shall be deemed to mean Tenant’s earnings before interest, taxes, depreciation and amortization, as evidenced (aa) by a certification from Tenant’s certified public accountant, i.e., Price Waterhouse/Coopers, or another “Big 4” accounting firm reasonably acceptable to Landlord, or (bb) if Tenant is a publicly traded company whose stock is listed on a nationally recognized stock exchange, by Tenant’s then most recent annual audited financial statement filed with the Securities and Exchange Commission.

If Tenant is eligible for a Letter of Credit reduction on a Reduction Date, Landlord shall execute any documents reasonably requested by Tenant and the issuing bank to effectuate the applicable release of the Letter of Credit, within fifteen (15) days after Tenant submits such documents to Landlord for execution provided Tenant is not in Default under this Lease.

(ii) Increases. Subject to the provisions of this Subparagraph 7(f)(ii), Tenant shall be required to immediately increase the Letter of Credit Amount as follows: (A) If Tenant fails to substantially complete the Immediate Occupancy/Seismic Work on or before December 31, 2010, the Letter of Credit Amount shall be immediately increased to [***] and (B) if Tenant’s EBITDA fails to equal or exceed [***] at any time during the Term, the Letter of Credit Amount shall be immediately increased back to [***] or, if Tenant fails or previously failed to substantially complete the Immediate Occupancy/Seismic Work on or before December 31, 2010 as described in clause (A) above, the Letter of Credit Amount shall be immediately increased back to [***].

If Tenant is required to increase the Letter of Credit Amount as described above, Tenant shall cause the issuing bank to effectuate the applicable increase of the Letter of Credit Amount (and to deliver a new replacement or supplemental Letter of Credit to Landlord), within fifteen (15) days after written request from Landlord.

(g) Nature of Letter of Credit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exists or as may be hereafter amended or succeeded (“Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may

*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.

now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy Defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Paragraph 7 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease or the acts or omissions of Tenant or any of the Tenant Parties (defined in Paragraph 1 of Exhibit H attached hereto), including any damages Landlord suffers following termination of this Lease (as determined in accordance with Paragraph 21 below).

8.	USE OF PREMISES AND FACILITIES.

(a) Tenant’s Use of the Premises. Tenant shall use the Premises for the Permitted Use of the Premises set forth in Subparagraph 1(d) above, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold. Landlord makes no representations or warranties that said use of the Premises or any other use of the Premises is permitted by any duly constituted public authority having jurisdiction over the Premises or the conduct of Tenant’s business. Tenant acknowledges and agrees that it, and not Landlord, is responsible to confirm whether the Premises is properly zoned for the Permitted Use of the Premises.

(b) Compliance. At Tenant’s sole cost and expense, Tenant shall procure, maintain and hold available for Landlord’s inspection, all governmental licenses and permits required for Tenant’s use of the Premises and the proper and lawful conduct of Tenant’s business from the Premises. Tenant shall at all times during the Term of this Lease, at its sole cost and expense, observe and comply with the certificate of occupancy issued for the Building, the CC&Rs (defined below) and all laws, statutes, zoning restrictions, ordinances, rules, regulations and requirements of any duly constituted public authority having jurisdiction over the Premises now or hereafter in force relating to or affecting the use, occupancy, alteration or improvement of the Premises including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990, as amended. Tenant shall not use or occupy the Premises in violation of any of the foregoing. Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental and/or quasi-governmental authority having jurisdiction over the Premises to be a violation of law or of said certificate of occupancy. Tenant shall comply with all rules, orders, regulations and, requirements of the Board of Fire Underwriters or any other insurance authority having jurisdiction over the Premises or any present or future insurer relating to the Premises. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for any existing insurance policy or endorsement required by reason of Tenant’s failure to comply with the provisions of this Paragraph 8. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all restrictive covenants and obligations, whether created by private contracts or recorded against the Premises and/or the Premises Land, which affect the use and operation of the Premises, including, without limitation, the Rules and Regulations referred to in Paragraph 32 and attached hereto as Exhibit F and those certain covenants, conditions and restrictions set forth in that certain document recorded February 9, 1979 as Document No. 79-026024 in the Official Records of the County in which the Premises is located (as the same may be subsequently amended, the “CC&Rs”). Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Further, Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or, in the event any other tenant occupies space in the Building, to any other space in the Building, shall be so installed, maintained and used by Tenant as to eliminate or minimize such vibration or noise. Tenant shall be responsible for all structural engineering required to determine structural load, as well as the expense thereof. Notwithstanding anything to the contrary in this Subparagraph 8(b), in the event any statutes, zoning restrictions, ordinances, rules, regulations and requirements of any duly constituted public authority having jurisdiction over the Premises require modification to the Building that is considered a capital item that can be amortized in accordance with Generally Accepted Accounting Principles (“GAAP”), and such requirement does not arise out of, or is not otherwise related to, (i) Tenant’s particular use of the Premises (as distinguished from a general warehousing use), (ii) the performance of Tenant’s Work, or (iii) any other alterations to the Premises performed by or on behalf of Tenant, Landlord shall perform and pay for the cost of such modification(s) and Tenant shall reimburse Landlord as part of Maintenance Expenses (defined in Subparagraph 13(c) below) for the cost of performing such modification(s) on an amortized basis (including a reasonable interest factor determined by Landlord) over the useful life of such modification(s) as reasonably determined by Landlord in accordance with GAAP.

(c) Hazardous Materials. Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released into the environment or disposed of in, on, under or about the Premises by Tenant, its agents, employees, contractors or invitees, in violation of the terms of Exhibit H attached hereto.

(d) Parking. Landlord grants to Tenant and Tenant’s customers, suppliers, employees and invitees, an exclusive license to use all of the vehicle parking spaces within the designated parking areas at the Premises as shown on Exhibit A (i.e., currently totaling 1,220 spaces) for the use of motor vehicles during the Term of this Lease. Landlord reserves the right at any time to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions thereon. Overnight parking is prohibited and any vehicle violating this or any other vehicle regulation adopted by Landlord is subject to removal at the owner’s expense.

(e) Survival. The provisions of this Paragraph 8 shall survive any termination of this Lease.

9.	SURRENDER OF PREMISES; HOLDING OVER.

Upon the expiration of the Term of this Lease including any extension periods, Tenant shall surrender to Landlord the Premises and all Tenant Improvements and/or alterations in good condition, except for (i) ordinary wear and tear, (ii) the effects of casualty or condemnation (except as provided hereunder), (iii) Hazardous Materials that are not the responsibility of Tenant hereunder, and (iv) alterations Tenant has the right or is obligated to remove under the provisions of Paragraph 14 herein; provided, however, Tenant acknowledges and agrees that Tenant shall be required, at its sole cost and expense, to remove all of Tenant’s Work (with the exception of the Non-Removal Items defined below) from the Premises if requested by Landlord in its sole and absolute discretion. Subject to Paragraph 14, Tenant shall perform all restoration made necessary by the removal of any alterations or Tenant’s personal property before the expiration of the Term, including, for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. Landlord may elect to retain or dispose of in any manner Tenant’s personal property not removed from the Premises by Tenant prior to the expiration of the Term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of Tenant’s personal property. Tenant shall be liable to Landlord for Landlord’s costs for storage, removal or disposal of Tenant’s personal property. Notwithstanding anything to the contrary contained in this Lease, any trade fixtures, cranes and other operations related equipment or conveyances installed by Tenant (whether bolted to the floor, attached to process piping or attached by venting, ducting or other similar appurtenances to the Building) shall at all times be and remain the sole property of Tenant and Tenant can remove such equipment from the Premises at any time so long as Tenant repairs alt damage to the Premises caused by such removal to Landlord’s reasonable satisfaction. For purposes of this Paragraph above, the term “Non-Removal Items” shall be deemed to mean the following portions of Tenant’s Work: Roof Replacement Work, Immediate Occupancy/Seismic Work, Transformer Work and HVAC Chiller Replacement Work.

If Tenant, with Landlord’s consent, remains in possession of the Premises after expiration or termination of the Term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on written thirty (30) day notice at any time, by either party. All provisions of this Lease, except those pertaining to Term and rent, shall apply to the month-to-month tenancy. During such month-to-month tenancy, Tenant shall pay monthly rent in an amount equal to 150% of Basic Rent for the last full calendar month during the immediately preceding Term plus 100% of additional rent as provided in Paragraph 11 (Taxes), Paragraph 13 (Maintenance), Paragraph 16 (Insurance), subject to increase as provided therein. Any such holdover rent shall be paid on a per month basis without reduction for partial months during the holdover. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute consent to a hold over hereunder or result in an extension of this Lease. This paragraph shall not be construed to create any express or implied right to holdover beyond the expiration of the Term or any extension thereof. If Tenant fails to surrender the Premises after expiration or termination of the Term, Tenant shall indemnify, defend and hold harmless Landlord from all reasonably foreseeable loss or liability, including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant founded on or resulting from Tenant’s failure to surrender and losses to Landlord due to lost opportunities to lease any portion of the Premises to succeeding tenants, together with, in each case, actual attorneys’ fees and costs.

10.	SIGNAGE.

Tenant shall have the right to install high quality signage in, on and around the Building subject to any required approvals from the City of Fremont and subject to all statutes, laws, rules, CC&Rs and regulations. The cost of the sign(s), including the installation, maintenance and removal thereof, shall be at Tenant’s sole cost and expense. If Tenant fails to install or maintain its sign(s), or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal, including, without limitation, repainting the Building (if required by Landlord, in Landlord’s sole but reasonable judgment), Landlord may do so at Tenant’s expense. Tenant shall reimburse Landlord for all costs incurred by Landlord to effect such installation, maintenance or removal, which amount shall be deemed additional rent, and shall include, without limitation, all sums disbursed, incurred or deposited by Landlord, including Landlord’s costs, expenses and actual attorneys’ fees with interest thereon at the Interest Rate from the date of Landlord’s demand until payment. Any sign rights granted to Tenant under this Lease are personal to Tenant (and any assignee or sublessee occupying the Premises or any portion thereof pursuant to the terms of Paragraph 19 below) and may not be assigned, transferred or otherwise conveyed to any other party without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

11.	TAXES.

(a) Personal Property Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

(b) Real Property Taxes. Tenant shall pay, as additional rent, Tenant’s Share of all Real Property Taxes, including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed with respect to any calendar year or part thereof included within the Term upon all or any portion of or in relation to the Premises or any portion thereof, any leasehold estate in the Premises or measured by rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the Premises or any portion thereof. “Real Property Taxes” shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state, federal or any improvement or other district, whether such tax is: (1) determined by the area of the Premises or the rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Premises or any part thereof; (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Premises; (4) in lieu of or as a direct substitute in who or in part of or in addition to any real property taxes on the Premises; (5) based on any parking spaces or parking facilities provided at the Premises; or (6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants. Tenant shall pay Real Property Taxes on the date any taxes or installments of taxes are due and payable as determined by the taxing authority, evidenced by the tax bill. Landlord shall determine and notify Tenant of the amount of Real Property Taxes not less than ten (10) days in advance of the date such tax or installment of taxes is due and payable. In the event Landlord fails to deliver such timely determination and notice to Tenant, then Tenant shall have ten (10) days from receipt of such notice to remit payment of Real Property Taxes to Landlord. The foregoing notwithstanding, upon notice from Landlord, Tenant shall pay, as additional rent, Real Property Taxes to Landlord in advance monthly installments equal to one twelfth (1/12) of Landlord’s reasonable estimate of the Real Property Taxes payable under this Lease, together with monthly installments of Basic Rent, and Landlord shall hold such payments in a non-interest bearing account. Landlord shall determine and notify Tenant of any deficiency in the impound account Tenant shall pay any deficiency of funds in the impound account not Less than thirty (30) days in advance of the date such tax or installment of taxes is due and payable. In the event Landlord fails to deliver such timely deficiency determination and notice to Tenant, then Tenant shall have ten (10) days from receipt of such notice to remit payment of such deficiency to Landlord. If Landlord determines that Tenant’s impound account has accrued an amount in excess of the Real Property Taxes due and payable, then such excess shall be credited to Tenant within thirty (30) days from receipt of said notice from Landlord. Notwithstanding anything to the contrary contained in this Lease, (i) in the event that assessments are levied that may be paid over time without penalty, Tenant shall only be required to pay to Landlord on an annual basis the amount of such assessment owed in that calendar year assuming payment of such assessment without penalty over the longest possible term, and (ii) in no event shall the term “Real Property Taxes” include any estate, inheritance or income taxes.

12.	UTILITIES.

Tenant shall pay directly to the utility companies providing such services, the cost of all water, gas, heat, light, power, sewer, electricity, telephone or other service metered, chargeable or provided to the Premises and in accordance with the foregoing, Tenant agrees to cause the applicable utility companies providing such services to the Premises to put such services in Tenant’s name on or before the earlier of the Lease Commencement Date or the date Tenant first enters the Premises pursuant to any early entry right granted hereunder or otherwise. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises. No such failure or interruption shall entitle Tenant to terminate this Lease or abate rent in any manner and Tenant hereby waives the provisions of any applicable existing or future law, ordinance or regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services (including, without limitation, the provisions of California Civil Code Section 1932(1)). Notwithstanding anything in this Lease to the contrary, if, as a result of the negligent acts or omissions of Landlord or its agents, contractors or employees, for more than five (5) consecutive business days following written notice to Landlord, there is such an interruption of essential utilities and Building services, such as fire protection, electricity or water, that Landlord contracts for, so that any portion of the Premises cannot be and is not used by Tenant, in Tenant’s judgment reasonably exercised, then Tenant’s rent shall thereafter be abated until the Premises are again usable by Tenant in proportion to the extent to which Tenant’s use of the Premises is interfered with; provided, however, that if Landlord is diligently pursuing the repair of such utilities or services and Landlord provides substitute services reasonably suitable for Tenant’s purposes, as for example, bringing in portable air-conditioning equipment, then there shall not be an abatement of rent. This paragraph shall not apply in case of damage to, or destruction of, the Building, which shall be governed by a separate provision of this Lease.

13.	MAINTENANCE.

(a) Performed by Tenant. Except as provided below, Tenant shall maintain, repair and replace (as necessary) the Premises in good condition, including, without limitation, maintaining, repairing and replacing (as necessary) of all of the following: the unexposed electrical, plumbing and sewerage systems, including, without limitation, those portions of the systems lying outside the Premises; the roof membrane portion of the roof of the Premises; walls; floors; ceilings; telephone equipment and wiring; doors; exterior and interior windows and fixtures; window frames, gutters and downspouts on the Building; the heating, ventilating and air conditioning system servicing the Premises; the outside areas of the Premises and every part thereof, including, without limitation, the soil, landscaping (including replacement thereof), sprinkler system, walkways, parking areas (including periodic sweeping), signs, site lighting and pest control as well as any damage to the Premises caused by Tenant, its agents, contractors, employees or invitees (subject to the terms of the second (2nd ) paragraph of Subparagraph 16(c) below). In accordance with the foregoing, Tenant acknowledges and agrees that it shall, (i) once the HVAC Chiller Replacement Work and Transformer Work are completed, enter into a commercially reasonable HVAC maintenance contract (reasonably approved by Landlord) providing for the regular servicing of the HVAC system not less than quarterly, (ii) once the Roof Replacement Work is completed, enter into a commercially reasonable roof maintenance contract (reasonably approved by Landlord) providing for the regular inspection, patching and repair of the roof not less than quarterly, (iii) broom-sweep the parking area located upon the Premises at least once every month, and (iv) repair and maintain all other portions of the Premises that are Tenant’s responsibility pursuant to the terms of this Lease to a commercially reasonable standard (taking into account what other institutional landlords of similar properties located within the Comparison Area [defined in Rider 1 attached hereto] of similar age and size require). Tenant shall comply with the provisions of California Health and Safety Code Sections 26142 and 26145. Tenant shall, at its own expense, provide, install and maintain in good condition all of its personal property required in the conduct of its business on the Premises. If Tenant refuses or neglects to repair, replace and maintain the Premises as required hereunder or in the event any Major Capital Replacement (defined below) is requited, Landlord may at any time following ten (10) days from the date on which Landlord shall make a written demand on Tenant to effect such repair, replacement and maintenance (emergencies excepted in which case no such demand shall be required), enter upon the Premises and, so long as Tenant has not commenced the cure of such refusal or neglect and is not then diligently prosecuting the cure of such refusal or neglect to completion, make such repairs, replacements and/or maintenance without liability to Tenant for any loss or damage which might occur to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord, Landlord’s costs for making such repairs plus ten percent (10%) for overhead, upon presentation of a bill therefor. Said bill shall include interest at the Interest Rate on said costs from the date of completion of the maintenance and repairs by Landlord. Landlord shall have no obligation to provide, install or maintain any of Tenant’s personal property located within the Premises. Notwithstanding the foregoing, if any of Tenant’s repair obligations hereunder include the obligation to replace any major capital item, such major replacement is reasonably estimated to cost in excess of Twenty-Five Thousand Dollars ($25,000) to replace, and the same can be amortized in accordance with GAAP (as applicable, a “Major Capital Replacement”), Landlord initially shall pay for such Major Capital Replacement (or take over the performance of the same pursuant to the terms of this paragraph above) and Tenant shall repay Landlord over the useful life of the same (including a reasonable interest factor determined by Landlord) as reasonably determined by Landlord in accordance with GAAP; provided, however, as a condition precedent to Landlord’s obligation to initially pay for such Major Capital Replacement performed by Tenant pursuant to the terms of this sentence above, Tenant shall (A) obtain Landlord’s approval (not to be unreasonably withheld), in advance, of the replacement at issue and the total cost to perform the same, (B) obtain at least three (3) bids from contractors reasonably approved by Landlord (and select the bid from the lowest qualified bidder), and (C) provide Landlord with any and all plans and all lien releases reasonably requested by Landlord and related to such Major Capital Replacement.

(b) Performed by Landlord. Subject to reimbursement by Tenant as hereinafter provided, Landlord shall be responsible to maintain, in good condition, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (including painting), subflooring; the structural portions of the roof system and skylights (if any) and all other structural portions of the Building; and the paved and hardscaped parking and driveway areas (including resurfacing and restriping). Landlord shall not be liable for any failure to make any such repairs or any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

(c) Reimbursement by Tenant. Prior to the commencement of each calendar year, Landlord shall give Tenant a written estimate of the expenses Landlord anticipates will be incurred for the ensuing calendar year with respect to the maintenance and repair to be performed by Landlord as herein described (the “Maintenance Expenses”). Tenant shall pay, as additional rent, such estimated expenses in equal monthly installments in advance on or before the first day of each month concurrent with its payment of Basic Rent. Within ninety (90) days after the end of each calendar year, Landlord shall furnish Tenant a statement showing in reasonable detail the actual expenses incurred for the period in question and the parties shall within thirty (30) days thereafter make payment or allowance as necessary to adjust Tenant’s estimated payments to the actual expenses as shown by applicable periodic statements submitted by Landlord. If Landlord shall reasonably determine at any time that the estimate of expenses for the current calendar year is or will become inadequate to meet all such expenses for any reason, Landlord shall immediately determine the appropriate amount of such inadequacy and issue a supplemental estimate as to such expenses, and Tenant shall pay any increase in the estimated expenses as reflected by such supplemental estimate within ten (10) days following receipt of written request from Landlord.

Landlord shall keep or cause to be kept separate and complete books of account covering costs and expenses incurred in connection with its maintenance and repair of the Building and outside areas, which costs and expenses shall include, without limitation, the following: (i) the actual costs and expenses incurred in connection with labor and material utilized in performance of the maintenance and repair obligations hereinafter described, public liability, property damage and other forms of insurance which Landlord may, or is required to, maintain; (ii) employment of such personnel as Landlord may deem reasonably necessary for the performance of Landlord’s obligations under this Lease (including a property manager, whether employed by Landlord or utilizing a third party management company, but excluding all other administrative personnel and overhead expenses); (iii) payment or provision for unemployment insurance, worker’s compensation insurance and other employee costs; (iv) the cost of bookkeeping and accounting services; (v) assessments which may be levied against the Premises under any recorded covenants, conditions and restrictions; and (vi) any other items reasonable necessary from time to time to properly repair, replace and maintain the outside areas and any interest paid in connection therewith. Landlord may elect to delegate its duties hereunder to a professional property manager. Notwithstanding the foregoing, the foregoing costs and expenses to be paid by Tenant as part of Maintenance Expenses do not include, and notwithstanding anything to the contrary in this Lease, Tenant shall not be responsible for the performance or payment directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, “Excluded Costs”): (A) Costs directly related to the negligent act, omission or violation of Law by Landlord or its agents, employees or contractors; (B) Costs occasioned by fire, acts of God, or other casualties (except for Landlord’s insurance deductibles) or by the exercise of the power of eminent domain (except as provided in Paragraph 18 below); (C) Costs for which Landlord has a right of reimbursement and actually receives reimbursement from others; (D) Costs to correct any latent defect in the Premises or the Building or to comply with any CC&R’s, underwriter’s requirement or Law applicable to the Premises or the Building on the date hereof (except as otherwise provided in Subparagraph 8(b) above); (E) Depreciation or other expense reserves; (F) Interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases; or (G) Costs incurred to investigate the presence of any Hazardous Materials existing upon the Premises prior to the date of this Lease, to respond to any claim of such pre-existing Hazardous Materials contamination or damage, or to remove any such pre-existing Hazardous Material from the Building or Premises Land and any judgments or other Costs incurred in connection with any pre-existing Hazardous Materials exposure or releases, except to the extent such condition is exacerbated by Tenant or its agents, representatives, invitees, employees or contractors.

Except as provided in Paragraph 17 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Except as otherwise expressly provided in this Lease, Tenant waives the right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code or any similar law, statute or ordinance now or hereafter in effect and under the provisions of California Health and Safety Code Section 26143 with respect to those maintenance obligations which are Tenant’s responsibility under the terms of this Lease.

(d) Capital Costs. Notwithstanding the terms of Subparagraphs 13(b) and (c) above, Landlord agrees that during the initial Term of this Lease (i.e., the initial 150-month period), Tenant shall only be responsible to reimburse Landlord as part of Maintenance Expenses for any costs which would otherwise be deemed capital in nature pursuant to GAAP (collectively, “Capital Costs”) to the extent such Capital Costs are amortized (including a reasonable interest factor determined by Landlord) over the useful life (as determined in accordance with GAAP) of such capital improvements, repairs or replacements; provided that Tenant shall be responsible to immediately reimburse Landlord as part of Maintenance Expenses (without regard to the amortization process or the initial Term protection described above) for any Capital Costs to the extent the same are attributable to Tenant’s or any of the Tenant Parties’ negligence or willful misconduct.

14.	ALTERATIONS.

(a) Alterations. Subject to the terms of this Paragraph 14, Tenant shall have the right to perform certain alterations to the Premises. Any alterations made shall remain on and be surrendered with the Premises upon expiration of the Term, except that Landlord may, within thirty (30) days after receipt of written request by Tenant (which notice may be given by Tenant prior to or subsequent to Tenant’s making of the applicable alterations), elect to require Tenant to remove any alterations which Tenant may have made, or is contemplating making, to the Premises. If Landlord fails to timely make such election, Tenant shall not be required to remove the applicable alterations which Tenant made, or is contemplating making, to the Premises. If Tenant fails to provide Landlord the above described notice, Landlord may, at anytime prior to that date which is thirty (30) days after the expiration of the Term, elect to require Tenant to remove any alterations which Tenant may have made to the Premises. If Landlord so elects, Tenant shall, at its own cost, restore the Premises to the condition reasonably designated by Landlord in its election, before the last day of the Term or within thirty (30) days after notice of its election is given, whichever is later. Notwithstanding the foregoing, Tenant shall not, without Landlord’s prior written approval, be permitted to make alterations to the Premises that affect the structural portions of, or slab of, the Building, materially and adversely affect the Building’s systems and/or materially affect the appearance of the Building or the Premises Land viewed from the exterior, provided that Tenant shall notify Landlord in writing at least fifteen (15) days prior to the commencement of any alteration(s) and within thirty (30) days of completion of the applicable alteration(s) and, if completed, deliver to Landlord a set of the plans and specifications therefor, either “as built” or marked to show construction changes made. The performance of Tenant’s Work shall not be governed by the terms of this Paragraph 14, but shall rather be governed by the terms of Subparagraph 4(d) and Paragraph 9 above and the Work Letter Agreement attached hereto as Exhibit C.

(b) Standard of Work. Should Tenant be authorized to perform its alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, such approval not to be unreasonably withheld or delayed, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence, in a first-class manner, in compliance with plans and specifications reasonably approved by Landlord (provided such approval is required to be obtained by Tenant pursuant to the terms hereof), and in compliance with all applicable laws, statutes and regulations. Tenant shall pay all costs for such construction (including a commercially reasonable construction management fee payable to Landlord or Landlord’s property manager in an amount equal to Landlord’s actual out-of-pocket costs incurred in connection with Landlord’s review of Tenant’s plans, etc. (e.g., consultants’ fees), plus the lesser of (i) five percent (5%) of the total cost of construction, or (ii) $5,000.00) and shall keep the Premises free and clear of all mechanics’ liens which may result from construction by Tenant. Landlord shall have the right, but not the obligation, to inspect periodically the work on the Premises and Landlord may require changes in the method or quality of the work.

(c) Liens. Tenant shall pay all costs for such construction and shall keep the Premises free and clear of all mechanics’ and materialmens’ liens which may result from construction by Tenant. Tenant shall provide at least ten (10) days prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises and Landlord shall have the right to post on the Premises notices of non- responsibility.

(d) Solar Installation. Tenant shall, subject to the terms of this Paragraph 14, have the right, at any time during the Term, to install solar photovoltaic and/or a solar hot water heating system on the roof of the Building (collectively, the “Solar Systems”); provided, however, Tenant expressly acknowledges and agrees that it will not penetrate the roof membrane of the Building or otherwise install the Solar Systems in a manner that will adversely affect the enforceability of the Building’s roof warranty. Tenant shall remain the owner of such Solar Systems at all times with the sole right to the benefit of any water or energy generated by such systems. In the event any tax credits or other incentives, grants or benefits are available in connection with the installation of such Solar Systems, as well as any associated with the installation of a white membrane roof constructed pursuant to Rider 2 hereof or otherwise, Tenant shall own the rights to such credits, incentives, grants or benefits, and in the event that the owner of the Premises Land or Building is deemed to hold the right, or is the required applicant for such credits, incentives, grants or benefits, Landlord agrees to reasonably cooperate with Tenant at no cost to Landlord to execute such applications and other documents as will enable Tenant to obtain the benefit of such credits, incentives, grants or benefits. Tenant shall, prior to the expiration of the Term and at its sole cost and expense, remove such Solar Systems and repair all damage occasioned thereby to Landlord’s reasonable satisfaction.

(e) Property Ownership. During the Term of this Lease, Tenant shall be the owner of all alterations (other than Tenant’s Work to the extent paid for by Landlord through the Allowance or otherwise) installed by Tenant at the

Premises during the Term of this Lease (with all tax benefits associated with the depreciation thereof belonging to Tenant), provided that upon expiration or earlier termination of this Lease, such alterations left on the Premises at the end of the Term (or earlier termination of this Lease) in accordance with the terms of this Lease shall become the property of Landlord.

15.	RELEASE AND INDEMNITY.

As material consideration to Landlord, Tenant agrees that Landlord, its agents, successors-in-interest with respect to the Premises and their respective directors, officers, partners, members, employees, shareholders, agents and representatives and the directors, officers, partners, members, employees, shareholders, agents and representatives of the partners or members of Landlord (collectively, the “Landlord Indemnified Parties”) shall not be liable to Tenant or any of the Tenant Parties for: (i) any damage to any property entrusted to employees of the Premises, Landlord or the Landlord Indemnified Parties, (ii) loss or damage to any property by theft or otherwise, (iii) consequential damages arising out of any loss of the use of the Premises or any equipment or facilities therein, or, (iv) except to the extent resulting from the negligence or willful misconduct of the Landlord Indemnified Parties and subject to the terms of the second (2nd) paragraph of Subparagraph 16 below, any injury or damage to person or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Premises or from pipes, appliances or plumbing work therein or from the roof, street, sub-surface or from any other place or resulting from dampness or any other causes whatsoever. Landlord and/or the Landlord Indemnified Parties shall not be liable for interference with light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises and of defects therein or in the fixtures or equipment located therein.

To the fullest extent permitted by law and except to the extent resulting from the negligence or willful misconduct of the Landlord Indemnified Parties, Tenant agrees to indemnify, defend (with counsel satisfactory to Landlord) and hold harmless Landlord and the Landlord Indemnified Parties from (i) all claims, actions liabilities, and proceedings arising from Tenant’s use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant, its agents, contractors, sublessees, employees or invitees, in or about the Premises and any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant, or of its agents, contractors, employee or invitees, and (ii) any and all costs, attorneys’ fees, expenses and liabilities incurred with respect to any such claims, actions, liabilities, or proceedings, and in the event any actions or proceedings shall be brought against Landlord by reason of such claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord. Except as expressly provided in this Lease, Tenant hereby assumes all risk of damage to Tenant’s property or injury to person in, upon or about the Premises from any cause whatsoever, and Tenant hereby waives all its claims in respect thereof against Landlord.

As used herein, the term “liabilities” shall include all suits, actions, claims and demands and all expenses (including attorneys’ fees and costs of defense) incurred in or about any such liability and any action or proceeding brought thereon. If any claim shall be made or any action or proceeding brought against Landlord on the basis of any liability described in this Paragraph 15, Tenant shall, upon notice from Landlord, defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord. It is understood that payment shall not be a condition precedent to recovery upon the foregoing indemnity.

16.	INSURANCE.

Tenant, at its cost, shall pay for and keep in full force and effect throughout the Term of this Lease:

(a) COMMERCIAL GENERAL LIABILITY insurance with respect to the Premises and the operations by or on behalf of Tenant in, on or about the Premises, including, but not limited to, personal injury, product liability (if applicable), blanket contractual, broad form property damage liability, liquor liability (if applicable) and owned and non-owned automobile liability in an amount not less than $3,000,000 per occurrence, $3,000,000 in the aggregate. The insurance policy or policies shall contain the following provisions: (1) severability of interest, (2) cross-liability, (3) an endorsement naming Landlord, Landlord’s Mortgagees and Ground Lessors (as defined in Subparagraph 34(m) below) if any, and any other parties-in-interest designated by Landlord as additional insureds, (4) an endorsement stating “such insurance as is afforded by this policy for the benefit of Landlord and any other additional insured shall be primary as respects any liability or claims arising out of the occupancy of the Premises by the Tenant, or Tenant’s operations and any insurance carried by Landlord, or any other additional insured shall be non-contributory,” (5) with respect to improvements or alterations permitted under this Lease, (6) an endorsement allocating to the Premises the full amount of liability limits required by this Lease, and (7) coverage must be on an “occurrence basis.” “Claims-Made” forms are not acceptable.

(b) WORKERS COMPENSATION COVERAGE as required by law, together with Employers Liability coverage with a limit of not less than $2,000,000.

(c) TENANT’S PROPERTY INSURANCE: Tenant shall at all times during the Term hereof and at its cost and expense, maintain in effect policies of insurance covering (1) all Tenant’s Work (except to the extent paid for by Landlord) and/or other alterations on the Premises installed by or on behalf of Tenant, (2) all personal property of Tenant located in or at the Premises, including, but not limited to, fixtures, furnishings, equipment and furniture, in an amount not less than their full replacement value, and (3) loss of income or business interruption insurance. These policies shall provide protection against perils normally included under ISO Special Forms coverage (otherwise known as special causes of loss form), including, but not limited to, coverage for earthquake, flood, fire and other casualties, and insurance against sprinkler leakage, vandalism and malicious mischief. Except as expressly provided in this Lease to the contrary, the proceeds of such insurance shall be used to repair or replace the Tenant Improvements and personal property so insured. Tenant shall, at its cost, maintain loss of rent insurance assuring that the rent payable hereunder will be paid to Landlord for a period of twelve (12) months if rent is to abate under any provision of this Lease or applicable law and such abatement event is insurable.

Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant each hereby waive any rights of recovery against the other, and agree to release each other, for injury or loss to such waiving party or to its property or the property of others under its control, arising from any cause insured against under any policy of insurance required to be carried by such waiving party under this Lease (other than commercial general liability). The foregoing waiver shall be effective (i) whether or not the waiving party shall actually obtain and maintain the insurance which such waiving party is obligated to obtain and maintain under this Lease and (ii) without regard to the negligence or willful misconduct of the entity so released. All policies of insurance required hereunder (other than commercial general liability) shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured pursuant to the terms of this paragraph above, if same are obtainable without unreasonable cost.

All insurance required to be provided by Tenant under this Lease: (a) shall be issued by insurance companies authorized to do business in the state in which the Premises are located and holding a General Policyholders Rating of “A-” and a Financial Rating of “VIII” or better, as set forth in the most recent edition of Best’s Insurance Reports; and (b) shall contain an endorsement requiring at least thirty (30) days prior written notice to Landlord and Landlord’s lender, before cancellation or change in coverage, scope or amount of any policy, other than for non-payment of premium for which at least ten (10) days notice shall be provided. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within thirty (30) days of execution of this Lease and within twenty (20) days of expiration of each policy. If Tenant should fail to timely deliver to Landlord the above required insurance certificate and evidence of coverage, Landlord shall be entitled to procure the same at Tenant’s sole cost and expense upon five (5) days’ prior written notice to Tenant (unless Tenant delivers to Landlord the above required insurance certificate and evidence of coverage on or before the expiration of such 5-day period). If Landlord procures such coverage on Tenant’s behalf, Tenant shall pay to Landlord, Landlord’s costs for procuring the same plus ten percent (10%) for overhead, upon presentation of a bill therefor. Said bill shall include interest at the Interest Rate on said costs from the date of such procurance by Landlord.

Subject to being reimbursed by Tenant, Landlord shall insure the Building and the Premises Land (excluding all property which Tenant is obligated to insure) by obtaining and maintaining property insurance for any and all reasonable risks (including (i) earthquake insurance in an amount not to exceed the probable maximum loss, (ii) flood insurance and (iii) property insurance for the full replacement cost of the Building) and public liability insurance providing coverage in an amount of not less than $3,000,000, and all with such deductibles as are reasonably deemed by Landlord to be commercially appropriate (taking into account what other similar institutional landlord’s of similar buildings in the Comparison Area carry); provided, however, as of the date of this Lease, Tenant acknowledges and a agrees that Landlord carries the following deductibles and that the same are reasonable: (A) Earthquake – the greater of five percent (5%) of the cost to repair or $250,000; and (B) Property insurance – $100,000; provided, further, however, under no circumstances shall Tenant be responsible to reimburse Landlord hereunder for any earthquake insurance deductible in excess of $250,000.00 per occurrence. Tenant shall pay, as additional rent, Tenant’s Share of the cost of any insurance maintained by Landlord hereunder and any other insurance Landlord may elect to obtain for the Building and/or the Premises Land from time to time during the Term (including, without limitation, earthquake and/or flood insurance); provided, however, the foregoing insurance policy amounts may be increased, and related deductibles may be increased or decreased, from time to time by Landlord (however, not more than once per annum), taking into account what other similar institutional landlords of similar properties in the Comparison Area (defined in Subparagraph 1(c) of Rider 1 attached hereto) maintain. Such property insurance required to be provided by Landlord will include an express waiver of subrogation by the insurer in favor of Tenant, and will release Tenant from any claims for damage to the Premises and to Landlord’s personal property, equipment and improvements in or on the Premises, caused by or resulting from risks which are insured against by Landlord. Tenant shall pay, as additional rent, Tenant’s Share of all such insurance premiums to Landlord in advance monthly installments equal to one twelfth (1/12) of Landlord’s reasonable estimate of the insurance premiums payable under this Lease, together with monthly installments of Basic Rent, and Landlord shall hold such payments in a non-interest bearing account. Upon determination of the actual insurance premium due and payable, Landlord shall determine and notify Tenant of any deficiency in the impound account Tenant shall pay any deficiency of funds in the impound account not less than fifteen (15) days in advance of the date such insurance premium or installment of premiums is due and payable. In the event Landlord fails to deliver such timely deficiency determination and notice to Tenant, then Tenant shall have fifteen (15) days from receipt of such notice to remit payment of such deficiency to Landlord. If Landlord determines that Tenant’s impound account has accrued an amount in excess of the insurance premiums due and payable, then such excess shall be credited to Tenant within thirty (30) days following the date of said notice from Landlord.

Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord; provided, however, in the event of any damage or destruction allowing Landlord to terminate this Lease as provided in Paragraph 17 below during the Purchase Option Term (defined in Rider 1 attached hereto), Tenant shall have the right to immediately exercise its Purchase Option (defined in Rider 1 attached hereto) on the terms contained in this Lease, and, in conjunction therewith, require Landlord to assign to Tenant all of its right to the proceeds of insurance in connection therewith subject to the terms of the Purchase Agreement (defined in Rider 1 attached hereto).

17.	DESTRUCTION.

(a) Casualty. If during the Term of this Lease, any portion of the Premises, access to the Premises or any part of the Building which is essential to the use of the Premises is damaged or destroyed, this Lease shall remain in full force and effect and Landlord shall promptly commence to repair and restore the damage or destruction to substantially the same condition as existed prior to such damage and shall complete such repair and restoration with due diligence in compliance with all then existing laws. Notwithstanding the foregoing, if (1) such damage or destruction cannot, in Landlord’s contractor’s reasonable estimate, be repaired within 365 days following such damage or destruction; or (2) more than forty percent (40%) of the Building is damaged or destroyed; or (3) any Mortgagee of the Building will not allow the application of insurance proceeds for repair and restoration (pursuant to the terms of such Mortgagee’s and Landlord’s loan documents); or (4) the damage or destruction (including any rent abatement Tenant is, or is anticipated to be, entitled to pursuant to the terms hereof) is not covered in full by Landlord’s Insurance required by Paragraph 16, subject to the deductible, or (5) the damage or destruction occurs within the last twelve (12) months of the Term of this

Lease or any extension hereof, then Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within 30 days of the date Landlord learns of the damage; provided, however, in the case of clauses (2) and/or (4) above, if Tenant agrees in writing to fund the restoration and pay rent hereunder to the extent the loss is not fully covered by Landlord’s insurance, Landlord shall not be entitled to terminate this Lease pursuant to such clauses (2) and/or (4) above so long as Tenant promptly provides Landlord with adequate assurances that such funds are fully and promptly available to Landlord (e.g., Landlord shall have the right, in its sole discretion, to require that Tenant escrow such funds). Further notwithstanding the foregoing, if (i) such damage or destruction cannot, in Landlord’s contractor’s reasonable estimate, be repaired within 365 days following such damage or destruction, or (ii) such damage or destruction is not fully repaired within twelve (12) months following the date of such damage or destruction, extended to the extent of any delays caused by Tenant and any delays of force majeure, or (iii) the damage or destruction occurs within the last twelve (12) months of the Term of this Lease or any extension hereof, then Tenant may, in its sole discretion, terminate this Lease by delivery of notice to Landlord within 30 days of the date of the damage (if Tenant is exercising its right to terminate for the reason set forth in clauses (i) or (iii) above), or within 10 days of the date of the damage (if Tenant is exercising its right to terminate for the reason set forth in clause (ii) above).

(b) Rent Abatement. In the event of repair, reconstruction and restoration by Landlord as herein provided, the rent payable under this Lease shall be abated proportionately to the extent any portion of the Premises is rendered untenantable during the period of such repair, reconstruction or restoration; provided that there shall be no abatement of rent if such damage is the result of Tenant’s negligence or intentional wrongdoing. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises, damage to Tenant’s personal property and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

(c) Repair or Restoration. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only to those portions of the Building and the Premises which were originally provided at Landlord’s expense, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant; provided, however, in the event Tenant elects not to reoccupy the Premises following the restoration of the Building and Premises, Tenant shall only be required to deliver to Landlord sufficient proceeds to cover those portions of the Premises insured by Tenant that are necessary to reconstruct the Building to fully operational condition, e.g., for a building used as a general manufacturing facility, excluding amounts associated with any alterations or improvements paid for exclusively by Tenant for Tenant’s particular use as opposed to the general use of the Building. Tenant agrees to coordinate the restoration and repair of those items it is required to restore or repair with Landlord’s repair and restoration work and in accordance with a work schedule prepared by Landlord, or Landlord’s contractor. Further, Tenant’s work shall be performed in accordance with the terms, standards and conditions contained in Paragraph 14 above.

(d) Waiver. The provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4, and any other similarly enacted statute or court decision relating to the abatement or termination of a lease upon destruction of the leased premises, are hereby waived by Tenant; and the provisions of this Paragraph 17 shall govern in case of such destruction.

18.	CONDEMNATION.

(a) Definitions. The following definitions shall apply: (1) ”Condemnation” and/or “Taking” means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor, or (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) ”Date of Taking” means the date the condemnor has the right to possession of the property being condemned; (3) ”Award” means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation; and (4) ”Condemnor” means any public or quasi-public authority, or private corporation or individual, having a power of condemnation.

(b) Obligations to be Governed by Lease. If during the Term of this Lease there is any Taking of all or any part of the Premises, the rights and obligations of the parties shall be determined pursuant to this Lease.

(c) Total or Partial Taking. If the Premises is taken in its entirety by condemnation, this Lease shall terminate on the date of Taking. If any portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant may elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant’s continued use of the Premises as reasonably determined by Tenant and Landlord. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within 20 days after receipt of notice of the Taking from Landlord. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than 30 days nor later than 90 days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the date of Taking if the date of Taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the rent shall be reduced by an amount in the same ratio as the total number of square feet in the portion of the Premises taken bears to the total number of square feet in the Premises immediately before the Date of Taking. In the case where a portion of the Premises is taken and this Lease remains in full force and effect, Landlord shall, at its own cost and expense, to the extent of condemnation proceeds, make all alterations or repairs to the Building so as to make the portion of the Building not taken a complete architectural unit. Such work shall not, however, exceed the scope of work done by Landlord in originally constructing the Building. If severance damages from the condemnor are not available to Landlord in sufficient amounts to permit such restoration; Landlord may terminate this Lease upon written notice to Tenant. Rent due and payable hereunder shall be temporarily abated during such restoration period in proportion to the extent to which there is substantial interference with Tenant’s use of the Premises, as reasonably determined by Landlord or Landlord’s architect. Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure and any present or future law allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Building or Premises.

If the Premises are totally or partially taken by condemnation, Tenant shall not assert any claim against Landlord or the condemnor for any compensation because of such Taking, and Landlord shall be entitled to receive the entire amount of the award without any deduction for any estate or interest of Tenant; provided, however, Tenant shall, so long as the same does not work to reduce Landlord’s award, have the right to file any claim available to Tenant under applicable law for any taking of any leasehold improvements paid for by Tenant (which may include any improvements paid for from any allowance provided by Landlord) and of any trade fixtures and personal property of Tenant, for interruption in Tenant’s business, for Tenant’s good will and/or for moving and relocation expenses, fees of consultants, brokers, attorneys and other professionals incurred by Tenant in connection with moving to another location.

19.	ASSIGNMENT OR SUBLEASE.

Tenant shall not assign or encumber its interest in this Lease or any portion of the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant’s authorized representatives, employees, invitees, or guests) to occupy or use all or any part of the Premises without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. In addition to any other reasonable grounds upon which Landlord may withhold its consent, Landlord shall be deemed reasonable in withholding its consent if it determines in its sole discretion that: (i) the financial net worth of the proposed assignee or sublessee is not equal to or greater than Tenant’s financial net worth as of the date of this Lease as increased by the increase in the Consumer Price Index — Urban Wage Earners and Clerical Workers (San Francisco — Oakland — San Jose, CA) all items, (base years 1982 — 1984 = 100), if any, between the date of this Lease and the date of the assignment or sublease; (ii) the intended uses of the Premises by the proposed assignee or sublessee will constitute a violation of this Lease or any governmental law, rule, ordinance or regulation governing the Premises or would involve the storage, use or keeping of types or amounts of Hazardous Materials in, on or about the Premises materially greater or materially more hazardous than those used or generated by Tenant and initially permitted hereunder; or (iii) the proposed assignee or sublessee is a tenant of Landlord or has negotiated to be a tenant of Landlord any time in the six (6) months just preceding Tenant’s request for Landlord’s consent. Any assignment, encumbrance or sublease without Landlord’s written consent shall be voidable and at Landlord’s election, shall constitute a Default hereunder. Landlord’s waiver or consent to any assignment or subletting shall not relieve Tenant or any assignee or sublessee from any obligation under this Lease whether or not accrued.

If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at Least 50% of the value of the assets of Tenant shall be deemed a voluntary assignment. The phrase “controlling percentage” means ownership of and right to vote stock possessing at least 50% of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for election of directors. The preceding two sentences of this paragraph shall not apply to corporations, the stock of which is traded in a public exchange.

If Landlord shall consent to any assignment or sublease of this Lease, fifty percent (50%) of all rent and other consideration payable to or for the benefit of the Tenant from its assignees or subtenants (excluding commercially reasonable amounts paid for goods and services Tenant provided to such assignee or sublessee) in excess of the rent payable by Tenant to Landlord under this Lease shall be paid to Landlord, as and when such sums are due and payable and actually paid (“Bonus Rent”), provided that before any such Bonus Rent is paid to Landlord, Tenant shall be permitted to deduct therefrom its actual out-of-pocket costs and expenses in connection with such assignment or subletting associated with any real estate fees or commissions, attorneys fees and with the construction of any improvements or alterations for such sublessee or assignee.

If Tenant requests Landlord’s consent to an assignment or sublease, Tenant shall submit to Landlord, in writing, the name of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant, the term, use, rental rate and all other material terms and conditions of the proposed assignment or sublease, including, without limitation, evidence satisfactory to Landlord that the proposed assignee or subtenant satisfies the financial criteria set forth in the first paragraph of this Paragraph 19, thirty (30) days prior to the proposed effective date of such assignment or sublease. Tenant shall also submit to Landlord a processing fee of One Thousand Dollars ($1,000.00) as a condition to Landlord reviewing Tenant’s proposed assignment or subletting materials. Landlord shall within fifteen (15) days after Landlord’s receipt of such written request and information either (i) consent to or refuse to consent to such assignment or sublease in writing (but no such consent to an assignment or sublease shall relieve Tenant or any guarantor of Tenant’s obligations under this Lease of any liability hereunder), (ii) in the event of a proposed assignment of this Lease or a proposed sublease of the entire Premises for the entire remaining Term of this Lease, terminate this Lease effective the first to occur of ninety (90) days following written notice of such termination or the date that the proposed assignment or proposed sublease would have come into effect. If Landlord should fail to notify Tenant in writing of its decision within such thirty (30) day period after the later of the date Landlord is notified in writing of the proposed assignment or sublease or the date Landlord has received all required information concerning the proposed assignee or subtenant and the proposed assignment or sublease, Landlord shall be deemed to have refused to consent to such assignment or sublease, and to have elected to keep this Lease in full force and effect. If Tenant requests Landlord’s consent to any such assignment or sublease, the assignment shall be on a form approved by Landlord, and Tenant shall pay Landlord, whether or not consent is ultimately given, any reasonable attorneys’ fees and other costs incurred in connection with the preparation, review and/or approval of such documentation, not exceed $2,500.00 per request.

No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) If a writ of attachment or execution is levied on this Lease; or (c) If in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a Default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

No assignment or subletting, occupancy or collection of rent from any proposed assignee or sublessee shall be deemed a waiver on the part of Landlord, or the acceptance of the applicable assignee or sublessee, as applicable, as Tenant, and no such assignment or subletting shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay rent and to perform all other obligations to be performed by Tenant hereunder. In the event of a Default by Tenant, Landlord may require that any assignee or sublessee remit directly to Landlord on a monthly basis, all monies due Tenant by said assignee or sublessee, and each sublease shall provide that if Landlord gives said sublessee written notice that Tenant is in Default under this Lease, said sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease. Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in Default under this Lease. Consent by Landlord to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee or sublessee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or sublessee or successor. Landlord may consent to subsequent assignments of this Lease or sublettings or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease. Tenant hereby waives (for itself and all persons claiming under Tenant) the provisions of Civil Code Section 1995.310.

Notwithstanding the terms of this Paragraph 19, Tenant may (1) effect an assignment or subletting, without Landlord’s consent or any participation by Landlord in any Bonus Rent, to any parent, subsidiary or affiliate entity which controls, is controlled by, or is under common control with, Tenant, or to any entity resulting from a merger or consolidation of Tenant, or to any person or entity which acquires all or substantially all of the assets of Tenant’s business as a going concern (a “Permitted Transferee”), provided that (a) Tenant delivers to Landlord, at least thirty (30) days prior to such transfer, written notice of same, (b) the assignee (if applicable) assumes in full the obligations of Tenant under this Lease arising after the effective date of the transfer, (c) Tenant remains fully liable under this Lease, and (d) the Guarantor, if any, executes a reaffirmation of its Guaranty in form satisfactory to Landlord, and/or (2) effect a sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of 50% or more of the value of the assets of Tenant, without Landlord’s consent, provided that (a) Tenant delivers to Landlord, at least thirty (30) days prior to such sale or other transfer, written notice of same, and (b) such buyer or transferee of a controlling percentage of the capital stock of Tenant or of 50% or more of the value of the assets of Tenant has, both prior to and immediately following the acquisition of Tenant’s stock and/or assets, as applicable, a tangible net worth of at least Two Hundred Fifty Million and No/100 Dollars ($250,000,000), as shown on its most recently published, audited financial statement (or, if no such statement exists, as certified by its chief financial officer).

20.	DEFAULT.

The occurrence of any of the following shall constitute a default by Tenant under this Lease (“Default”) allowing Landlord to pursue its remedies under Paragraph 21 below: (a) A failure to pay rent or any other charge within five (5) calendar days after receipt of written notice from Landlord that such amount is due; (b) Abandonment of the Premises (failure to occupy and operate the Premises for thirty (30) consecutive days without paying rent shall be deemed an abandonment); (c) The making by Tenant or any guarantor of this Lease (“Guarantor”), if any, of any general assignment for the benefit of creditors; the filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or a Guarantor, the same is dismissed within sixty (60) days; the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, or of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, or of substantially all of Guarantor’s assets, where possession is not restored to Tenant or such Guarantor, as the case may be, within sixty (60) days; the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within (30) days; or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant except as provided in Paragraph 19 herein; (d) The failure of Tenant to timely comply with the provisions of Paragraph 24 or

Paragraph 31 of this Lease regarding, respectively, Subordination and Estoppel Certificates and such failure is not cured within five (5) days following receipt of written notice from Landlord that Tenant has so failed to comply; or (e) The failure of Tenant to perform any other provision of this Lease within thirty (30) days following receipt of written request from Landlord, provided that if it would reasonably take longer to cure such failure, Tenant shall not be in Default hereunder so long as Tenant commences the cure of such failure within such thirty (30) day period and thereafter diligently prosecutes the cure to completion.

21.	LANDLORD’S REMEDIES.

Landlord shall have the remedies described in this Paragraph 21 if Tenant is in Default thereunder. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law (including, without limitation, to the extent the Premises are located in California, the remedies of Civil Code Section 1951.4 and any successor statute or similar law, which provides that Landlord may continue this Lease in effect following Tenant’s breach and abandonment and collect rent as it falls due, if Tenant has the right to sublet or assign, subject to reasonable limitations).

Upon any Default by Tenant, Landlord may:

(a) Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Tenant’s right to possession irrespective of whether Tenant shall have abandoned the Premises. If Landlord elects not to terminate this Lease, Landlord shall have the right to attempt to relet the Premises at such rent and upon conditions, and for such a term, and to do all acts necessary to maintain or preserve the Premises, as Landlord deems reasonable and necessary, without being deemed to have elected to terminate this Lease, including re-entering the Premises to make repairs or to maintain or modify the Premises, and removing all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. Reletting may be for a period shorter or longer than the remaining Term of this Lease, and for more or less rent, but Landlord shall have no obligation to relet at less than prevailing market rental rates. If reletting occurs, this Lease shall terminate automatically when the new tenant takes possession of the Premises. Notwithstanding that Landlord fails to elect to terminate this Lease initially, Landlord at any time thereafter may elect to terminate this Lease by virtue of any previous uncured Default by Tenant. In the event of any such termination, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s Default, as well as all costs of reletting, including, without limitation, brokerage commissions and/or finder’s fees, attorneys’ fees, and restoration or remodeling costs.

(b) Terminate Tenant’s right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s Default including, without limitation thereto, the following: (i) the worth, at the time of award, of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth, at the time of award, of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth, at the time of award, of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount, and court costs, necessary to compensate Landlord for all the detriment proximately caused by Tenant’s Default or which in the ordinary course of things would be likely to result there from (including, without limiting the generality of the foregoing, the amount of any brokerage commissions and/or finder’s fees for a replacement tenant, maintaining the Premises after such Default, and preparing the Premises for reletting); plus (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. As used in (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest at the Interest Rate. As used in (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%). Tenant hereby waives for Tenant and all those claiming under Tenant all rights now or hereafter existing, including, without limitation, any rights under California Code of Civil Procedure Sections 1174 and 1179 and Civil Code Section 1950.7 to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

(c) Collect sublease rents (or appoint a receiver to collect such rents) and otherwise perform Tenant’s obligations at the Premises, it being agreed, however, that neither the filing of a petition for the appointment of a receiver for Tenant nor the appointment itself shall constitute an election by Landlord to terminate this Lease.

(d) Proceed to cure the Default at Tenant’s sole cost and expense. If at any time Landlord pays any sum or incurs any expense as a result of or in connection with curing any Default of Tenant, the amount thereof shall be deemed additional rent hereunder and shall be immediately due and payable by Tenant to Landlord upon demand.

(e) Retain possession of all Tenant’s fixtures, furniture, equipment, improvements, additions, and other personal property in the Premises and, continue during the length of said Default, to use same, rent or charge free, until all Defaults are cured; or, upon the termination of this Lease, to require Tenant to forthwith remove same at Tenant’s sole cost and expense. For such purposes, Tenant hereby grants Landlord a security interest in Tenant’s merchandise, fixtures, furniture, equipment, improvements, alterations and other personal property and all proceeds of the sale or other disposition of such property (collectively, the “Collateral”) to secure the payment of all rent to be paid by Tenant pursuant to this Lease. Such lien and security interest shall be in addition to any landlord’s lien provided by law. This Lease shall constitute a security agreement under the Commercial Code of the State of California so that Landlord shall have and may enforce a security interest in the Collateral. Tenant agrees to execute as debtor and deliver such financing statement or statements and any further documents as Landlord may now or hereafter reasonably request to protect such security interest pursuant to such Code. Landlord may also at any time file a copy of this Lease or a Memorandum of Lease as a financing statement. Landlord, as secured party, shall be entitled to all rights and remedies afforded as secured party under such Code, which rights and remedies shall be in addition to Landlord’s liens and rights provided by law or by the other terms and provisions of this Lease.

(f) Pursue any and all other legal or equitable remedies as may be available to Landlord by reason of such Default by Tenant.

The remedies of Landlord, as hereinabove provided, are cumulative and in addition to and not exclusive of any other remedy of Landlord herein given or which may be permitted by law. The remedies of Landlord, as hereinabove provided, are subject to the other provisions herein. Nothing contained in this Paragraph 21 shall constitute a waiver of Landlord’s right to recover damages by reason of Landlord’s efforts to mitigate the damage to it caused by Tenant’s Default; nor shall anything herein adversely affect Landlord’s right, as in this Lease elsewhere provided, to indemnification against liability for injury or damage to persons or property occurring prior to the termination of this Lease.

22.	DEFAULT BY LANDLORD.

Landlord shall not be in default hereunder unless Landlord fails to perform the obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to any Mortgagee or Ground Lessor (as defined in Subparagraph 34(m) below) in writing specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days is required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default; Tenant’s remedies shall be limited to any other remedy available at law or in equity; provided, however, notwithstanding anything in this Lease to the contrary, under no circumstances shall Landlord be liable hereunder to Tenant for any consequential damages or for loss of business, revenue, income or profits and Tenant hereby waives any and all claims for any such damages. Except as expressly provided in the immediately succeeding paragraph, nothing herein contained shall be interpreted to mean that Tenant is excused from paying rent due hereunder as a result of any default by Landlord.

Notwithstanding anything to the contrary contained in this Lease, if Landlord fails to perform any of its repair and/or maintenance obligations under Subparagraph 13(b) of this Lease and does not cure such default within the time period provided above, then Tenant shall be permitted to perform such repair and/or maintenance obligation on Landlord’s behalf and at Landlord’s sole cost and expense, provided Tenant first delivers to Landlord an additional two (2) business days prior written notice (“Tenant’s Self-Help Notice”) that Tenant will be performing such obligations, and provided Landlord fails to commence such cure within such additional two (2) business day period. Tenant acknowledges that Tenant’s Self-Help Notice will not be deemed given to Landlord unless the same contains the following language (in at least 12 point, bold face and all capital letters): “LANDLORD’S FAILURE TO PERFORM THE HEREIN DESCRIBED REPAIR AND/OR MAINTENANCE OBLIGATION WITHIN TWO (2) BUSINESS DAYS FOLLOWING RECEIPT OF THIS LETTER MAY RESULT IN TENANT EXERCISING ITS SELF-HELP RIGHT PURSUANT TO PARAGRAPH 22 OF THE LEASE”. Any such cure by Tenant of a default by Landlord under Subparagraph 13(b) above shall be performed in accordance with provisions of Subparagraph 14(b) of this Lease. Landlord agrees to reimburse Tenant, within thirty (30) days following Landlord’s receipt of a written statement, for all reasonable and actual costs incurred by Tenant in performing such obligations on behalf of Landlord. If Landlord fails to pay such amount prior to the expiration of such thirty (30) day period, Tenant may at its election bring an action for damages against Landlord on account thereof. In the event Tenant is able to obtain a unappealable monetary judgment against Landlord from a court of competent jurisdiction in connection with said action (the “Judgment”) and Landlord fails to pay the amount of such Judgment (the “Judgment Amount”) within thirty (30) days following entry of such Judgment by the court, then and only then shall Tenant have the right to offset the Judgment Amount against up to twenty-five percent (25%) of any monthly installment of Basic Rent next due Landlord and any succeeding monthly installments of Basic Rent until fully satisfied from such offset.

23.	ENTRY OF PREMISES AND PERFORMANCE BY TENANT.

Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times on 48-hours advance notice unless otherwise agreed to by Tenant (except in case of emergency when no such notice shall be required) for any of the following purposes without abatement of rent or liability to Tenant: (a) To determine whether the Premises is in good condition and whether Tenant is complying with its obligations under this Lease; (b) To do any necessary maintenance and to make any restoration to the Premises or the Building that Landlord has the right or obligation to perform; (c) To post “for sale” signs at any time during the Term, to post “for rent” or “for lease” signs during the last twelve (12) months of the Term, or during any period while Tenant is in Default; (d) To show the Premises to prospective brokers, agents, buyers, tenants or persons interested in an exchange, at any time during the Term; (e) To repair, maintain or improve the Premises and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises; or (f) To discharge Tenant’s obligations hereunder when Tenant has failed to do so in accordance with the terms of this Lease. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising of out Landlord’s entry onto the Premises as provided in this Paragraph 23 so long as Landlord uses its commercially reasonable efforts to minimize the inconvenience, annoyance or disturbance to Tenant (provided nothing herein shall require Landlord to only enter the Premises pursuant to the terms of this Paragraph 23 after normal business hours or on weekends). Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this Paragraph 23. Landlord shall reasonably attempt to conduct its activities on the Premises as provided herein in a manner that will reasonably minimize the inconvenience, annoyance or disturbance to Tenant. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant’s vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without the prior written consent of Landlord. If Landlord gives its consent, Tenant shall furnish Landlord with a key for any such lock.

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense without any abatement of rent. If Tenant shall fail to pay any sum of money to any third party which Tenant is obligated to pay under this Lease or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord (or such other period as specifically provided herein), then, so long as Tenant has not begun to prosecute the cure of such failure and is then diligently prosecuting such cure to completion, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act on Tenant’s part to be made or performed in this Lease, without liability to Tenant for any loss or damage which might occur to Tenant’s merchandise, fixtures or other property or to Tenant’s business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all sums so paid by Landlord and all necessary incidental costs for making such repairs plus fifteen percent (15%) for overhead, upon presentation of a bill therefor. Said bill shall include interest on all sums so paid by Landlord and all necessary incidental costs for making such repairs at the Interest Rate, from the date of such payment by Landlord. Tenant covenants to pay any such sums to Landlord upon demand, and Landlord shall have (in addition to all other rights or remedies of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of Default by Tenant in the payment of rent.

24.	SUBORDINATION.

This Lease shall not be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises, or the land upon which the Premises is situated, or both, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Premises, ground leases or underlying leases, or Landlord’s interest or estate in any of said items is specified as security unless Tenant and such ground lessor or holder of such a lien execute a subordination, nondisturbance and attornment agreement as described in the next paragraph below. Notwithstanding the foregoing, Tenant acknowledges that Landlord shall have the right to subordinate or cause to be subordinated this Lease to any such ground leases or underlying leases or any such liens. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord, at the option to such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust.

Further notwithstanding the foregoing, (i) Landlord shall use its commercially reasonable efforts to cause any current Mortgagee or Ground Lessor (if any) to execute a subordination, attornment and non-disturbance agreement on such beneficiaries’ standard form within sixty (60) days after the Commencement Date; provided, however, any failure by Landlord to obtain such an agreement notwithstanding such efforts shall not constitute a default by Landlord hereunder or entitle Tenant to terminate this Lease or result in any liability of Landlord to Tenant for any loss or damage resulting therefrom, and (ii) Tenant’s obligation to subordinate this Lease and/or to attorn to any such future Mortgagee or Ground Lessor shall be conditioned upon Landlord, Tenant and any such future Mortgagee or Ground Lessor entering into a subordination, nondisturbance and attornment agreement on such future Mortgagee’s or Ground Lessor’s standard form, providing, among other things, that in the event of any foreclosure of such lien or conveyance of the Premises in lieu of foreclosure, (A) Tenant will not be disturbed in its possession of the Premises, so long as Tenant is not in Default under this Lease, and (B) Tenant shall attorn to and recognize such lienholder or purchaser at foreclosure and their successors and assigns as the “Landlord” under this Lease from and after the date of such foreclosure or conveyance in lieu of foreclosure.

25.	NOTICE.

Any notice, demand, request, consent, approval or communication desired by either party or required to be given, shall be in writing and served personally or sent prepaid by commercial overnight courier or prepaid certified first class mail (return receipt requested), addressed as set forth in Subparagraphs 1(b) and 1(c). Either party may change its address by notification to the other party. Notice shall be deemed to be communicated seventy-two (72) hours from the time of mailing (if sent via first class mail), or at the time of service if sent by other than first class mail as provided in this Paragraph 25.

26.	WAIVER.

No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including, without limitation, acceptance of the keys to the Premises, shall constitute acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of this Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

27.	LIMITATION OF LIABILITY.

In consideration of the benefits accruing hereunder, Tenant and all successors and assigns of Tenant covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord or otherwise pertaining to any obligation of Landlord with respect to the Building:

(a) The liability of Landlord and/or any Landlord Indemnified Parties shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building or (b) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building (as such value is determined by Landlord), provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord and/or any Landlord Indemnified Parties in connection with the Building or the Premises Land;

(b) No member, partner, officer, director, owner, shareholder or advisor of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the entity in question);

(c) No service of process shall be made against any member, partner, officer, director, owner, shareholder or advisor of Landlord (except as may be necessary to secure jurisdiction of the entity in question);

(d) No member, partner, officer, director, owner, shareholder or advisor of Landlord shall be required to answer or otherwise plead to any service of process;

(e) No judgment may be taken against any member, partner, officer, director, owner, shareholder or advisor of Landlord;

(f) Any judgment taken against any member, partner, officer, director, owner, shareholder or advisor of Landlord may be vacated and set aside at any time after the fact;

(g) No writ of execution will ever be levied against the assets of any member, partner, officer, director, owner, shareholder or advisor of Landlord;

(h) The obligations under this Lease do not constitute personal obligations of any individual member, partner, officer, director, owner, shareholder or advisor of Landlord, and Tenant shall not seek recourse against any such persons or entities of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease; and

(i) These covenants and agreements are enforceable both by Landlord and also by any member, partner, officer, director, owner, shareholder or advisor of Landlord.

Tenant agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

28.	FORCE MAJEURE.

Landlord shall have no liability whatsoever to Tenant on account of (a) the inability or delay of Landlord in fulfilling any of Landlord’s obligations under this Lease by reason of strike, other labor trouble, terrorism, governmental controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting there from or any other cause, whether similar or dissimilar to the above, beyond Landlord’s reasonable control; or (b) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Premises with electricity or water, or for any reason, whether similar or dissimilar to the above, beyond Landlord’s reasonable control. Except with respect to the time frames provided with respect to Tenant’s right to terminate in the event of damage or destruction set forth in Paragraph 17 above (in which case any force majeure delays shall not apply and not work to extend such time frames), if this Lease specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the period of any delay in Landlord’s performance caused by any of the events of force majeure described above.

29.	PROFESSIONAL FEES.

(a) If Landlord should reasonably engage any professional including, without limitation, attorneys, appraisers, accountants or environmental or other consultants for the purpose of bringing suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all reasonable costs and expenses including, without limitation, actual professional fees such as appraisers’, accountants’, attorneys’ and other consultants’ fee, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease.

(b) If Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit including, without limitation, its actual professional fees incurred, including, without limitation, appraisers’, accountants’ and attorneys’ fees, unless and to the extent Landlord or the Landlord Indemnified Parties are found to be liable on any basis under such suit.

30.	EXAMINATION OF LEASE.

Submission of this instrument for examination or signature by Tenant shall not create a binding agreement between Landlord and Tenant nor shall it constitute a reservation or option to lease on the part of Tenant and this instrument shall not be effective as a lease and shall not create any obligations on the part of Landlord or Tenant until this Lease has been validly executed first by Tenant and second by Landlord, and delivered Tenant.

31.	ESTOPPEL CERTIFICATE.

(a) Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement (“Estoppel Certificate”), in a form substantially similar to the form of Exhibit E attached hereto or in such other form as Landlord’s lender or purchaser may require, certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the nature and date of such modifications), (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (v) such other matters reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 31 may be relied upon by any Mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or any interest therein.

(b) Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one (1) month’s rent has been paid in advance. Tenant’s failure to deliver said statement to Landlord within ten (10) days of receipt shall constitute a default under this Lease and Landlord shall have the remedies provided in Paragraph 21.

32.	RULES AND REGULATIONS.

Tenant shall faithfully observe and comply with the “Rules and Regulations”, a copy of which is attached hereto and marked Exhibit F, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violations or nonperformance by any other tenant or occupant of the Building (if any) of any of said Rules and Regulations.

33.	LIENS.

Tenant shall, within ten (10) days after receiving notice of the filing of any mechanic’s lien for material or work claimed to have been furnished to the Premises on Tenant’s behalf or at Tenant’s request, discharge the lien or post a bond equal to the amount of the disputed claim with a bonding company reasonably satisfactory to Landlord. If Tenant posts a bond, it shall contest the validity of the lien with all due diligence. Tenant shall indemnify, defend and hold Landlord harmless from any and all losses and costs incurred by Landlord as a result of any such liens attributable to Tenant. If Tenant does not discharge any lien or post a bond for such lien within such ten (10) day period, Landlord may discharge such lien at Tenant’s expense and Tenant shall promptly reimburse Landlord for all costs incurred by Landlord in discharging such lien including, without limitation, attorneys’ fees and costs and interest on all sums expended at the Interest Rate. Tenant shall provide Landlord with not less than ten (10) days written notice of its intention to have work performed at or materials furnished to the Premises so that Landlord may post appropriate notices of non-responsibility. Tenant shall pay upon demand Landlord’s attorneys’ fees and other costs incurred in connection with any request by Tenant for any subordination or clarification of any Landlord lien right arising under this Lease or at law.

34.	MISCELLANEOUS PROVISIONS.

(a) Time of Essence. Time is of the essence of each provision of this Lease.

(b) Successors. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Paragraph 19 herein.

(c) Landlord’s Consent. Any consent required by Landlord under this Lease must be granted in writing and may be withheld by Landlord in its sole and absolute discretion, unless otherwise expressly provided herein.

(d) Commissions. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker(s) identified in Subparagraph 1(k) above, which broker(s) Landlord agrees to pay a commission to pursuant to the terms of a separate agreement. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting the Premises, Tenant shall be solely responsible for the payment of any fees due said person or firm and Tenant shall hold Landlord free and harmless and indemnify and defend Landlord from any liabilities, damages or claims with respect thereto, including attorney’s fees and costs.

(e) Landlord’s Successors. In the event of a sale or conveyance by Landlord of the Premises, the same shall operate to release Landlord from any liability under this Lease accruing after the effective date of the sale or conveyance, and in such event Landlord’s successor-in-interest shall be solely responsible for all obligations of Landlord under this Lease accruing after the effective date of the sale or conveyance.

(f) Prior Agreement or Amendments. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

(g) Recording. Tenant shall not record this Lease or a short form memorandum thereof without the consent of Landlord, provided that Landlord hereby agrees that Tenant shall have the right to record a memorandum acknowledging Tenant’s Purchase Option hereunder in the form attached hereto as Schedule 3 to Rider 1. Landlord may record a short form memorandum of this Lease and Tenant shall execute and acknowledge such form if requested to do so by Landlord. Notwithstanding the foregoing, the parties hereto acknowledge and agree that this provision does not prohibit the recordation of the subordination, non-disturbance and attornment agreement(s) referenced in Paragraph 24 above, if and to the extent such recording is required by Landlord’s lender.

(h) Severability. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Lease shall remain in full force and effect.

(i) No Partnership or Joint Venture. Nothing in this Lease shall be deemed to constitute Landlord and Tenant as partners or joint venturers. It is the express intent of the parties hereto that their relationship with regard to this Lease and the Premises be and remain that of lessor and lessee.

(j) Interpretation. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. “Party” shall mean Landlord or Tenant.

(k) No Light, Air or View Easement. Any diminution or blocking of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

(l) Governing Law. This Lease shall be governed by and construed pursuant to the laws of the State of California.

(m) Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give simultaneous notice consistent with Paragraph 25 to any beneficiary of a deed of trust, mortgagee, or ground lessor of the Premises (“Mortgagee” or Ground Lessor”), and shall offer such Mortgagee or Ground Lessor, a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, or in the event of a Ground Lessor, by appropriate judicial action, if such should prove necessary to effect a cure.

(n) WAIVER OF JURY TRIAL; JUDICIAL REFERENCE.

i) Jury Trial Waiver. EACH PARTY HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS PARAGRAPH 34(n)(i) IS SUBJECT IN ITS ENTIRETY TO PARAGRAPH 34(n)(ii) HEREOF.

ii) Reference Provision. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, UNTIL SUCH TIME (IF AT ALL) AS THE CALIFORNIA LEGISLATURE ENACTS A LAW THAT WOULD RENDER THE JURY TRIAL WAIVER SET FORTH IN PARAGRAPH 34(n)(i) HEREOF VALID AND ENFORCEABLE OR FOR ANY OTHER REASON A COURT OF COMPETENT JURISDICTION DETERMINES

THAT THE JURY TRIAL WAIVER SET FORTH IN PARAGRAPH 34(n)(i) HEREOF IS VALID AND ENFORCEABLE, THE REFERENCE PROVISION CONTAINED IN EXHIBIT J HERETO SHALL APPLY TO ANY SUIT, ACTION OR PROCEEDING COMMENCED PRIOR TO SUCH TIME IN LIEU OF THE JURY TRIAL WAIVER SET FORTH IN PARAGRAPH 34(n)(i) HEREOF.

(o) Guaranty. This Lease is subject to and conditional upon Tenant’s delivery to Landlord, concurrently with Tenant’s execution and delivery of this Lease, of a Guaranty in the form of and upon the terms contained in Exhibit G attached hereto and incorporated herein by this reference, which shall be fully executed by the Guarantor(s) specified in Subparagraph 1(o) above.

(p) Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

(q) Financial Statements. Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term including in connection with Tenant’s exercise of any option to extend or other option granted to Tenant in this Lease, but no more often that once in any calendar year, other than in the event of a Default by Tenant during such calendar year, the exercise of any option in such calendar year or in connection with Landlord’s prospective sale or refinancing of the Building, when such limitation shall not apply), Tenant shall deliver to Landlord (i) the most recent audited financial statement of Tenant and any Guarantor of this Lease, and (ii) annual audited financial statements of Tenant and such Guarantor for the two (2) years prior to the current financial statement year. Tenant represents that any financial statements provided to Landlord pursuant to this Subparagraph 34(q) will be fairly presented in conformity with accounting principles generally accepted in the United States of America, and include all disclosures necessary for such fair presentation and disclosures otherwise required to be included therein by the laws and regulations to which the Tenant is subject.

35.	LEASE EXECUTION.

(a) Tenant’s Authority. If Tenant executes this Lease as a partnership or corporation, Tenant hereby represents and warrants that: (a) Tenant is a duly authorized and existing partnership or corporation, as the case may be, and is qualified to do business in the state in which the Building is located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant’s behalf in accordance with the Tenant’s partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant’s board of directors and the Tenant’s by-laws (if Tenant is a corporation); and (c) this Lease is binding upon Tenant in accordance with its terms.

(b) Joint and Several Liability. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

TENANT:	LANDLORD:

SOLYNDRA FAB 2 LLC,	OMP PAGE LLC,
a Delaware limited liability company	a Delaware limited liability company

By:	By:	/s/ Timur Tecimer
Name:		Name:	Timur Tecimer
Its:		Its:	President

By:
Name:
Its:

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

TENANT:			LANDLORD:

SOLYNDRA FAB 2 LLC,			OMP PAGE LLC,
a Delaware limited liability company			a Delaware limited liability company

By:	/s/ W.G. Stover, Jr.		By:
	Name:	W.G. Stover, Jr.	Name:
	Its:	President & CEO	Its:

By:	/s/ Shigeyuki Hamamatsu
	Name:	Shigeyuki Hamamatsu
	Its:	Manager

EXHIBIT A

DEPICTION OF PREMISES

SHEET 2 of 2 SHEETS	**ALTA/ACSM LAND TITLE SURVEY**	SLOOTEN CONSULTING INC.
JOB No. 8106-01	FREMONT ... CALIFORNIA

EXHIBIT A

EXHIBIT B

DESCRIPTION/DEPICTION OF PREMISES LAND

Real property in the City of Fremont, County of Alameda, State of California, described as follows:

PARCEL ONE:

PARCEL 1, PARCEL MAP 3672, FILED APRIL 20, 1982, MAP BOOK 133, PAGES 49 AND 50, ALAMEDA COUNTY RECORDS.

PARCEL TWO:

A NON-EXCLUSIVE EASEMENT AS AN APPURTENANCE TO PARCEL ONE ABOVE, CREATED BY AGREEMENT BY AND BETWEEN SUTTER HILL LIMITED, A CALIFORNIA CORPORATION AND XEROX CORPORATION, A NEW YORK CORPORATION, RECORDED JULY 10, 1981, SERIES NO. 81-115086 OF OFFICIAL RECORDS, FOR CONSTRUCTION, MAINTENANCE AND USE OF A RAILROAD SPUR TRACK AND ASSOCIATED IMPROVEMENTS OVER AND ACROSS A PORTION OF PARCEL 5, PARCEL MAP 3296, FILED OCTOBER 31, 1980, IN BOOK 121 OF PARCEL MAPS, PAGE 59, ALAMEDA COUNTY RECORDS, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHERLY CORNER OF SAID PARCEL 5, OF SAID PARCEL MAP 3296; THENCE FROM SAID POINT OF BEGINNING ALONG THE NORTHWESTERLY LINE OF SAID PARCEL 5, SOUTH 67°01’43” WEST 15.83 FEET; THENCE LEAVING SAID NORTHWESTERLY LINE SOUTH 29°17’00” EAST 115.09 FEET TO A POINT ON THE NORTHEASTERLY LINE OF SAID PARCEL 5; THENCE ALONG SAID NORTHEASTERLY LINE NORTH 21°22’50” WEST 114.44 FEET TO THE POINT OF BEGINNING.

APN: 519-1010-104-01

EXHIBIT B

EXHIBIT C

WORK LETTER AGREEMENT

1. TENANT IMPROVEMENTS. As used in the Lease and this Work Letter Agreement, the term “Tenant Improvements” or “Tenant Improvement Work” or “Tenant’s Work” means those items of general tenant improvement construction shown on the Final Plans (described in Paragraph 4 below), more particularly described in Paragraph 5 below.

2. WORK SCHEDULE. Prior to commencing construction, Tenant will deliver to Landlord, for Landlord’s review and approval, a schedule (“Work Schedule”) which will set forth the timetable for the planning and completion of the installation of the Tenant Improvements, which approval shall not be unreasonably withheld and which must be approved or denied within five (5) business days of receipt from Tenant in each instance. All other approvals required of Landlord in this Exhibit C shall not be unreasonably withheld or delayed (and which must be approved or denied within three (3) business days of receipt from Tenant in each instance) recognizing that time is of the essence in the completion by Tenant of Tenant’s Work under this Lease.

3. CONSTRUCTION REPRESENTATIVES. Landlord hereby appoints the following person(s) as Landlord’s representative (“Landlord’s Representative”) to act for Landlord in all matters covered by this Work Letter Agreement: Stacey Johnson and Floyd Younkin.

Tenant hereby appoints the following person(s) as Tenant’s representative (“Tenant’s Representative”) to act for Tenant in all matters covered by this Work Letter Agreement: Shahzad Mahmud.

All communications with respect to the matters covered by this Work Letter Agreement are to be made to Landlord’s Representative or Tenant’s Representative, as the case may be, in writing in compliance with the notice provisions of the Lease. Either party may change its representative under this Work Letter Agreement at any time by written notice to the other party in compliance with the notice provisions of the Lease.

4. TENANT IMPROVEMENT PLANS

(a) Preparation of Space Plans. In accordance with the Work Schedule, Landlord agrees to meet with Tenant’s architect and/or space planner for the purpose of promptly reviewing preliminary space plans for the layout of the Premises prepared by Tenant (“Space Plans”). The Space Plans are to be sufficient to convey the architectural design of the Premises and layout of the Tenant Improvements therein and are to be submitted to Landlord in accordance with the Work Schedule for Landlord’s approval. If Landlord reasonably disapproves any aspect of the Space Plans, Landlord will advise Tenant in writing of such disapproval and the reasons therefor in accordance with the Work Schedule. Tenant will then submit to Landlord for Landlord’s approval, in accordance with the Work Schedule, a redesign of the Space Plans incorporating the revisions reasonably required by Landlord.

(b) Preparation of Final Plans. Based on the approved Space Plans, and in accordance with the Work Schedule, Tenant’s architect will prepare complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical working drawings for all of the Tenant Improvements for the Premises (collectively, the “Final Plans”). The Final Plans will show (a) the subdivision (including partitions and walls), layout, lighting, finish and decoration work (including carpeting and other floor coverings) for the Premises; (b) all internal and external communications and utility facilities which will require conduiting or other improvements from the base Building shell work; and (c) all other specifications for the Tenant Improvements. The Final Plans will be submitted to Landlord for signature to confirm that they are consistent with the Space Plans. If Landlord reasonably disapproves any aspect of the Final Plans based on any inconsistency with the Space Plans, Landlord agrees to advise Tenant in writing of such disapproval and the reasons therefor within the time frame set forth in the Work Schedule. In accordance with the Work Schedule, Tenant will then cause Tenant’s architect to redesign the Final Plans incorporating the revisions reasonably requested by Landlord so as to make the Final Plans consistent with the Space Plans.

EXHIBIT C

(c) Requirements of Tenant’s Final Plans. Tenant’s Final Plans will include locations and complete dimensions, and the Tenant Improvements, as shown on the Final Plans, will: (i) be compatible with the Building shell and with the design, construction and equipment of the Building; (ii) if not comprised of the Building standards set forth in the written description thereof (the “Standards”), then compatible with and of at least equal quality as the Standards and approved by Landlord; (iii) comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction, and all applicable insurance regulations; (iv) not overload the Building floors; and (v) be of a nature and quality consistent with the overall objectives of Landlord for the Building, as determined by Landlord in its reasonable but subjective discretion.

(d) Submittal of Final Plans. Once approved by Landlord and Tenant, Tenant’s architect will submit the Final Plans to the appropriate governmental agencies for plan checking and the issuance of a building permit. Tenant’s architect, with Landlord’s cooperation, will make any changes to the Final Plans which are requested by the applicable governmental authorities to obtain the building permit. After approval of the Final Plans no further changes may be made without the prior written approval of both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes.

(e) Changes to Shell of Building. If the Final Plans or any amendment thereof or supplement thereto shall require changes in the Building shell, the increased cost of the Building shell work caused by such changes will be paid for by Tenant or charged against the “Allowance” described in Paragraph 5 below.

(f) Work Cost Statement. Prior to the commencement of construction of any of the Tenant Improvements shown on the Final Plans, Tenant will submit to Landlord a written estimate of the cost to complete the Tenant Improvement Work, which written estimate will be based on the Final Plans taking into account any modifications which may be required to reflect changes in the Final Plans required by the City or County in which the Premises are located (the “Work Cost Statement”). If the total costs reflected in the Work Cost Statement exceed the Allowance described in Paragraph 5 below, Tenant agrees to pay such excess.

5. PAYMENT FOR THE TENANT IMPROVEMENTS

(a) Allowance. The Allowance is to be used only for:

(i) Payment of the cost of preparing the Space Plans and the Final Plans, including preparation and costs of review by Landlord’s consultants of all mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Final Plans. The Allowance will not be used for the payment of extraordinary design work not consistent with the scope of the Standards (i.e., above-standard design work) or for payments to any other consultants, designers or architects other than Landlord’s architects engineers and professional consultants and/or Tenant’s architect.

(ii) The payment of plan check, permit and license fees relating to construction of the Tenant Improvements.

(iii) Construction of the Tenant Improvements, including, without limitation, the following:

(aa) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

(bb) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work necessary for the Premises;

EXHIBIT C

(cc) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning;

(dd) Any additional improvements to the Premises required for Tenant’s use of the Premises including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems or improvements;

(ee) All fire and life safety control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, necessary for the Premises;

(ff) All plumbing, fixtures, pipes and accessories necessary for the Premises;

(gg) Testing and inspection costs;

(hh) The Roof Replacement Work (provided no more than [***] of the Allowance may be used for the Roof Replacement Work portion of Tenant’s Work);

(ii) The HVAC Chiller Replacement Work and the Transformer Work (provided no more than [***] of the Allowance may be used for the HVAC Chiller Replacement Work and the Transformer Work portion of Tenant’s Work);

(jj) The Irrigation/Landscaping Work (provided no more than [***] of the Allowance may be used for the Irrigation/Landscaping Work portion of Tenant’s Work);

(kk) The Immediate Occupancy/Seismic Work more particularly described on Schedule 1 attached to this Exhibit C; and

(ll) Fees and costs attributable to general conditions associated with the construction of the Tenant Improvements plus a construction administration/management fee payable to Landlord (or Landlord’s appointed construction manager) and equal to [***] of the total cost of the Tenant Improvements (“Construction Administration Fee”); provided, however, under no circumstances shall the Construction Administration Fee exceed [***].

(b) Excess Costs. The cost of each item referenced in Subparagraph 5(a) above shall be charged against the Allowance. If the work cost exceeds the Allowance, Tenant shall be solely responsible for payment of all excess costs. In no event will the Allowance be used to pay for Tenant’s furniture, artifacts, equipment, telephone systems or any other item of personal property which is not affixed to the Premises.

(c) Changes. Any changes to the Final Plans will be approved by Landlord and Tenant in the manner set forth in Paragraph 4 above. Tenant shall be solely responsible for any additional costs associated with such changes. Landlord will have the right to decline Tenant’s request for a change to the Final Plans if such changes are inconsistent with the provisions of Paragraph 4 above.

(d) Governmental Cost Increases. If increases in the cost of the Tenant Improvements as set forth in the Work Cost Statement are due to requirements of any governmental agency, Tenant shall, subject to the terms of Subparagraph 8(b) of the Lease, be solely responsible for such additional costs; provided, however, that Landlord will first apply toward any such increase any remaining balance of the Allowance.

*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.

EXHIBIT C

(e) Unused Allowance Amounts. Any unused portion of the Allowance upon completion of the Tenant Improvements will not be refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease.

(f) Disbursement of the Allowance. Provided Tenant is not in default following the giving of notice and passage of any applicable cure period under the Lease or this Work Letter Agreement, Landlord shall disburse the Allowance to Tenant to reimburse Tenant for the actual construction costs which Tenant incurs in connection with the construction of the Tenant Improvements in accordance with the following:

(i) Fifty percent (50%) of the Allowance minus the entire Construction Administration Fee shall be disbursed to Tenant within thirty (30) days following the Rent Commencement Date;

(ii) The final fifty percent (50%) of the Allowance shall be disbursed to Tenant when Landlord shall have received “Evidence of Completion and Payment” as to one hundred percent (100%) of Tenant’s Work having been completed and paid for by Tenant as described herein below and satisfaction of the items described in subparagraph (iv) below;

(iii) For purposes of this Work Letter Agreement the term “Evidence of Completion and Payment” shall collectively mean the following:

(A) Tenant has delivered to Landlord a draw request (“Draw Request”) in a form satisfactory to Landlord and Landlord’s lender with respect to the Improvements specifying that the requisite portion of Tenant’s Work has been completed, together with invoices, receipts and bills evidencing the costs and expenses set forth in such Draw Request and evidence of payment by Tenant for all costs which are payable in connection with such Tenant’s Work covered by the Draw Request. The Draw Request shall constitute a representation by Tenant that the Tenant’s Work identified therein has been completed in a good and workmanlike manner and in accordance with the Final Plans and the Work Schedule and has been paid for;

(B) The architect for the Tenant Improvements has certified to Landlord that the Tenant Improvements have been completed to the level indicated in the Draw Request in accordance with the Final Plans; and

(C) Landlord or Landlord’s architect or construction representative has inspected the Tenant Improvements and determined that the portion of Tenant’s Work covered by the Draw Request has been completed in a good and workmanlike manner;

(iv) The final disbursement of the balance of the Allowance shall be disbursed to Tenant only when Landlord has received Evidence of Completion and Payment as to all of Tenant’s Work as provided hereinabove and the following conditions have been satisfied:

(A) Thirty-five (35) days shall have elapsed following the filing of a valid notice of completion by Tenant for the Tenant Improvements;

(B) A certificate of occupancy for the Tenant Improvements and the Premises has been issued by the appropriate governmental body;

(C) Tenant has delivered to Landlord: (i) properly executed mechanics lien releases from all of Tenant’s contractors, agents and suppliers in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), which lien releases shall be conditional with respect to the then-requested payment amounts and unconditional with respect to payment amounts previously disbursed by

EXHIBIT C

Landlord; (ii) an application and certificate for payment (AIA form G702-1992 or equivalent) signed by Tenant’s architect/space planner; (iii) original stamped building permit plans; (iv) copy of the building permit; (v) original stamped building permit inspection card with all final sign-offs; (vi) a reproducible copy (in a form approved by Landlord) of the “as-built” drawings of the Tenant Improvements; (vii) air balance reports; (viii) excess energy use calculations; (ix) one year warranty letters from Tenant’s contractors; (x) manufacturer’s warranties and operating instructions; (xi) final punchlist completed and signed off by Tenant’s architect/space planner; and (xii) an acceptance of the Premises signed by Tenant;

(D) Landlord has determined that no work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building;

(E) The satisfaction of any other requirements or conditions which may be required or imposed by Landlord’s lender with respect to the construction of the Tenant Improvements; and

(F) Tenant has delivered to Landlord evidence satisfactory to Landlord that all construction costs in excess of the Allowance have been paid for by Tenant.

(g) Books and Records. At its option, Landlord, at any time within three (3) years after final disbursement of the Allowance to Tenant, and upon at least ten (10) days prior written notice to Tenant, may cause an audit to be made of Tenant’s books and records relating to Tenant’s expenditures in connection with the construction of the Tenant Improvements. Tenant shall maintain complete and accurate books and records in accordance with generally accepted accounting principles of these expenditures for at least three (3) years. Tenant shall make available to Landlord’s auditor at the Premises within ten (10) business days following Landlord’s notice requiring the audit, all books and records maintained by Tenant pertaining to the construction and completion of the Tenant Improvements. In addition to all other remedies which Landlord may have pursuant to the Lease, Landlord may recover from Tenant the reasonable cost of its audit if the audit discloses that Tenant falsely reported to Landlord expenditures which were not in fact made or falsely reported a material amount of any expenditure or the aggregate expenditures.

6. CONSTRUCTION OF TENANT IMPROVEMENTS. Following Landlord’s approval of the Final Plans and the Work Cost Statement described in Subparagraph 4(f) above, Tenant’s contractor (selected as provided in Subparagraph 9(n) below) will commence and diligently proceed with the construction of the Tenant Improvements. Tenant shall use diligent efforts to cause its contractor to complete the Tenant Improvements in a good and workmanlike manner in accordance with the Final Plans and the Work Schedule. Tenant agrees to use diligent efforts to cause construction of the Tenant Improvements to commence promptly following the issuance of a building permit for the Tenant Improvements. Landlord shall have the right to enter upon the Premises to inspect Tenant’s construction activities following reasonable advance notice Tenant.

7. INTENTIONALLY OMITTED.

8. SUBSTANTIAL COMPLETION; PUNCH-LIST. For purposes of this Tenant Work Letter, the Tenant Improvements will be deemed to be “substantially completed” when Tenant’s contractor certifies in writing to Landlord and Tenant that Tenant has substantially performed all of the Tenant Improvement Work required to be performed by Tenant under this Work Letter Agreement, other than decoration and minor “punch-list” type items and adjustments which do not materially interfere with Tenant’s use of the Premises; and Tenant has obtained a temporary certificate of occupancy or other required equivalent approval from the local governmental authority permitting occupancy of the Premises. Within ten (10) days after receipt of such certificates, Tenant and Landlord will conduct a walk-through inspection of the Premises and Landlord shall provide to Tenant a written punch-list specifying those decoration and other punch-list items which require completion, which items Tenant will thereafter diligently complete.

EXHIBIT C

9. MISCELLANEOUS CONSTRUCTION COVENANTS

(a) No Liens. Tenant shall not allow the Tenant Improvements or the Building or any portion thereof to be subjected to any mechanic’s, materialmen’s or other liens or encumbrances arising out of the construction of the Tenant Improvements.

(b) Diligent Construction. Tenant will promptly, diligently and continuously pursue construction of the Tenant Improvements to successful completion in full compliance with the Final Plans, the Work Schedule and this Work Letter Agreement. Landlord and Tenant shall cooperate with one another during the performance of Tenant’s Work to effectuate such work in a timely and compatible manner.

(c) Compliance with Laws. Tenant will construct the Tenant Improvements in a safe and lawful manner. Tenant shall, at its sole cost and expense, comply with all applicable laws and all regulations and requirements of, and all licenses and permits issued by, all municipal or other governmental bodies with jurisdiction which pertain to the installation of the Tenant Improvements. Copies of all filed documents and all permits and licenses shall be provided to Landlord. Any portion of the Tenant Improvements which is not acceptable to any applicable governmental body, agency or department, or not reasonably satisfactory to Landlord, shall be promptly repaired or replaced by Tenant at Tenant’s expense. Notwithstanding any failure by Landlord to object to any such Tenant Improvements, Landlord shall have no responsibility therefor.

(d) Indemnification. Subject to the tenors of the Lease regarding insurance and waiver of subrogation by the parties, Tenant hereby indemnifies and agrees to defend and hold Landlord, the Premises and the Premises Land harmless from and against any and all suits, claims, actions, losses, costs or expenses of any nature whatsoever, together with reasonable attorneys’ fees for counsel of Landlord’s choice, arising out of or in connection with the Tenant Improvements or the performance of Tenant’s Work (including, but not limited to, claims for breach of warranty, worker’s compensation, personal injury or property damage, and any materialmen’s and mechanic’s liens).

(e) Insurance. Construction of the Tenant Improvements shall not proceed without Tenant first acquiring workers’ compensation and commercial general liability insurance and property damage insurance as well as “All Risks” builders’ risk insurance, all in accordance with the terms of the Lease. In addition to the foregoing, at Landlord’s request, Tenant shall furnish to Landlord a completion and lien indemnity bond or other surety satisfactory to Landlord with respect to the performance of the Tenant Improvements. Tenant’s contractor shall be required to maintain the same insurance policies as Tenant, and such policies shall name Tenant, Landlord and any lender with an interest in the Premises as additional insureds.

(f) Construction Defects. Landlord shall have no responsibility for the Tenant Improvements and Tenant will remedy, at Tenant’s own expense, and be responsible for any and all defects in the Tenant Improvements that may appear during or after the completion thereof whether the same shall affect the Tenant Improvements in particular or any parts of the Premises in general. Tenant shall indemnify, hold harmless and reimburse Landlord for any costs or expenses incurred by Landlord by reason of any defect in any portion of the Tenant Improvements constructed by Tenant or Tenant’s contractor or subcontractors, or by reason of inadequate cleanup following completion of the Tenant Improvements.

(g) Additional Services. If the construction of the Tenant Improvements shall require that additional services or facilities (including, but not limited to, cleanup or other cleaning services, trash removal, field supervision, or ordering of materials) be provided by Landlord, then Tenant shall pay Landlord for such items at Landlords cost or at a reasonable charge if the item involves time of Landlord’s personnel only. Electrical power and heating, ventilation and air conditioning shall be available to Tenant during normal business hours for construction purposes at no charge to Tenant.

EXHIBIT C

(h) Coordination of Labor. All of Tenant’s contractors, subcontractors, employees, servants and agents must work in harmony with and shall not interfere with any labor employed by Landlord, or Landlord’s contractors or, if applicable, by any other tenant or its contractors.

(i) Work in Adjacent Areas. Any work to be performed in areas adjacent to the Premises shall be performed only after obtaining Landlord’s express written permission, which shall not be unreasonably withheld, conditioned or delayed, and shall be done only if an agent or employee of Landlord is present; Tenant will reimburse Landlord for the expense of any such employee or agent.

(j) HVAC Systems. Tenant agrees to be entirely responsible for the maintenance or the balancing of any heating, ventilating or air conditioning system installed by Tenant and/or maintenance of the electrical or plumbing work installed by Tenant and/or for maintenance of lighting fixtures, partitions, doors, hardware or any other installations made by Tenant.

(k) Coordination with Lease. Nothing herein contained shall be construed as (i) constituting Tenant as Landlord’s agent for any purpose whatsoever, or (ii) a waiver by Landlord or Tenant of any of the terms or provisions of the Lease. Any default by Tenant following the giving of notice and the passage of any applicable cure period with respect to any portion of this Work Letter Agreement shall be deemed a breach of the Lease for which Landlord shall have all the rights and remedies as in the case of a breach of said Lease.

(l) Approval of Plans. Landlord will not check Tenant drawings for building code compliance. Approval of the Final Plans by Landlord is not a representation that the drawings are in compliance with the requirements of governing authorities, and it shall be Tenant’s responsibility to meet and comply with all federal, state, and local code requirements. Approval of the Final Plans does not constitute assumption of responsibility by Landlord or its architect for their accuracy, sufficiency or efficiency, and Tenant shall be solely responsible for such matters.

(m) Tenant’s Deliveries. Tenant shall deliver to Landlord, at least five (5) days prior to the commencement of construction of Tenant’s Work, the following information:

(i) The names, addresses, telephone numbers, and primary contacts for the general, mechanical and electrical contractors Tenant intends to engage in the performance of Tenant’s Work; and

(ii) The date on which Tenant’s Work will commence, together with the estimated dates of completion of Tenant’s construction and fixturing work.

(n) Qualification of Contractors. Once the Final Plans have been proposed and approved, Tenant shall select and retain a contractor and subcontractors from a list of contractors and subcontractors approved by Landlord for the construction of the Tenant Improvement Work in accordance with the Final Plans. All contractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord’ s general contractor and other contractors on the job, if any, all as determined by Landlord. All work shall be coordinated with general construction work on the Premises Land, if any.

(o) Warranties. Tenant shall cause its contractor to provide warranties for not less than one (1) year (or such shorter time as may be customary and available without additional expense to Tenant) against defects in workmanship, materials and equipment, which warranties shall run to the benefit of Landlord or shall be assignable to Landlord to the extent that Landlord is obligated to maintain any of the improvements covered by such warranties.

(p) Landlord’s Performance of Work. Within ten (10) business days after receipt of Landlord’s notice of Tenant’s failure to perform its obligations under this Work Letter Agreement, if Tenant shall fail to commence to cure such failure, Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement of the cost thereof by Tenant, any and all of Tenant’s Work which Landlord determines, in its

EXHIBIT C

reasonable discretion, should be performed immediately and on an emergency basis for the best interest of the Premises including, without limitation, work which pertains to structural components, mechanical, sprinkler and general utility systems, roofing and removal of unduly accumulated construction material and debris; provided, however, Landlord shall use reasonable efforts to give Tenant at least ten (10) days prior notice to the performance of any of Tenant’s Work.

(q) As-Built Drawings. Tenant shall cause “As-Built Drawings” (excluding furniture, fixtures and equipment) to be delivered to Landlord and/or Landlord’s representative no later than sixty (60) days after the completion of Tenant’s Work. In the event these drawings are not received by such date, Landlord may, at its election, cause said drawings to be obtained and Tenant shall pay to Landlord, as additional rent, the cost of producing these drawings.

EXHIBIT C

EXHIBIT D

NOTICE OF LEASE TERM DATES

To:	Date:

Re:	Lease dated , 200_, by and between , a (“Landlord”) and (“Tenant”), concerning the premises known as (“Premises”).

Gentlemen:

In accordance with the subject Lease, we wish to advise and/or confirm as follows:

1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the subject Lease and that there is no deficiency in construction.

2. That the Tenant has possession of the subject Premises and acknowledges that under the provisions of the subject Lease the Term of the Lease shall commence as of                      for a term of                     , ending on                     .

3. That in accordance with the subject Lease, rent commenced to accrue on                             .

4. If the Commencement Date or Rent Commencement Date of the subject Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

5. Rent is due and payable in advance on the first day of each and every month during the term of said Lease. Tenant’s rent checks should be made payable to                      at                     .

AGREED AND ACCEPTED

TENANT:	[TENANT NAME], [type of Tenant business entity]

By:
Print Name:
Its:

By:
Print Name:
Its:

LANDLORD:	[LANDLORD NAME], [type of Landlord business entity]

By:
Print Name:
Its:

By:
Print Name:
Its:

SAMPLE ONLY

(Not For Execution)

EXHIBIT 1 TO

EXHIBIT C

EXHIBIT E

TENANT ESTOPPEL CERTIFICATE

The undersigned,                                     , a                                          (“Landlord”), with a mailing address of c/o Overton Moore Properties, 19300 S. Hamilton Avenue, Suite 200, Gardena, CA 90248 and                                         , a                                                   (“Tenant”), hereby certify to                                 , a                                      as follows:

1. Attached hereto is a true, correct and complete copy of that certain lease dated                              200_, between Landlord and Tenant (the “Lease”), which demised premises located                                          (the “Premises”).

The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

2. The Term of the Lease commenced on                                                      , 20__; Rent under the Least commenced to accrue on                                                      , 20    .

3. The Term of the Lease shall expire on                                         , 20__.

4. The Lease has: (initial one)

(                    ) not been amended, modified, supplemented, extended, renewed or assigned.

(                    ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto:

______________________________________________________________________________________________.

5. Tenant has accepted and is now in possession of the Premises.

6. Tenant and Landlord acknowledge that the Lease will be assigned to                                      and that no modification, adjustment, revision or cancellation of the Lease or amendments thereto shall be effective unless written consent of                                  is obtained, and that until further notice, payments under the Lease may continue as heretofore.

7. The amount of fixed monthly rent is $                            -.

8. The amount of security deposits (if any) is $                        . No other security deposits have been made. The amount of the letter of credit (if any) is $                                . No other letter of credit have been provided to Landlord.

9. Tenant is paying the full lease rental which has been paid in full as of the date hereof. No rent or other charges under the Lease have been paid more than thirty (30) days in advance of its due date.

10. All work required to be performed by Landlord under the Lease has been completed.

11. There are no defaults on the part of the Landlord or Tenant under the Lease.

EXHIBIT D

12. Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

13. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies except as provided in the Lease.

14. Tenant has no right or option to purchase the Premises or the Building (except as provided in                                         ), to relocate within the project of which the Building is a part, if applicable, or to terminate the Lease.

15. All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that                                      is about to fund a loan to Landlord or                                          is about to purchase the project (or part thereof) from Landlord and that                                          is relying upon the representations herein made in funding such loan or in purchasing the project (or part thereof).

IN WITNESS THEREOF, this certificate has been executed and delivered by the authorized officers of the undersigned as of                                                              , 20__.

[TENANT NAME], [type of Tenant business entity]

By:

(Typed Name)
Its:
(Title)

By:

(Typed Name)
Its:
(Title)

SAMPLE ONLY

(Not for Execution)

EXHIBIT D

EXHIBIT F

RULES AND REGULATIONS

1. Tenant shall not cause any unnecessary labor or carelessness or indifferent to the good order and cleanliness of the Premises.

2. Landlord will furnish Tenant, free of charge, with two keys to the front door of the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not after existing locks or install any new additional locks or bolts on any door of the Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys to all doors which have been furnished to Tenant, and in the event of any loss of any keys so furnished shall pay Landlord therefor.

3. Tenant shall not place a load upon any floor the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.

4. Except as expressly permitted pursuant to the terms of the Lease, Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantifies necessary for the operation or maintenance of office equipment or forklifts. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offense or objectionable to Landlord by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

5. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building if required by law.

6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

7. Tenant shall not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not use the Premises for any business or activity other than that specifically provided for in this Lease.

8. Canvassing, soliciting and distribution of handbills or any other written material are prohibited, and Tenant shall cooperate to prevent such activities.

9. Landlord reserves the right to exclude or expel from the Premises Land any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

10. Except as otherwise expressly permitted under the Lease, the Premises shall not be used for the storage of merchandise held for sale to the general public, or for loading or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted on the Premises without Landlord’s consent, except the use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave oven for employees use shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

EXHIBIT E

11. Tenant shall not bring any vehicles of any kind (other than forklifts) into the Building.

12. Without the written consent to Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

13. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

14. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

15. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease.

16. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

EXHIBIT E

EXHIBIT G

LEASE GUARANTY

THIS LEASE GUARANTY (“Guaranty”) is made by SOLYNDRA, INC., a Delaware corporation (“Guarantor”) in favor of OMP PAGE LLC, a Delaware limited liability company (“Landlord”) in connection with that certain Standard Industrial Lease dated October 26, 2009 (the “Lease”) pursuant to which Landlord is to lease to SOLYNDRA FAB 2 LLC, a Delaware limited liability company (“Tenant”) those premises generally referred to as 901 Page Avenue, Fremont, CA (the “Premises”).

A.	Landlord requires this Guaranty as a condition to its execution of the Lease and the performance of the obligations to be performed under the Lease by Landlord.

B.	Guarantor has agreed to provide this Guaranty to induce Landlord to enter into the Lease with Tenant and perform its obligations under the Lease.

In consideration of Landlord’s agreement to execute the Lease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor does hereby agree with Landlord as follows:

1. The Lease is hereby incorporated into and made a part of this Guaranty by this reference.

2. Guarantor hereby unconditionally guarantees, as a primary obligor and not as a surety, without deduction by reason of setoff, defense or counterclaim, the full and punctual payment of all sums of rent and other amounts payable under the Lease and the full and punctual performance of all terms, covenants and conditions in the Lease to be kept, performed and/or observed by Tenant. Guarantor’s obligations under this Guaranty are continuing and unconditional. The foregoing obligations are sometimes referred to hereinafter as the “Guaranty Obligations.”

3. Guarantor hereby agrees that, without the consent of or notice to Guarantor and without affecting any of the obligations of Guarantor hereunder: (a) the Lease may be extended and any other term, covenant or condition of the Lease may be amended, compromised, released or otherwise altered by Landlord and Tenant, and Guarantor does guarantee and promise to perform all the obligations of Tenant under the Lease as so extended, amended, compromised, released or altered; (b) any guarantor of or party to the Lease may be released, substituted or added; (c) any right or remedy under the Lease may be exercised, not exercised, impaired, modified, limited, destroyed, or suspended; (d) Landlord or any other person may deal in any manner with Tenant, any guarantor, any party to the Lease or any other person; (e) Landlord may permit Tenant to holdover the Premises beyond the Lease Term; and (f) all or any part of the Premises or of Tenant’s rights or liabilities under the Lease may be sublet, assigned or assumed. Without in any way limiting the foregoing, Guarantor agrees not to unreasonably withhold its consent to any sublease, assignment of the Lease or other modification of the Lease which is agreed to by Landlord and Tenant.

4. Guarantor hereby waives and agrees not to assert or take advantage of: (a) any right to require Landlord to proceed against Tenant, or any other guarantor or person or to pursue any other security or remedy before proceeding against Guarantor; (b) any defense based on the genuineness, validity, regularity or enforceability of the Lease; (c) any right or defense that may arise by reason of the incapacity, lack of authority, death or disability of Tenant or any other person; and (d) any right or defense arising by reason of the absence, impairment, modification, limitation, destruction or cessation (in bankruptcy, by an election of remedies, or otherwise) of the liability of Tenant, of the subrogation rights of Guarantor or of the right of Guarantor to proceed against Tenant for reimbursement. Guarantor waives any right, statutory, or otherwise, for itself to require or for Tenant to require Landlord to apply rents received toward the Guaranty Obligations, or to otherwise prioritize the receipt of rents as against the Guaranty Obligations.

EXHIBIT F

5. Guarantor hereby waives and agrees not to assert or take advantage of (a) any right or defense based on the absence of any or all presentments, demands (including demands for performance), notices (including notices of any adverse change in the financial status of Tenant, notices of any other facts which increase the risk to Guarantor, notices of non-performance and notices of acceptance of this Guaranty) and protests of each and every kind; (b) the defense of any statute of limitations in any action under or related to this Guaranty or the Lease; (c) any right or defense based on a lack of diligence or failure or delay by Landlord in enforcing its rights under this Guaranty or the Lease.

6. Guarantor hereby waives and agrees not to assert or take advantage of any right to (a) exoneration if Landlord’s actions shall impair any security or collateral of Guarantor; (b) any security or collateral held by Landlord; (c) require Landlord to proceed against or exhaust any security or collateral before proceeding against Guarantor; (d) require Landlord to pursue any right or remedy for the benefit of Guarantor.

7. Guarantor shall not, without the prior written consent of Landlord, commence, or join with any other person in commencing, any bankruptcy, reorganization or insolvency proceeding against Tenant. Guarantor’s obligations under this Guaranty shall in no way be affected by any bankruptcy, reorganization or insolvency of Tenant or any successor or assignee of Tenant or by any disaffirmance or abandonment of the Lease or any payment under this Guaranty by a trustee of Tenant in any bankruptcy proceeding including, without limitation, any impairment, limitation, or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease resulting from the operation of any present or future provision of any federal or state bankruptcy or insolvency law or other statute or from the decision of any court. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims which Guarantor may have against Tenant relating to any indebtedness of Tenant to Guarantor and will assign to Landlord all rights of Guarantor thereunder. Landlord shall have the sole right to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Landlord the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Landlord all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor’s obligations hereunder shall not be satisfied except to the extent that Landlord receives cash by reason of any such payment or distribution. If Landlord receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

8. Until all the Tenant’s obligations under the Lease are fully performed, Guarantor: (a) shall have no right of subrogation or reimbursement against the Tenant by reason of any payments or acts of performance by Guarantor under this Guaranty; (b) subordinates any liability or indebtedness of the Tenant now or hereafter held by Guarantor to the obligations of the Tenant under, arising out of or related to the Lease or Tenant’s use of the Premises; and (c) acknowledges that the actions of Landlord may affect or eliminate any rights of subrogation or reimbursement of Guarantor as against Tenant without any liability or recourse against Landlord.

9. Prior to the execution of this Guaranty and at any time during the Term of the Lease upon ten (10) days prior written notice from Landlord, Guarantor agrees to provide Landlord with a current financial statement for Guarantor and financial statements for Guarantor for the two (2) years prior to the current financial statement year to the extent not previously delivered to Landlord. Guarantor’s financial statements are to be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Guarantor, audited by an independent certified public accountant. Guarantor represents and warrants that all such financial statements shall be true and correct statements of Guarantor’s financial condition.

10. The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

EXHIBIT F

11. This Guaranty applies to, inures to the benefit of and binds all parties hereto, their heirs, devisees, legatees, executors, administrators, representatives, successors and assigns. This Guaranty may be assigned by Landlord voluntarily or by operation of law.

12. This Guaranty shall constitute the entire agreement between Guarantor and the Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may any guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Landlord. The waiver or failure to enforce any provision of this Guaranty shall not operate as a waiver of any other breach of such provision or any other provisions hereof. No course of dealing between Landlord and Tenant shall alter or affect the enforceability of this Guaranty or Guarantor’s obligations hereunder.

13. Guarantor hereby agrees to indemnify, protect, defend and hold Landlord harmless from and against, all losses, costs and expenses including, without limitation, all interest, default interest, post-petition bankruptcy interest and other post-petition obligations, late charges, court costs and attorneys’ fees, which may be suffered or incurred by Landlord in enforcing or compromising any rights under this Guaranty or in enforcing or compromising the performance of Tenant’s obligations under the Lease.

14. The term “Landlord” whenever hereinabove used refers to and means the Landlord in the foregoing Lease specifically named and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee of such Lease or any part thereof, whether by assignment or otherwise. The term “Tenant” whenever hereinabove used refers to and means the Tenant in the foregoing Lease specifically named and also any assignee or subtenant of said Lease and also any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise including, without limitation, any trustee in bankruptcy and any bankruptcy estate of Tenant, Tenant’s assignee or sublessee.

15. If any or all Guarantors shall become bankrupt or insolvent, or any application shall be made to have any or all Guarantors declared bankrupt or insolvent, or any or all Guarantors shall make an assignment for the benefit of creditors, or any or all Guarantors shall enter into a proceeding for the dissolution of marriage, or in the event of death of any or all Guarantors, notice of such occurrence or event shall be promptly furnished to Landlord by such Guarantor or such Guarantor’s fiduciary. This Guaranty shall extend to and be binding upon each Guarantor’s successors and assigns, including, but not limited to, trustees in bankruptcy and Guarantor’s estate.

16. Any notice, request, demand, instruction or other communication to be given to any party hereunder shall be in writing and sent by registered or certified mail, return receipt requested in accordance with the notice provisions of the Lease. The Tenant shall be deemed Guarantor’s agent for service of process and notice to Guarantor delivered to the Tenant at the address set forth in the Lease shall constitute proper notice to Guarantor for all purposes. Notices to Landlord shall be delivered to Landlord’s address set forth in the Lease. Landlord, at its election, may provide an additional notice to Guarantor at the address provided under Guarantor’s signature below.

17. If either party hereto participates in an action against the other party arising out of or in connection with this Guaranty, the prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, collection costs and other costs incurred in and in preparation for the action. Guarantor hereby waives any right to trial by jury and further waives and agrees not to assert or take advantage of any defense based on any claim that any arbitration decision binding upon Landlord and Tenant is not binding upon Guarantor.

18. Guarantor agrees that all questions with respect to this Guaranty shall be governed by, and decided in accordance with, the laws of the State of California.

19. Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective.

EXHIBIT F

20. Time is strictly of the essence under this Guaranty and any amendment, modification or revision hereof.

21. If more than one person signs this Guaranty, each such person shall be deemed a guarantor and the obligation of all such guarantors shall be joint and several. When the context and construction so requires, all words used in the singular herein shall be deemed to have been used in the plural. The word “person” as used herein shall include an individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.

22. If Guarantor is a corporation, each individual executing this Guaranty on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Guaranty on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Guaranty is binding upon said corporation in accordance with its terms. If Guarantor is a corporation, Landlord, at its option, may require Guarantor to concurrently, with the execution of this Guaranty, deliver to Landlord a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Guaranty.

23. Without limiting the generality of any of the covenants and agreements of the Guarantor set forth above in this Guaranty, Guarantor hereby waives any and all rights or defenses that are or may become available to Guarantor under the provisions of Sections 2787 to 2855 inclusive of the California Civil Code and any similar or analogous statutes of California or any other jurisdiction.

THE UNDERSIGNED HAS READ AND UNDERSTANDS THE TERMS AND CONDITIONS CONTAINED IN THIS GUARANTY INCLUDING, WITHOUT LIMITATION, ALL WAIVERS CONTAINED IN THIS GUARANTY.

Executed on this 23rd day of October, 2009.

Address of Guarantor:

Solyndra, Inc.	SOLYNDRA, INC.,

47700 Kato Road	a Delaware corporation

Fremont CA 94538

	By:	/s/ W.G. Stover, Jr.
	Print Name:	W.G. Stover, Jr.
	Print Title:	Vice President, Finance & CFO

	By:	/s/ Ben Bierman
	Print Name:	Ben Bierman
	Print Title:	Executive Vice President, Operations

EXHIBIT F

EXHIBIT H

HAZARDOUS MATERIALS ADDENDUM

This Exhibit H is hereby attached to and made a part of the Lease dated October __, 2009 by and between OMP PAGE LLC, a Delaware limited liability company, as Landlord and SOLYNDRA FAB 2 LLC, a Delaware limited liability company, as Tenant for the Premises known as 901 Page Avenue, Fremont, California.

1. Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released into the environment or disposed of on, in, under or about the Premises and/or any portion of the Premises Land by Tenant, its agents, employees, contractors, sublessees or invitees (collectively referred to together with Tenant as “Tenant Parties”), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Landlord, in its sole and absolute discretion, may consent to Tenant’s generation, storage or use of Hazardous Materials on or in the Premises and/or the Premises Land, provided that Tenant shall have the right to use those Hazardous Materials described on Schedule H-1 attached hereto, provided Tenant uses the same in accordance with all applicable laws and that the quantities of the same utilized by Tenant are reasonably necessary for the activities constituting Tenant’s Permitted Use of the Premises.

2. Upon the expiration or sooner termination of this Lease, Tenant covenants to remove from the Premises and/or the Premises Land, at its sole cost and expense, any and all Hazardous Materials, and/or equipment, fixtures, systems and other tenant improvements used in connection with storing, handling, treating and/or dispensing of such Hazardous Materials, which are brought upon, stored, used, generated or released into the environment or disposed of on, in, under or about the Premises and/or any other portion of the Premises Land by Tenant or any Tenant Parties and to restore such portions of the Premises and/or the Premises Land to substantially the same condition it was in prior thereto (e.g., restore asphalt or concrete surfaces, including, without limitation, cleaning such surfaces and if required to restore the same to an acceptable warehouse and industrial use standard, removing and replacing any stained or contaminated asphalt or concrete surfaces). Upon the expiration or sooner termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with Applicable Laws and to obtain closure letters or appropriate governmental sign-offs from the issuing agency with respect to all such permits if such closure letters or sign-offs are required or customarily obtained and available. Tenant’s failure to satisfy the obligations set forth in this Exhibit H prior to the expiration or earlier termination of this Lease shall constitute a failure to timely surrender the Premises to Landlord, and at Landlord’s election, Tenant shall not be deemed to have vacated the Premises until such obligations are satisfied.

3. Notwithstanding anything to the contrary in Paragraph 15 of the Lease, to the fullest extent permitted by law, Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its agents, directors, officers, partners, members, employees, shareholders, representatives and any of their agents, directors, officers, partners, members, employees, shareholders, representatives, Landlord’s lender(s) and any owners and operators of the Premises and/or the Premises Land (the “Landlord Indemnitees”) from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in the value of the Premises or the Premises Land, damages for the loss or restriction on use of rentable space or of any amenity of the Premises or any other portion of the Premises Land, and sums paid in settlement of claims, attorneys’ fees consultant fees and expert fees) (collectively, “Claims”) which arise during or after the Term of this Lease directly or indirectly from the presence of Hazardous Materials on, in, under or about the Premises or any other portion of the Premises Land which is caused or permitted by Tenant or any Tenant Parties. This indemnification by Tenant of Landlord and Landlord’s Indemnities includes, without limitation, any and all costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision because of the presence of such Hazardous Material in, on, under or about the Premises or any other portion of the Premises Land. Tenant shall immediately notify Landlord of any release of Hazardous Materials at the Premises or any other portion of the Premises Land which Tenant becomes aware of during the Term of this Lease, whether

EXHIBIT G

caused by Tenant or any other persons or entities. As used in this Lease, the term “Hazardous Materials” includes, without limitation, any hazardous or toxic material, substance, irritant, chemical, or waste, including without limitation (A) any material defined, classified, designated, listed or otherwise considered under any environmental law as a “hazardous waste,” “hazardous substance,” “hazardous material,” “extremely hazardous waste,” “acutely hazardous waste,” “radioactive waste,” “biohazardous waste,” “pollutant,” “toxic pollutant,” “contaminant,” “restricted hazardous waste,” “infectious waste,” “toxic substance,” or any other term or expression intended to define, list, regulate or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment, (B) any material, substance or waste which is toxic, ignitable, corrosive, reactive, explosive, flammable, infectious, radioactive, carcinogenic or mutagenic, and which is or becomes regulated by any local, state or federal governmental authority, any agency of the State of California or any agency of the United States Government, (C) any oil, petroleum, petroleum based products, petroleum additives, and/or derived substances of breakdown product, (D) asbestos, (E) petroleum and petroleum based products, (F) urea formaldehyde foam insulation, (G) polychlorinated biphenyls (“PCBs”), and (H) freon and other chlorofluorocarbons, (I) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (J) lead-based paint and (K) solvents.

Notwithstanding the foregoing, Tenant shall not be responsible for, or obligated to indemnify, defend and hold Landlord and the Landlord Indemnitees free and harmless from and against, any Claims arising directly or indirectly from the presence of Hazardous Materials to the extent (i) caused by Landlord, its agents, employees and/or contractors, or (ii) such presence of Hazardous Materials existed prior to the date of this Lease or migrated to the Premises Land from other real property at any time as a result of acts or omissions for which neither Tenant nor any Tenant Parties were responsible; provided, however, Tenant shall remain responsible for, and obligated to indemnify and hold Landlord and the Landlord Indemnitees free and harmless from and against, any such Claims to the extent Tenant exacerbated the presence of such Hazardous Materials existing prior to the date of this Lease (if any) or migrating to the Premises Land at any time.

4. Tenant shall promptly notify Landlord of, and shall make available to Landlord at the Premises, true, correct, complete and legible copies of, all of the following environmental items relating to the Premises and/or the Premises Land which may be filed or prepared by or on behalf of, or delivered to or served upon, Tenant: reports filed pursuant to any self-reporting requirements, all permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices and all other reports, disclosures, plans or documents (even those which may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, underground storage tanks or Hazardous Materials.

5. In addition to Tenant’s routine reporting obligations described above, Tenant shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of, all of the following environmental items relating to the Premises and/or the Premises Land which may be filed or prepared by or on behalf of, or delivered to or served upon, Tenant: all orders, reports, notices, listings and correspondence (even those which may be considered confidential) pertaining to or concerning the release, investigation of, compliance, clean up, remedial and corrective actions, and abatement and/or monitoring of Hazardous Materials whether or not required by any Applicable Laws, including, but not limited to, reports and notices required by or given pursuant to any Applicable Laws, and all orders, decrees, notices of non-compliance, complaints, pleadings and other legal documents issued to or filed against Tenant related to Tenant’s generation, use, handling, storage, release or disposal of Hazardous Materials. In the event of a release of any Hazardous Materials in, on, under or about the Premises or the Premises Land, Tenant shall promptly provide Landlord with copies of all reports and correspondence with or from all governmental agencies, authorities or any other persons relating to such release.

6. Prior to the execution of this Lease, Tenant shall complete, execute and deliver to Landlord a Hazardous Materials Questionnaire (the “Hazardous Materials Questionnaire”) in the form of Exhibit I attached hereto, and Tenant shall certify to Landlord all information contained in the Hazardous Materials Questionnaire as true and correct to the best of Tenant’s knowledge and belief. The completed Hazardous Materials Questionnaire shall be deemed incorporated

EXHIBIT G

into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date (each such date is hereinafter referred to as a “Disclosure Date”), until and including the Disclosure Date first occurring after the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were stored, generated or used or disposed of on, in, under or about the Premises and/or the Premises Land for the twelve-month period prior to each Disclosure Date (all of which use shall be subject to Landlord’s Consent pursuant to the other provisions of this Lease and Addendum), or after each Disclosure Date with respect to any Hazardous Materials which Tenant intends to store, generate, use or dispose of, on, under or about the Premises and/or the Premises Land. At Landlord’s option, Tenant’s disclosure obligations under this Paragraph 6 shall include a requirement that Tenant update, execute and deliver to Landlord the Hazardous Materials Questionnaire, as the same may be reasonably modified by Landlord from time to time.

7. Landlord and Landlord’s agents and employees shall have the right, but not the obligation, to inspect, investigate, sample and/or monitor the Premises and the Premises Land, including any soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses, at any time to determine whether Tenant is complying with the terms of this Exhibit H, and in connection therewith, Tenant shall provide Landlord with full access to all relevant facilities, records and personnel. If Tenant is not in compliance with any of the provisions of this Exhibit H, Landlord and Landlord’s agents and employees shall have the right, but not the obligation, without limitation upon any of Landlord’s other rights and remedies under this Lease, to immediately enter upon the Premises and/or the Premises Land and to discharge Tenant’s obligations under this Exhibit H at Tenant’s expense, notwithstanding any other provision of this Lease. Landlord and Landlord’s agents and employees shall endeavor to minimize interference with Tenant’s business but shall not be liable for any such interference. All sums reasonably disbursed, deposited or incurred by Landlord in connection therewith, including, but not limited to, all costs, expenses and actual attorneys’ fees, shall be due and payable by Tenant to Landlord, as an item of additional rent, on demand by Landlord, together with interest thereon at the Interest Rate from the date of such demand until paid by Tenant.

8. Landlord, at Tenant’s sole cost and expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims or causes of action arising out of the storage, generation, use, treatment, release or disposal by Tenant or any Tenant Parties of Hazardous Materials in, on, under, from or about the Premises or any other portion of the Premises Land. If the presence of any Hazardous Materials in, on, under or about the Premises or any other portion of the Premises Land caused or permitted by Tenant or any Tenant Parties, results in (i) injury to any person, (ii) injury to or any contamination of the Premises and/or the Premises Land or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its sole cost and expense, shall promptly take all actions necessary to return the Premises or such other portion of the Premises Land, to the condition existing prior to the introduction of such Hazardous Materials to the Premises and/or the Premises Land and to remedy or repair any such injury or contamination. Notwithstanding the foregoing, Tenant shall not, without Landlord’s prior written consent, not to be unreasonably withheld, take any remedial action in response to the presence of any Hazardous Materials in, on, under or about the Premises or any other portion of the Premises Land, or enter into any settlement agreement, consent decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided, however, Landlord’s prior written consent shall not be necessary in the event that the presence of Hazardous Materials in, on, under or about the Premises or any other portion of the Premises Land (i) poses an immediate threat to the health, safety or welfare of any individual or (ii) is of such a nature that an immediate remedial response is necessary and (iii) it is not possible to obtain Landlord’s consent before taking such action.

9. Promptly upon the expiration or sooner termination of this Lease, Tenant shall represent to Landlord in writing that (i) Tenant has made a diligent effort to determine whether any Hazardous Materials are in, on, under or about the Premises or any other portion of the Premises Land, and (ii) no Hazardous Materials exist in, on, under or about the Premises or any other portion of the Premises Land other than as specifically identified to Landlord by Tenant in writing or which have otherwise been identified by Landlord to Tenant in environmental reports provided by Landlord to Tenant. To ensure performance of Tenant’s obligations under this Paragraph 9, Landlord may, at any time within one (1) year of the expiration of the Term, or upon the occurrence of an event of Default, by notice to Tenant, require that Tenant

EXHIBIT G

promptly commence and diligently prosecute to completion an environmental assessment of the Premises or any other portion of the Premises Land. In connection therewith, Landlord may require Tenant, at Tenant’s sole cost and expense, to immediately hire an outside environmental consultant satisfactory to Landlord to perform a complete environmental assessment of the Premises or any other portion of the Premises Land, an executed copy of which shall be delivered to Landlord within thirty (30) days after Landlord’s request therefor. If Tenant or the environmental assessment indicates the existence of Hazardous Materials in, on, under or about the Premises or any other portion of the Premises Land, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord within thirty (30) days after such request a comprehensive plan, subject to Landlord’s approval, specifying the actions to be taken by Tenant to further assess the nature and extent of such Hazardous Materials and to identify whatever additional investigation and remedial action is appropriate and necessary to comply with environmental laws and to enable the Premises or any other portion of the Premises Land to be developed and used without restriction due to the presence of such Hazardous Materials. Upon Landlord’s approval of such clean up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan and proceed to remediate any Hazardous Material Condition in accordance with all Applicable Laws and as required by such plan and this Lease.

10. The provisions of this Exhibit H shall survive any termination of this Lease.

/s/ W. G. Stover, Jr.
Landlord’s Initials	Tenant’s Initials

EXHIBIT G

promptly commence and diligently prosecute to completion an environmental assessment of the Premises or any other portion of the Premises Land. In connection therewith, Landlord may require Tenant, at Tenant’s sole cost and expense, to immediately hire an outside environmental consultant satisfactory to Landlord to perform a complete environmental assessment of the Premises or any other portion of the Premises Land, an executed copy of which shall be delivered to Landlord within thirty (30) days after Landlord’s request therefor. If Tenant or the environmental assessment indicates the existence of Hazardous Materials in, on, under or about the Premises or any other portion of the Premises Land, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord within thirty (30) days after such request a comprehensive plan, subject to Landlord’s approval, specifying the actions to be taken by Tenant to further assess the nature and extent of such Hazardous Materials and to identify whatever additional investigation and remedial action is appropriate and necessary to comply with environmental laws and to enable the Premises or any other portion of the Premises Land to be developed and used without restriction due to the presence of such Hazardous Materials. Upon Landlord’s approval of such clean up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan and proceed to remediate any Hazardous Material Condition in accordance with all Applicable Laws and as required by such plan and this Lease.

10. The provisions of this Exhibit H shall survive any termination of this Lease.

[ILLEGIBLE]
Landlord’s Initials	Tenant’s Initials

EXHIBIT G

SCHEDULE H-1

PERMITTED HAZARDOUS MATERIALS

[***]

*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.

SCHEDULE H

EXHIBIT I

HAZARDOUS MATERIALS QUESTIONNAIRE

This questionnaire is designed to solicit information regarding your proposed use of hazardous or toxic materials. Please complete the questionnaire and return it to Landlord’s property manager and Landlord for evaluation. If your use of materials or generation of wastes is considered to be significant, further information may be requested regarding your plans for hazardous and toxic materials management.

Your cooperation in this matter is appreciated. If you have any questions do not hesitate to call us for assistance.

I.	PROPOSED LESSEE OR TENANT

D.B.A.:

Name (Corporation, Individual, Corporate or Individual D.B.A., or Public Agency)

Standard Industrial Classification Code (SIC)

Street Address

City, State, Zip Code

Contact Person & Title:

Telephone Number: (        )                                                   Facsimile Number: (        )

II.	LOCATION AND ADDRESS OF PROPOSED LEASE

Street Address

City, State, Zip Code

III.	DESCRIPTION OF PROPOSED FACILITY USE

Describe proposed use and operation of Premises including principal products or service to be conducted at facility:

Does the operation of your business involve the use, generation, treatment, storage, transfer or disposal of hazardous wastes or materials? Yes          No         . If yes, or if your SIC code number is between 2000 to 4000, please complete Section IV.

EXHIBIT H

IV.	PERMIT DISCLOSURE

Does the operation of your business require permits, license or plan approval from any of the following agencies?

U.S. Environmental Protection Agency

City or County Sanitation District

State Department of Health Services

U.S. Nuclear Regulatory Commission

Air Quality Management District

Bureau of Alcohol, Firearms and Tobacco

City or County Fire Department

Regional Water Quality Control Board

Indicate permit or license numbers, issuing agency and expiration date or renewal date, if applicable.

If your answer is yes to any of the above questions please complete Sections V and VI.

V.	HAZARDOUS MATERIALS DISCLOSURE

Will any hazardous or toxic materials or substances be stored onsite? Yes          No         . If yes, please describe the materials or substances to be stored, quantities and proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

Material	Storage Method	Quantity On A Monthly Basis

Attach additional sheets if necessary.

Is any facility modification required or planned to mitigate the release of toxic or hazardous substance or wastes into the environment? Yes          No         . If yes, please describe the proposed facility modifications:

EXHIBIT H

VI.	HAZARDOUS WASTE DISCLOSURE

Will any hazardous waste, including recyclable waste, be generated by the operation of your business?

Yes          No         . If yes, please list the hazardous waste which will be generated at the facility, its hazard class and volume/frequency of generation on a monthly basis.

Waste Name	Hazard Class	Volume/Month

Attach additional sheets if necessary.

If yes, please also indicate if any such wastes are to be stored within the Premises and the proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other).

Waste Name	Storage Method

If yes, please also describe the method(s) of disposal for each waste. Indicate where disposal will take place and method of transportation to be used:

Is any treatment or processing of hazardous wastes to be conducted onsite? Yes          No         . If yes, please describe proposed treatment/processing methods:

Which agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal of hazardous materials or wastes at or from the Premises?

(Please list all agencies)

EXHIBIT H

Have there been any agency enforcement actions regarding the company facilities, or any existing company facilities, or any past, pending or outstanding administrative orders or consent decrees? Yes          No         . If yes, have there been any continuing compliance obligations imposed on your company as a result of decrees or orders? Yes          No         . If yes, please describe:

Has the company been the recipient of requests for information, notice and demand letters, cleanup and abatement orders, or cease and desist orders or other administrative inquiries? Yes          No         . If yes, please describe:

Are there any pending citizen lawsuits, or have any notices of violations been provided to the company or any existing facilities pursuant to the citizens suit provisions of any statute? Yes          No         . If yes, please describe:

Have there been any previous lawsuits against the company regarding environmental concerns?

Yes          No         . If yes, please describe how these lawsuits were resolved?

Has an environmental audit ever been conducted at any of your company’s existing facilities? Yes          No         . If yes, please describe:

Does your company carry environmental impairment insurance? Yes          No         . If yes, what is the name of the carrier and what are the effective periods and monetary limits of such coverage?

This Hazardous Materials Questionnaire is certified as being true and accurate and has been completed by the party whose signature appears below on behalf of Tenant as of the date set forth below.

Dated	Signature

Print Name

Title

EXHIBIT H

EXHIBIT J

REFERENCE PROVISION

The following reference provision (this “Reference Provision”) is an integral part of, and is incorporated by reference into, the Lease to which this Exhibit J is attached:

a. The parties prefer that any dispute between them be resolved in litigation subject to a jury trial waiver as set forth in Subparagraph 34(n)(i) of the Lease, but that method of dispute resolution is not currently available as a result of the decision of the California Supreme Court in Grafton Partners v. Superior Court, 36 Cal. 4th 944 (2005). Accordingly, until such time (if at all) as the California legislature enacts a law that would render the jury trial waiver set forth in Subparagraph 34(n)(i) of the Lease valid and enforceable or for any other reason a court of competent jurisdiction determines that the jury trial waiver set forth in Subparagraph 34(n)(i) of the Lease is valid and enforceable, this Reference Provision shall apply to any “Claim” (defined below), suit, action or proceeding commenced prior to such time in lieu of the jury trial waiver set forth in Subparagraph 34(n)(i) of the Lease.

b. Other than a controversy, dispute or claim involving (i) the nonjudicial foreclosure of a lien upon or security interest in real or personal property, (ii) the appointment of a receiver, (iii) the exercise of other provisional remedies (including, without limitation, attachment) prior to the appointment or pending the unavailability of the referee, or (iv) an action for unlawful detainer or forcible detainer (each, an “Excepted Claim”) (any of which may be initiated pursuant to applicable law), any controversy, dispute or claim (each, a “Claim”) among the parties arising out of or relating to the Lease will be resolved by a general reference proceeding in the State of California in accordance with the provisions of Sections 638 to 645.2, inclusive, of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Lease, venue for the reference proceeding will be in the Superior Court or Federal District Court in the Counties or District where venue is otherwise appropriate under applicable law (the “Court”).

c. The referee shall be a retired judge or justice selected by mutual written agreement of the parties within thirty (30) days after any party to the Lease gives written notice to the other parties that it wishes to resolve a Claim (other than an Excepted Claim) by a reference proceeding as contemplated by this Exhibit J. If the parties do not timely agree, the referee shall be selected by the presiding judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief were not granted. The referee shall be appointed to sit with all of the powers provided by law. Each party shall have one peremptory challenge pursuant to CCP § 170.6. Pending appointment of the referee, the Court has power to issue temporary or provisional remedies.

d. The parties agree that time is of the essence in conducting any reference proceeding. Accordingly, the referee shall be requested to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within ninety (90) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision. Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP § 644.

e. The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days’ written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee, whose decision shall be final and binding.

EXHIBIT H

f. Except as expressly set forth in this Exhibit J, the referee shall determine the manner in which the reference proceeding is conducted, including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

g. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including motions for summary judgment or summary adjudication. At the close of the reference proceeding, the referee shall issue a decision which disposes of all claims of the parties that are the subject of the reference. The referee’s decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties also reserve the right to obtain findings of fact, conclusions of law and a written statement of decision as well as the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

h. If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by binding arbitration. The arbitration will be conducted by a retired judge or justice in accordance with the California Arbitration Act, CCP §§ 1280-1294.2 (as amended from time to time). The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

i. EACH PARTY RECOGNIZES AND AGREES THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY, AND THAT IT IS IN EFFECT WAIVING ITS RIGHT TO TRIAL BY JURY IN AGREEING TO THIS REFERENCE PROVISION. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY AND FOR THE MUTUAL BENEFIT OF ALL PARTIES AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY DISPUTE AMONG THE PARTIES WHICH IN ANY WAY ARISES OUT OF OR IS RELATED TO THE AGREEMENT.

EXHIBIT H

EXHIBIT K

FORM OF LETTER OF CREDIT

[BANK LETTERHEAD]

                        , 200__

IRREVOCABLE LETTER OF CREDIT NO.

OMP PAGE LLC

c/o Overton Moore Properties

19300 S. Hamilton Avenue, Suite 200

Gardena, CA 90248

Attn: Mr. Timur Tecimer

Gentlemen:

                        , a                                      (“Bank”) [PLEASE PROVIDE NAME OF BANK], of             ,                      hereby issues its Irrevocable Letter of Credit in favor of OMP PAGE LLC, a Delaware limited liability company (“Landlord”), for the account of                             , a              (“Tenant”) up to the aggregate amount of                              and No/100 Dollars ($            ) (US Dollars), available at sight by the drafts of Landlord on the Bank. Drafts drawn on this Letter of Credit will be honored when presented, accompanied only by a letter or certificate purportedly signed by a representative of Landlord stating that:

“Landlord is entitled to draw on this Letter of Credit under the terms of the Standard Industrial Lease dated as of                 , 2009, between Landlord and Tenant.”

This Letter of Credit is unconditional. Multiple and partial draws shall be permitted hereunder. The Bank shall look solely to Tenant for payment of any fee for such transfer. Such payment is not a condition to transfer. Transfers may be effectuated only through the Bank and only upon presentation to the Bank of a duly executed instrument of transfer in the form attached hereto as Annex A. Any transfer of this Letter of Credit as aforesaid must be endorsed by the Bank on the reverse hereof and may not change the place of presentation of demands from the Bank’s Letter of Credit Operations Office in San Francisco, California.

The Bank shall be entitled (and required) to rely upon the statements contained in the above-described letter or certificate and will have no obligation to verify the truth of any statements set forth therein.

The Bank hereby agrees with you that all drafts drawn by reason of this Letter of Credit and in accordance with the above conditions, will meet with due honor when presented at the office of the Bank in San Francisco, California.

The obligations of the Bank shall not be subject to any claim or defense by reason of the invalidity, illegality, or inability to enforce any of the agreements set forth in the Lease.

This Letter of Credit is subject to the International Standby Practices—ISP98, International Chamber of Commerce Publication 590 when not in conflict with the express terms of this Letter of Credit.

EXHIBIT H

This Letter of Credit shall terminate at 3:00 p.m. Pacific Time on                          [Insert date 120 days following scheduled expiration of the Term / OR, if Letter of Credit will be automatically renewed annually, insert date one year after date of Letter of Credit and add: This Letter of Credit shall be deemed automatically extended without amendment(s) for successive period(s) of one year each from its current or any future expiration date(s) but in any event not beyond                          [Insert date 120 days following scheduled expiration of Term] which shall be the final expiration date of this Letter of Credit, unless, at least 60 days prior to the then current expiration date, we notify you in writing by certified mail, return receipt requested or by express courier, at the following address (or at such other address as you may specify by written notice to us), that this Letter of Credit will not be extended beyond the current expiration date; provided, that our obligation to make any payment hereunder in respect of a drawing request made prior to the expiry hereof shall continue until payment is made:

OMP PAGE LLC

c/o Overton Moore Properties

19300 S. Hamilton Avenue, Suite 200

Gardena, CA 90248

Attn: Mr. Timur Tecimer

Amounts drawn upon this Letter of Credit are to be endorsed on the reverse side of this Letter of Credit by the negotiating bank.

By:

Name:

Title:

EXHIBIT H

EXHIBIT L

DESCRIPTION OF LANDLORD’S WORK

(1)	remove and replace localized sections of significantly deteriorated or heaved asphalt paving located within the parking lot serving the Building;

(2)	apply OMP standard slurry seal at areas of worn or tight cracking at asphalt located within the parking lot serving the Building and seal localized open cracks in the paving located within the parking lot serving the Building;

(3)	apply OMP standard slurry seal coating and stripping the balance of the parking lot serving the Building;

(4)	repair cracks, prep and repaint exterior walls of the Building with mutually agreeable colors;

(5)	replace and repair shrunken or deteriorated window gaskets within the Building; and

(6)	remove and replace deteriorated doors and frames at fire pump enclosure of the Building.

EXHIBIT H

RIDER 1

OPTIONS

This Rider 1 is attached to, made a part of, incorporated into, and amends and supplements, that certain Standard Industrial Lease dated October     , 2009 (the “Lease”), by and between OMP PAGE LLC, a Delaware limited liability company (“Landlord”), and SOLYNDRA FAB 2 LLC, a Delaware limited liability company (“Tenant”). Landlord and Tenant agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth in this Rider 1 will be deemed to be a part of the Lease and will supersede any contrary provisions in the Lease and shall prevail and control for all purposes. All references in the Lease and in this Rider 1 to the defined term “Lease” are to be construed to mean the Lease as amended and supplemented by this Rider 1. Capitalized terms which are not defined in this Rider 1 have the meanings given to them in the Lease.

1. OPTIONS TO EXTEND.

(a) Subject to the terms of this Paragraph 1 and Paragraph 3 below, entitled “Options,” Landlord hereby grants to Tenant the option (each, an “Extension Option” and collectively, the “Extension Options”) to extend the Term of the Lease with respect to the entire Premises for up to [***] additional periods of [***] years each (each, an “Option Term” and collectively, the “Option Terms”), on the same terms, covenants and conditions as provided for in the Lease during the immediately preceding Term, except that (i) Tenant shall have no further extension rights (other than as expressly set forth herein), (ii) Basic Rent shall be established based on [***] of the “fair market rental rate” for the Premises for the applicable Option Term as defined and determined in accordance with the provisions of this Paragraph 1, and (iii) all other economic terms such as, without limitation, parking charges, if any, etc., shall be established based on the “fair market rental rate” for the Premises for the Option Term as defined and determined in accordance with the provisions of this Paragraph 1.

(b) Each Extension Option must be exercised, if at all, by written notice (“Extension Notice”) delivered by Tenant to Landlord no earlier than the date which is four hundred twenty (420) days, and no later than the date which is three hundred sixty (360) days, prior to the expiration of the immediately preceding Term of the Lease.

(c) The term “fair market rental rate” as used in this Rider 1 shall mean the annual amount per square foot, projected during the relevant period, that a willing, comparable, non-equity, renewal tenant (excluding sublease and assignment transactions) would pay, and a willing, comparable, institutional landlord of a comparable Class “A” quality industrial building containing similar parking ratios (e.g., up to 2.5 spaces per 1,000 square feet) and located in the greater Alameda County, San Jose and Milpitas areas (collectively, the “Comparison Area”) would accept, at arm’s length (what Landlord is accepting in current transactions for the Building may be considered), for space comparable in size and quality as the leased area at issue taking into account the age, quality and layout of the existing improvements in the leased area at issue and taking into account items that professional real estate brokers customarily consider, including, but not limited to, rental rates, industrial space availability, tenant size, tenant improvement allowances, operating expenses and allowance, parking charges, and any other economic matters then being charged by Landlord or lessors of such similar industrial buildings but shall not take into account any improvements or alterations paid for at the sole cost and expense of Tenant. Notwithstanding anything herein to the contrary, in no event will Basic Rent decrease from that payable in the last year of the immediately previous Lease Term as a result of the fair market rental rate determination provided for in this Paragraph 1.

*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.

EXHIBIT L

(d) Landlord’s determination of fair market rental rate shall be delivered to Tenant in writing not later than sixty (60) days following Landlord’s receipt of Tenant’s Extension Notice. Tenant will have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the fair market rental rate within which to accept such fair market rental rate or to object thereto in writing. Tenant’s failure to object to the fair market rental rate submitted by Landlord in writing within Tenant’s Review Period will conclusively be deemed Tenant’s approval and acceptance thereof. If Tenant objects to the fair market rental rate submitted by Landlord within Tenant’s Review Period, then Landlord and Tenant will attempt in good faith to agree upon such fair market rental rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement on such fair market rental rate within fifteen (15) days following the expiration of Tenant’s Review Period (the “Outside Agreement Date”), then each party’s determination will be submitted to appraisal in accordance with the provisions below.

(e) (i) Landlord and Tenant shall each appoint one independent, unaffiliated real estate broker (referred to herein as an “appraiser” even though only a broker) who has been active over the five (5) year period ending on the date of such appointment in the leasing of comparable industrial properties in the Comparison Area. Each such appraiser will be appointed within thirty (30) days after the Outside Agreement Date.

(ii) The two (2) appraisers so appointed will within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth herein above for qualification of the initial two (2) appraisers.

(iii) The determination of the appraisers shall be limited solely to the issue of whether Landlord’s or Tenant’s last proposed (as of the Outside Agreement Date) new Basic Rent for the Premises is the closest to the actual new Basic Rent for the Premises as determined by the appraisers, taking into account the requirements of Subparagraph 1(c) and this Subparagraph 1(e) regarding same.

(iv) The three (3) appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted new Basic Rent, and shall notify Landlord and Tenant thereof.

(v) The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant and neither party will have the right to reject the determination or undo the exercise of the Extension Option. The cost of each party’s appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

(vi) If either Landlord or Tenant fails to appoint an appraiser within the time period in Subparagraph 1(e)(i) herein above, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof and such appraiser’s decision shall be binding upon Landlord and Tenant and neither party will have the right to reject the determination or undo the exercise of the Extension Option.

(vii) If the two (2) appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to binding arbitration under the provisions of the American Arbitration Association.

(viii) In the event that the new Basic Rent is not established prior to end of the immediately previous Term of the Lease, the Basic Rent immediately payable at the commencement of the applicable Option Term shall be the Basic Rent determined by Landlord. Notwithstanding the above, once the fair market rental is determined in accordance with this section, the parties shall settle any overpayment on the next Basic Rent payment date falling not less than thirty (30) days after such determination.

EXHIBIT L

2. PURCHASE OPTION. Landlord is the owner of that certain real property and all improvements thereon, including the Building and the Premises Land (collectively, the “Landlord Property”), described in that certain form of Agreement of Purchase and Sale and Joint Escrow Instructions, contemplated to be entered into by and between Landlord, as seller, and Tenant, as buyer (the “Purchase Agreement”), a copy of which is attached hereto as Schedule 1 and incorporated herein by this reference. Landlord desires to grant an option to Tenant to acquire the Landlord Property (the “Purchase Option”) and Tenant hereby accepts said Purchase Option upon the terms and conditions stated herein. Tenant’s Purchase Option and the acquisition of the Landlord Property by Tenant shall be subject to Paragraph 3 below and be in accordance with the provisions of this Paragraph 2 and the Purchase Agreement.

(a) The term of the Purchase Option shall commence on the Commencement Date and shall terminate on that date which is [***] thereafter (the “Purchase Option Term”). The Purchase Option must be exercised, if at all, by written notice delivered by Tenant to Landlord no later than the expiration of the Purchase Option Term.

(b) The closing of the sale of the Landlord Property pursuant to this Paragraph 2 shall occur no later than that date which is [***] following the Commencement Date (the “Purchase Option Outside Date”).

(c) If the Purchase Option is not exercised in accordance with the terms and conditions of this Paragraph 2 prior to the expiration of the Purchase Option Term, or if the closing of the sale of the Landlord Property shall not occur on or before the Purchase Option Outside Date, or if Tenant Defaults under this Lease (whether or not Tenant has exercised the Purchase Option), then the Purchase Option shall automatically and immediately terminate without notice and, thereafter, Tenant shall have no interest whatsoever in the Landlord Property pursuant to this Paragraph 2. Tenant acknowledges that, once terminated, the Purchase Option may not be revived by any subsequent act of Tenant.

(d) Tenant agrees, concurrent with the execution of this Lease, to execute, acknowledge and deliver to Landlord a “Release of Memorandum of Purchase Option,” conveying to Landlord Tenant’s interest in the Landlord Property acquired pursuant to this Paragraph 2, in the form attached hereto as Schedule 2 and incorporated herein by this reference. Tenant agrees that Landlord shall be entitled to record the Release of Memorandum of Purchase Option in the event Tenant does not exercise the Purchase Option during the Purchase Option Term or the Purchase Option terminates as provided in this Paragraph 2. Tenant agrees, within ten (10) days after receipt of written request from Landlord, to execute, acknowledge and deliver any other instruments reasonably required by Landlord or any title company to remove the cloud of this Purchase Option from title to the Landlord Property. In the event Tenant exercises the Purchase Option, concurrent with the “Close of Escrow,” as such term is defined in the Purchase Agreement, Landlord shall return the original Release of Memorandum of Purchase Option to Tenant.

(e) The Purchase Option shall be exercised by Tenant, if at all, by Tenant delivering, prior to the expiration of the Purchase Option Term, to “Escrow Holder,” as such term is defined in the Purchase Agreement, Tenant’s good faith deposit in the amount of $1,000,000.00 (the “Deposit”) and a duly executed counterpart of the Purchase Agreement (with a copy to Landlord), dated as of the date of Tenant’s delivery of the Purchase Agreement to Escrow Holder. Landlord shall then deliver to Escrow Holder (with .a copy to Tenant) a duly executed counterpart of the Purchase Agreement.

(f) Landlord and Tenant acknowledge and agree that if the closing of the sale of the Landlord Property pursuant to this Paragraph 2 occurs (i) after the Commencement Date but prior to or on the second (2nd) anniversary of the Commencement Date, then the “Purchase Price”, as such term is defined in the Purchase Agreement, shall be equal to [***] or (ii) after the second (2nd) anniversary of the Commencement Date but prior to or on the third (3rd) anniversary of the Commencement Date, then the “Purchase Price”, as such term is defined in the Purchase Agreement, shall be equal to [***].

*** Information has been omitted pursuant to a request for confidential treatment which has been filed separately with the Securities and Exchange Commission.

EXHIBIT L

(g) During the Purchase Option Term and at all times prior to Tenant’s exercise of its Purchase Option, Landlord, for the benefit of Tenant, shall timely make all payments and timely perform all other obligations of the Landlord (which have not been assumed by the Tenant under the terms of this Lease) (A) under any agreement to which Landlord is a party or any law binding upon Landlord or the Premises, if non-payment or non-performance of such obligations could result in (i) the imposition of any deed of trust, mortgages, liens, charges, encumbrances, easements, covenants, restrictions or other claims, which are now or which hereafter become binding upon the Premises or the Landlord or Tenant with respect to the Premises (“Encumbrances”) (provided if Landlord agrees in writing to remove or cause such Encumbrances to be removed from title to the Premises on or before the close of escrow pursuant to the terms of the Purchase Agreement, then Tenant shall not be entitled to its below described remedies as a result of the imposition of such Encumbrances), (ii) a default (assuming lapse of any grace period without cure) under any Encumbrance recorded against the Premises Land, or (iii) an adverse effect upon Tenant’s Purchase Option; and (B) under all of the Permitted Exceptions (if any) as defined in the Purchase Agreement. However, if Landlord should fail to timely make any such payment or to perform any such obligations as described above, then, Tenant shall be entitled to immediately pursue all or any of the following remedies in such order as Tenant shall elect, but provided Tenant notifies Landlord in writing at least 30 days in advance of Tenant’s intention to do so (and provided Landlord fails to cure such failure within such 30-day period):

(i) Tenant may proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages directly and proximately caused by such failure to perform;

(ii) Tenant may make such payment or cure such non-performance and recover from Landlord upon demand the actual out-of-pocket cost so incurred by Tenant, together with interest thereon at the Agreed Interest Rate from the date of the expenditure until paid; and/or

(iii) Tenant may elect to exercise its Purchase Option in accordance with this Paragraph 2 above.

(h) Prior to Tenant’s exercise of the Purchase Option, Tenant shall obtain, at its sole cost and expense the Title Documents (as defined in the Purchase Agreement). At any time prior to that date which is ten (10) days prior to Tenant’s exercise of the Purchase Option, Tenant shall have the right to deliver written notice to Landlord (the “Title Objection Notice”) specifying any title objections or other matters in the Title Documents to which Tenant objects (collectively, “Title Objections”). Tenant’s failure to timely deliver a Title Objection Notice shall be deemed to be Tenant’s approval of all of the exceptions to title and other matters shown in or disclosed by the Title Documents. Notwithstanding anything to the contrary contained herein, (A) Tenant shall not be entitled to deliver a Title Objection Notice that is subject to any condition, and any title exception or other matter set forth in the Title Documents that is approved subject to any condition shall be deemed to be a Title Objection which has been objected to by Tenant and (B) Tenant shall not be entitled to object to any matters directly or indirectly caused by or arising through Tenant or any of the other Tenant Parties, including this Lease or any matter arising through or as a result of occupancy of the Premises by Tenant or any other Tenant Party pursuant to this Lease. Landlord shall have a period of five (5) business days after Landlord’s receipt of the Title Objection Notice to elect by written notice to Tenant (the “Title Response Notice”) to either (aa) attempt to remove or cure (by endorsement or otherwise) at or prior to the Closing (as defined in the Purchase Agreement) some or all of the Title Objections, or (bb) to advise Tenant that Landlord is unable or unwilling to remove or cure (by endorsement or otherwise) some or all of the Title Objections. Such election by Landlord shall be at Landlord’s sole option and discretion; it being understood Landlord has no obligation to remove or cure any Title Objections (other than as provided in the last sentence of Section 4.1.1 of the Purchase Agreement as to Seller Monetary Liens (as defined in the Purchase Agreement)). If Landlord fails to timely deliver to Tenant the Title Response Notice, it shall be conclusively deemed that Landlord has informed Tenant that Landlord is unable or unwilling to remove or cure any of the Title Objections. If Landlord advises Tenant in Landlord’s Title Response Notice (or is deemed to have advised Tenant) that Landlord is unable or unwilling to remove or cure some or all of the Title Objections, then Tenant must elect to either not exercise its Purchase Option or waive any such Title Objections; provided, however, if Tenant elects to exercise its Purchase Option notwithstanding Landlord’s election or deemed election to advise Tenant that

EXHIBIT L

Landlord is unable or unwilling to remove or cure some or all of the Title Objections, then Tenant shall be deemed to have irrevocably waived any such Title Objections. Without affecting the future right of Tenant to obtain Title Documents (including another updated preliminary title report) in the future under the provisions in this subsection (h) and deliver Title Objections pursuant to such future preliminary title report), Landlord and Tenant acknowledge that Tenant has approved the Preliminary Title Report from Chicago Title Company dated September 3, 2009 and attached hereto as Schedule 4 to this Rider 1.

(i) After the date of this Lease and until the later of (A) the expiration of the Purchase Option Term or (B) the earlier termination of the Purchase Option, Landlord shall not, without Tenant’s consent, not to be unreasonably withheld, conditioned or delayed, cause or permit (where it is within Landlord’s control to deny such permission) any Encumbrances to, or alienation or transfer of, all or any portion of the Premises Land or the Building, if the same adversely affects the use, occupancy, operation or value of the Premises Land and/or the Building following the Closing (as defined in the Purchase Agreement), except to the extent Landlord agrees to remove such Encumbrances, alienation or transfer prior to the Closing (as defined in the Purchase Agreement).

3. OPTIONS.

(a) As used in this Paragraph, the word “Options” means the Extension Options pursuant to Paragraph 1 herein and the Purchase Option pursuant to Paragraph 2 herein.

(b) The Options are personal to the original Tenant executing the Lease and any Permitted Transferee and may be exercised only by the original Tenant executing the Lease or any Permitted Transferee while occupying the entire Premises and without the intent of thereafter assigning the Lease or subletting the Premises and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing the Lease or any Permitted Transferee. The Options are not assignable separate and apart from this Lease, nor may any Option be separated from the Lease in any manner, either by reservation or otherwise.

(c) Tenant shall have no right to exercise any Option, notwithstanding any provision of the grant of the applicable Option to the contrary, and Tenant’s exercise of any Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant shall be in Default of any monetary obligation or material non-monetary obligation under the terms of the Lease as of Tenant’s exercise of any Option or at any time after the exercise of such Option and prior to the commencement of the Option event, or (ii) Tenant has been in Default hereunder more than twice, whether or not such defaults are subsequently cured, during any twelve (12) consecutive month period.

EXHIBIT L

SCHEDULE 1 TO RIDER 1

FORM OF PURCHASE AGREEMENT

[See Attached]

SCHEDULE 1

to

RIDER 1

SCHEDULE 2 TO RIDER 1

FORM OF RELEASE OF MEMORANDUM

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Allen Matkins Leck Gamble Mallory & Natsis LLP

1900 Main Street, 5th Floor

Irvine, California 92614

Attn.: Brad H. Nielsen, Esq.

Documentary Transfer Tax is $..Ø...Releasing document of record……	(Space Above For Recorder’s Use)

RELEASE OF MEMORANDUM OF PURCHASE OPTION

THIS RELEASE OF MEMORANDUM OF PURCHASE OPTION (this “Release”) is made as of October     , 2009, by SOLYNDRA FAB 2 LLC, a Delaware limited liability company (“Tenant”), with reference to the following:

A. Tenant maintains an option to purchase (the “Option”) that certain real property (including all improvements thereon) described on Exhibit A attached hereto (the “Property”) pursuant to that certain Standard Industrial Lease (Net) dated October     , 2009 (the “Lease”) and entered into by and between OMP PAGE LLC, a Delaware limited liability company (“Landlord”) and Tenant.

B. Tenant desires to confirm that the Option is no longer in effect.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant, as the owner of the Option, does hereby cancel the Option and remise, release and forever quitclaim to Landlord all of Tenant’s right, title and interest in, under and to the Option.

IN WITNESS WHEREOF, the undersigned has executed this Release as of the date first set forth above.

TENANT:

SOLYNDRA FAB 2 LLC, a Delaware limited liability company

By:
Name:
Its:

By:
Name:
Its:

[EXHIBIT A AND NOTARY BLOCK TO BE ADDED]

SCHEDULE 2

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RIDER 1

SCHEDULE 3 TO RIDER 1

FORM OF MEMORANDUM OF PURCHASE OPTION

RECORDING REQUESTED

BY AND WHEN RECORDED

MAIL THIS MEMORANDUM

OF PURCHASE OPTION TO:

(Above Space for Recorder’s Use Only)

MEMORANDUM OF PURCHASE OPTION

This Memorandum of Purchase Option (this “Memorandum”) is made as of October     , 2009, by and between OMP PAGE LLC, a Delaware limited liability company (“Landlord”) and SOLYNDRA FAB 2 LLC, a Delaware limited liability company (“Tenant”) to evidence Tenant’s option to purchase the Premises (defined below) pursuant to the terms of that certain Standard Industrial Lease (Net) (the “Lease”) of even date herewith between Landlord and Tenant, pursuant to which Lease Landlord has leased certain improved real property owned by Landlord and more particularly described in Exhibit “A” attached hereto and by this reference incorporated herein (the “Premises”).

Landlord and Tenant have made this Memorandum to provide notice to any interested party of Tenant’s option to purchase the Premises pursuant to the terms and provisions of the Lease.

NOW, THEREFORE, Landlord and Tenant declare as follows:

1. Landlord has leased to Tenant and Tenant has leased from Landlord the Premises described in the Lease on the terms and conditions therein set forth, all as more fully described in the Lease.

2. Tenant has an option to purchase the Premises pursuant to the terms of the Lease.

3. This Memorandum is subject to all of the terms, conditions and limitations set forth in the Lease and the terms of the Lease are hereby incorporated herein for all purposes with the same effect as though the terms and conditions of the Lease were set forth herein in their entirety.

SCHEDULE 3

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RIDER 1

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the date first written above.

“Landlord”

OMP PAGE LLC, a Delaware limited liability company

By:
Name:
Its:

“Tenant”

SOLYNDRA FAB 2 LLC, a Delaware limited liability company

By:
Name:
Its:

By:
Name:
Its:

[EXHIBIT AND NOTARY BLOCK TO BE ADDED]

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SCHEDULE 4 TO RIDER 1

PRELIMINARY TITLE REPORT

CHICAGO TITLE COMPANY

PRELIMINARY REPORT

In response to the application for a policy of title insurance referenced herein, Chicago Title Company hereby reports that it is prepared to issue, or cause to be issued, as of the date hereof, a policy or portion of title insurance describing the land and the estate or interest therein hereinafter set forth, insuring against loss which may be sustained by reason of any defect, lien or encumbrance not shown or referred to as an exception herein or not excluded from coverage pursuant to the printed Schedules, Conditions and Stipulations or Conditions of said policy forms.

The printed Exceptions and Exclusions from the coverage and Limitations on Covered Risks of said policy or policies are set forth in Attachment One. The policy to be issued may contain an arbitration clause. When the Amount of Insurance is less than that set forth in the arbitration clause, all arbitrable matters shall be arbitrated at the option of either the Company or the Insured as the exclusive remedy of the parties. Limitations on Covered Risks applicable to the CLTA and ALTA Homeowner’s Policies of Title Insurance which establish a Deductible Amount and a Maximum Dollar Limit of Liability for certain coverages are also set forth in Attachment One. Copies of the policy forms should be read. They are available from the office which issued this report.

This report (and any supplements or amendments hereto) is issued solely for the purpose of facilitating the issuance of a policy of title insurance and no liability is assumed hereby. If it is desired that liability be assumed prior to the issuance of a policy of title insurance, a Binder or Commitment should be requested.

The policy(s) of title insurance to be issued hereunder will be policy(s) of Chicago Title Insurance Company, a Nebraska corporation.

Please read the exceptions shown or referred to herein and the exceptions and exclusions set forth in Attachment One of this report carefully. The exceptions and exclusions are meant to provide you with notice of matters which are not covered under the terms of the title insurance policy and should be carefully considered.

It is important to note that this preliminary report is not a written representation as to the condition of title and may not list all liens, defects and encumbrances affecting title to the land.

Chicago Title Company

BY /s/ [ILLEGIBLE]
President
ATTEST /s/ [ILLEGIBLE]
/s/ Morris Evans		Secretary
Countersigned

SCHEDULE 4

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RIDER 1

Visit Us on our Website: www.ctic.com

CHICAGO TITLE COMPANY

ISSUING OFFICE: 2150 John Glenn Drive, Suite 400 • Concord, CA 94520

925 288-8000 • FAX 925-521-9562

PRELIMINARY REPORT

Title Officer: Daryl Paulson-Comm Title Only	Title No.: 09-59025180-8-DP Locate No.: CACT17701-7701-5590-0059025180

TO:	Chicago Title Company-Los Angeles
799 south Flower Street, Suite 800
Los Angeles, CA 90017

ATTN: Teresa Moreno
YOUR REFERENCE: B0901840	SHORT TERM RATE: Yes

PROPERTY ADDRESS: 47600 Kato Road, Fremont, California

EFFECTIVE DATE: September 3, 2009, 07:30 A.M.

The form of policy or policies of title insurance contemplated by this report is:

CLTA Standard Coverage Policy - 1990

1.	THE ESTATE OR INTEREST IN THE LAND HEREINAFTER DESCRIBED OR REFERRED TO COVERED BY THIS REPORT IS:

A FEE as to Parcel(s) One:

AN EASEMENT more fully described below as to Parcel(s) Two

2.	TITLE TO SAID ESTATE OR INTEREST AT THE DATE HEREOF IS VESTED IN:

OMP PAGE LLC, A Delaware limited liability company

3.	THE LAND REFERRED TO IN THIS REPORT IS DESCRIBED AS FOLLOWS:

SEE EXHIBIT “A” ATTACHED HERETO AND MADE A PART HEREOF

MQ/MQ 09/23/2009

SCHEDULE 4

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LEGAL DESCRIPTION

EXHIBIT “A”

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF FREMONT, COUNTY OF ALAMEDA, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

Parcel One:

Parcel I, Parcel Map 3672, filed April 20, 1982, Map Book 133, Pages 49 and 50, Alameda County Records.

Parcel Two:

A non-exclusive easement as an appurtenance to Parcel One above, created by Agreement by and between Sutter Hill Limited, a California corporation and Xerox Corporation, a New York Corporation, recorded July 10, 1981, Series No. 81-115086 of Official Records, for consideration, maintenance and use of a railroad spur track and associated improvements over and across portion of Parcel 5, Parcel Map 3296, filed October 31, 1980, in Book 121, of Parcel Maps, Page 59, Alameda County Records, described as follows:

Beginning at the most Northerly corner of Parcel 5, as said parcel is show in Parcel Map 3296 recorded in Book 121 of Maps at Pages 59 and 60, Alameda County Records, thence from said point of beginning along the Northwesterly line of said Parcel 5, South 67º 01’ 43” West 15.83 feet; thence leaving said Northwesterly line South 29” 17’ 00” East 115.09 feet to a point on the Northeasterly line of said Lot 5; thence along said Northeasterly line North 21 º 22’ 50” West 144.44 feet to the point of beginning.

APN: 519-1010-104-01

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Title No. 09-59025180-B-DP

Locate No. CACT17701-5590-0059025180

AT THE DATE HEREOF, ITEMS TO BE CONSIDERED AND EXCEPTIONS TO COVERAGE IN ADDITION TO THE PRINTED EXCEPTIONS AND EXCLUSIONS IN SAID POLICY FORM WOULD BE AS FOLLOWS:

1.	Property taxes, which are a lien not yet due and payable, including any assessments collected with taxes to be levied for the fiscal year 2009-2010.

2.	The lien of supplemental taxes, if any, assessed pursuant to the provisions of Chapter 3.5 (Commencing with Section 75) of the Revenue and Taxation code of the State of California.

3.	Easement(s) for the purpose(s) shown below and rights and incidental thereto as granted in a document.

Granted to:	Pacific Gas and Electric Company

Purpose:	Utilities and pipelines, installation and maintenance of said pipelines and ingress and egress

Recorded:	January 8, 1954, Instrument No. A3/2018, Book 7222, Page 337, of Official Records

Affects:	A strip of land 15 feet in width being a Southeasterly portion of said land

4.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Alameda County Flood Control and Water Conservation District

Purpose:	Storm drainage, flood control and related purposes

Recorded:	April 1, 1955, Instrument No. AK/35313, Book 7617, Page 173, of Official Records

Affects:	The northwesterly portion of said land

5.	Waiver of any claims for damages to said property by reason of the location, construction, landscaping or maintenance of the freeway adjoining said property, as contained in the deed to the State of California, recorded Book 7617, Page 173, of Official Records.

6.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Union Sanitary District

Purpose:	Sewers, pipes and ingress and egress

Recorded:	November 29, 1971, Instrument No. 71-156591, Book 3005, Page 737, of Official Records

Affects:	A strip of land 15 feet in which being a Northwesterly portion of said land

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ITEMS: (continued)

Title No. 09-59025180-B-DP

Locate No. CACT17701-5590-0059025180

7.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Union Sanitary District

Purpose:	Sewers, pipes and ingress and egress

Recorded:	September 27, 1973, Instrument No. 73-131755, Book 3520, Page 927, of Official Records

Affects:	A strip of land 15 feet in which being a Northwesterly portion of said land

8.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	City of Fremont

Purpose:	Cut and fill slopes

Recorded:	February 18, 1975, Instrument No. 75-19568, Book 3880, Page 390, of Official Records

Affects:	The Southwesterly 15 feet of said land

9.	Covenants, conditions and restrictions (deleting therefrom any restrictions indicating any preference, limitation or discrimination based on race, color, religion, sex, handicap, familiar status or national origin) as set forth in the document.

Recorded:	February 9, 1979, Instrument No. 79-26024, of Official Records

Said covenants, conditions and restrictions provide that a violation thereof shall not defeat the lien of any mortgage or deed of trust made in good faith and for value.

Modification(s) of said covenants, conditions and restrictions

Recorded:	June 23, 1984, Instrument No. 84-127175, of Official Records

Assignment and Assumption of Agreements dated August 26, 1996 by and between Trefar Associates Limited Partnership, a Connecticut Limited Partnership and Xerox Corporation, a New York Corporation, recorded August 26, 1996, Instrument No. 96-210943.

10.	Covenants, conditions and restrictions (deleting therefrom any restrictions indicating any preference, limitation or discrimination based on race, color, religion, sex, handicap, familiar status or national origin) as set forth in the document.

Recorded:	March 30, 1979, Instrument No. 79-59885, of Official Records

Said covenants, conditions and restrictions provide that a violation thereof shall not defeat the lien of any mortgage or deed of trust made in good faith and for value.

Modification(s) of said covenants, conditions and restrictions

Recorded:	May 21, 1980, Instrument No. 80-89233, of Official Records

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ITEMS: (continued)

Title No. 09-59025180-B-DP

Locate No. CACT17701-5590-0059025180

Modification(s) of said covenants, conditions and restrictions

Recorded:	July 10, 1981, Instrument No. 81-115085, of Official Records

Modification(s) of said covenants, conditions and restrictions

Recorded:	June 23, 1984, Instrument No. 84-127175, of Official Records

Assignment and Assumption of Agreements dated August 26, 1996 by and between Trefar Associates Limited Partnership, a Connecticut Limited Partnership and Xerox Corporation, a New York Corporation, recorded August 26, 1996, Instrument No. 96-210943.

11.	Easement(s) for the purpose(s) shown below and rights incidental thereto as delineated or as offered for dedication, on the Parcel Map filed May 21, 1980, 119 PM 4.

Purpose:	Public utilities

Affects:	The Southwesterly 10 feet of said land

12.	Easement(s) for the purpose(s) shown below and rights incidental thereto as delineated or as offered for dedication, on the Parcel Map filed May 21, 1980, 119 PM 4.

Purpose:	Landscaping

Affects:	Portions of said land

13.	Easement(s) for the purpose(s) shown below and rights incidental thereto as delineated or as offered for dedication, on the Parcel Map filed May 21, 1980, 119 PM 4.

Purpose:	Slope Easement

Affects:	The Southwesterly 15 feet of said land

14.	Matters contained in that certain document entitles “Spur Track Easement Agreement” dated (not shown), executed by and between Sutter Hill Limited, a California corporation, and Xerox Corporation, a New York corporation recorded July 10, 1981, Instrument No. 81-115085, of Official Records.

Reference is hereby made to said document for full particulars.

Affects:	Parcel Two herein

Assignment and Assumption of Agreements dated August 26, 1996 by and between Trefar Associates Limited partnership, a Connecticut Limited partnership and Xerox Corporation, a New York Corporation, recorded August 26, 1996, Instrument No. 96-210943.

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ITEMS: (continued)

Title No. 09-59025180-B-DP

Locate No. CACT17701-5590-0059025180

15.	Easement(s) for the purpose(s) shown below and rights incidental thereto as granted in a document.

Granted to:	Amarok/Wells Venture, a California General Partnership

Purpose:	Open space, fire access and landscaping and emergency fire ingress and egress

Recorded:	February 29, 1988, Instrument No. 88-50565, of Official Records

Affects:	The Northwesterly portion of said land

16.	Before issuing its policy of title insurance, this Company will require for review, the documents from the Limited Liability Company named below.

Limited Liability Company: OMP PAGE LLC, a Delaware limited liability company

(a)	A copy of its operating agreement and any and all amendments, supplements and/or modifications thereto, certified by the appropriate manager or member.

(b)	confirmation that its Articles of Organization (LLC-1), and Certificate of Amendment (LLC-2), any restated Articles of Organization (LLC-10) and/or Certificate of Correction (LLC-11) have been filed with the Secretary of State.

(c)	If the Limited Liability Company is member-managed a full and complete current list of members certified by the appropriate manager or member.

(d)	If the Limited Liability Company was formed in a foreign jurisdiction, evidence satisfactory to the Company, that it was validly formed, is in good standing and authorized to do business in the state of origin.

(e)	If the Limited Liability Company was formed in a foreign jurisdiction, evidence satisfactory to the Company, that it has complied with California “doing business” laws, if applicable.

After review of the requested documents, the Company reserves the right to add additional items or make additional requirements prior to the issuance of any policy of title insurance.

17.	Any rights of the parties in possession of a portion of, or all of, said land, which rights are not disclosed by the public record.

This Company will require, for review, a full and complete copy of any unrecorded agreement, contract, license and/or lease, together with all supplements, assignments and amendments thereto, before issuing any policy of title insurance without excepting this item from coverage. The Company reserves the right to except additional items and/or make additional requirements after reviewing said documents.

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Title No. 09-59025180-B-DP

Locate No. CACT17701-5590-0059025180

18.	If extended coverage title insurance will be requested, or if this report has been issued to facilitate a request for extended coverage title insurance, then the following would also be exceptions to coverage:

Any facts, rights, interests or claims which are not disclosed by the public records but which could be ascertained by making inquiry of the parties or persons in possession of the herein described land.

Any easements, liens (including but not limited to any Statutory Liens for labor or materials arising from any ongoing or recently completed works of improvement), encumbrances, facts, rights, interest or claims which are not shown by the public records but which could be ascertained by an inspection of the herein described land.

Discrepancies, conflicts in boundary lines, shortages in area, encroachments or any other facts which a correct survey of the herein described land would disclose which are not shown by the public records and the requirement that said survey meets with the minimum standards for ALTA/ACSM land title surveys.

19.	If a work of improvement is contemplated, in progress or recently completed. To assist the Company in determining if it can give the priority coverage contained within the policy contemplated by this report, please provide the following:

(a)	Current Financial Statement and/or Current Loan Application.

(b)	Project Cost Breakdown.

(c)	Completed Loss of Priority Questionnaire. (This form furnished by the Company).

(d)	A fully executed Indemnity Agreement (This form furnished by the Company).

(e)	If work* has commenced prior to the recordation of the Construction Deed of Trust there will be further requirements and the closing of the transaction could be delayed.

* “Work” may include, among other things, any preparation of the site for the planned construction, delivery of construction materials or equipment and any labor furnished.

The Company reserves the right to add additional items or make further requirements after review of the requested documentation.

20.	The application for title insurance was placed by reference to only a street address or tax identification number.

Based on our records, we believe that the description in this report covers the parcel requested, however, if the legal description is incorrect a new report must be prepared.

If the legal description is incorrect, in order to prevent delays, the seller/buyer/borrower must provide the Company and/or the settlement agent with the correct legal description intended to be the subject of this transaction.

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Title NO. 09-59025180-B-DP

Locale No. CACT17701-7701-5590-0059025180

Note 1.	No open Deeds of Trust: CONFIRM BEFORE CLOSING

Note 2.	The name(s) of the buyer(s) furnished with this application for Title Insurance is/are:

	No name(s) furnished

	If these name’s are incorrect, incomplete or misspelled, please notify the Company.

Note 3.	Properly taxes for the fiscal year shown below are PAID. For proration purposes the amounts are:
	Tax Identification No.:	519-1010-104-01
	Fiscal Year:	2008 - 2009
	1st Installment:	$224,712.05
	2nd Installment:	$224,712.05
	Exemption:	$0.00
	Land:	$15,211,360.00
	Improvements:	$17,281,952.00
	Personal Property:	$0.00; Fixtures: $73,604.00
	Code Area:	12095
	Bill No.:	37015200

Note 4.	The Company is not aware of any matters which would cause it to decline to attach the CLTA Endorsement Form 116 indicating that there is located said land a Commercial Building known as 47606 Kato Road, Fremont, California to an Extended Coverage Loan Policy.

Note 5.	The only deeds affecting said land, which recorded within twenty-four (24) months of the date of this report, as are follows:

	Grantor:	Hewlett-Packard Company, a Delaware corporation

	Grantee:	OMP PAGE LLC, a Delaware limited liability company

	Recorded:	December 16, 2008, Instrument No. 2008352332, of Official Records

Note 6.	If a county recorder, title insurance company, escrow company, real estate broker, real estate agent or association provides a of a declaration, governing document or deed to any person, California law requires that the document provided shall include a statement regarding any unlawful restrictions. Said statement is to be in at least 14 point bold face type and may be stamped on the first page of any document provided or included as a cover page attached to the requested document. Should a party to this transaction request a copy of any document reported herein that fits this category, the statement is to be included in the manner described.

Note 7.	Please contact Escrow Office for Wire Instructions.

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NOTES: (continued)	Title NO. 09-59025180-B-DP
Locale No. CACT17701-7701-5590-0059025180

Note 8:	Any documents being executed in conjunction with this transaction must be signed in the presence of an authorized
Company employee, an authorized employee of an agent, an authorized employee of the insured lender, or by using
Bancserv or other approved third-party service. If the above requirements cannot be met, please call the company at the number provided in this report.

END OF NOTES

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Rider 2

BUILT-UP ROOFING REPLACEMENT

This Rider 2 is attached to, made a part of, incorporated into, and amends and supplements, that certain Standard Industrial Lease dated October     , 2009 (the “Lease”), by and between OMP PAGE LLC, a Delaware limited liability company (“Landlord”), and SOLYNDRA FAB 2 LLC, a Delaware limited liability company (“Tenant”). Landlord and Tenant agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth in this Rider 2 will be deemed to be a part of the Lease and will supersede any contrary provisions in the Lease and shall prevail and control for all purposes. All references in the Lease and in this Rider 2 to the defined term “Lease” are to be construed to mean the Lease as amended and supplemented by this Rider 2. Capitalized terms which are not defined in this Rider 2 have the meanings given to them in the Lease.

TENANT’S CONSULTANT’S DESCRIPTION OF ROOF REPLACEMENT WORK

1. This description details a scope to possibly remove and replace a large section of roofing at the 901 Page Ave facility over a new build-out area within the building. The work would be performed during normal working hours between 7 AM to 3:30 PM. The first activity would be for a testing agency to confirm the status of the existing roofing. If there are hazardous materials and/or asbestos present, Solyndra would need to abate the roof themselves as this is outside R&S’ scope. When the roof is determined asbestos free by a certified professional, renovation would start with a detailed layout of the space. Prior to any work taking place, all work would be preplanned with Rudolph and Sletten’s subcontractor in charge of demo and roofing scope. The most effective way to remove debris and transfer it to ground below would be through a dedicated drop area or debris chute to a specified ground location. This staging area would be established near the side of building directly below the roof staging area above. At the roof, demolished material would be staged and stacked to the top of the building parapet before material would be transferred to a staged dumpster below for ultimate off-haul and dump. Proper safety procedures require that all areas on the roof deck and at the dumpster staging area below be well flagged off and inspected daily. Additionally, personnel would be located at the dumpster and railings with tie-offs will be installed on the roof edges as needed. We will review all safety procedures with Solyndra prior to the renovation work.

2. The demolition activity itself would consist in the stripping and removal of the existing built-up material and insulation below down to the existing metal decking as well as the removal of all sleepers, related flashing, and capping materials that compose an integral part of the current roofing system. As the roofing is over 20 years old, new installation will need to be installed at all locations where the roofing is being replaced. CAS would need to provide R&S and our subcontractor roofing and waterproofing details along with the specification of materials to achieve tile 24 compliance and the client’s needs. The details would make for proper transitions, ensure that the final installation meets the industry standard levels regarding waterproofing, and provide for a proper transition between the newly installed work and the installation of the new roofing system where it abuts existing. Following the installation of square or rectangular sheet roof insulation placed atop the existing metal decking and is then covered with a Dens Deck or similar product, the roofing can be installed on top of this assembly. Thermoplastic polyolefin, or TPO, is roofing product that is assumed to be required for this type of installation at 901 Page Ave. One manufacturer of this type of system is Carlisle. This type of roofing systems is highly reflective and energy-efficient. Typically, a white color is selected for the installation and the overall finished systems provides for cooling savings to the owner due to being highly reflective and is directly attributed to a reduction in a building’s energy use and cooling costs in following years. These roofing systems are available in sizes from 12-feet wide and well over 100 feet in length of sheet material from the manufacturer. These TPO sheets are then laid out on the roofing and the TPO membrane is heat welded together forming a secure seam that makes for a quick installation that is very fast. These types of roofing systems have typical details from the manufacture to ensure warranty compliance and proper installation in the field. Specific details regarding assembly would be worked out and incorporated into the final drawing set prior to construction. Ultimately, CAS’ drawing would show any prefabricated accessories and typical manufacturer details to ease installation on site. Finally, once completed the new system typically receives a warranty of 20 years for this type of installation.

Rider 1

Assumption:	The roofing system outlined above system is Thermoplastic polyolefin (TPO)

Excludes:	All hazardous materials, asbestos removal and disposal, etc.

3. Tenant agrees to cause Landlord to receive weekly inspection reports during the performance of the above described work and the final inspection report once the above described work is completed.

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